   As filed with the Securities and Exchange Commission on July 30, 2001


                                                 Registration No. 333-65000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1


                                    TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                          THE MANITOWOC COMPANY, INC.*
             (Exact name of registrant as specified in its charter)


        Wisconsin                    3531                    39-0448110
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification     Identification No.)
      incorporation)             Code Number)
                             500 South 16th Street
                            Manitowoc, WI 54221-0066
                                 (920) 684-4410
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

         Maurice D. Jones, Esq.                        Copies to:
     General Counsel and Secretary                Jay O. Rothman, Esq.
      The Manitowoc Company, Inc.                   Foley & Lardner
         500 South 16th Street                 777 East Wisconsin Avenue
        Manitowoc, WI 54221-0066               Milwaukee, Wisconsin 53202
             (920) 684-4410                          (414) 271-2400
(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)

                                ---------------

   Approximate date of commencement of proposed sale to the public: Upon consummation of the exchange offer referred to herein.

                                ---------------

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                                ---------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       * TABLE OF ADDITIONAL REGISTRANTS

                               State or Other  Primary Standard
                              Jurisdiction of      Industry     I.R.S. Employer
Name, Address and Telephone   Incorporation or  Classification  Identification
Number (1)                      Organization        Number          Number
---------------------------   ---------------- ---------------- ---------------
Marinette Marine Corporation     Wisconsin           3731         39-0451225
Manitowoc Foodservice
 Companies, Inc.                   Nevada            3585         88-0369684
Manitowoc Crane Companies,
 Inc.                              Nevada            3531         88-0369683
Manitowoc FP, Inc.                 Nevada            3585         88-0369687
Manitowoc CP, Inc.                 Nevada            3531         88-0369686
Diversified Refrigeration,
 Inc.                            Tennessee           3585         62-1276418
KMT Refrigeration, Inc.          Wisconsin           3585         39-1863487
Harford Duracool, LLC            Wisconsin           3585         52-2226739
KMT Sales Corp.                    Nevada            3585         62-1742336
Manitowoc Beverage Systems,
 Inc.                              Nevada            3585         06-1530881
Manitowoc Equipment Works,
 Inc.                              Nevada            3585         39-1775032
Manitowoc Ice, Inc.              Wisconsin           3585         39-1863489
Multiplex Company, Inc.           Missouri           3585         39-1987754
SerVend International, Inc.        Nevada            3585         35-2026245
SerVend Sales Corp.                Nevada            3585         35-2050079
Femco Machine Company, Inc.        Nevada            3531         39-1780976
Manitowoc Boom Trucks, Inc.        Texas             3531         74-2365486
Manitowoc Cranes, Inc.           Wisconsin           3531         39-1863488
Manitowoc MEC, Inc.                Nevada            3531         39-1775033
Manitowoc Re-Manufacturing,
 Inc.                            Wisconsin           3531         36-3536154
North Central Crane &
 Excavator Sales Corp.             Nevada            3531         36-3075255
West-Manitowoc, Inc.             Wisconsin           3531         39-1769651
Environmental Rehab, Inc.        Wisconsin           3531         39-1626922
Manitowoc Crane & Shovel
 Sales Corp.                        Ohio             3531            NONE
Manitowoc Western Company        Wisconsin           3531         94-3047618
Manitowoc Marine Group, LLC        Nevada            3731         39-1947771
Potain Corporation                Delaware           3531         65-0923259

--------
(1) The address of these additional registrants is 500 South 16th Street, Manitowoc, Wisconsin 54221-0066. Their telephone number is (920) 684-4410.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 30, 2001


PROSPECTUS

                                    [LOGO]

                          THE MANITOWOC COMPANY, INC.

                               Offer to Exchange

                                All Outstanding

                   10 3/8% Senior Subordinated Notes due 2011

                  (Euro)175,000,000 Aggregate Principal Amount

                                      for

                 New 10 3/8% Senior Subordinated Notes due 2011

                  (Euro)175,000,000 Aggregate Principal Amount

  We are offering to exchange an aggregate principal amount of up to
(Euro)175,000,000 of our new 10 3/8% senior subordinated notes due 2011, which have been registered under the Securities Act of 1933, for a like amount of our old 10 3/8% senior subordinated notes due 2011.

                                 ------------

  . The exchange offer expires at 5:00 p.m., New York City time, on          ,
    2001, unless we extend it.

  . The terms of the new notes to be issued are substantially identical to the terms of the old notes, except for transfer restrictions and registration rights relating to the old notes.

  . No established trading market for the new notes currently exists. We will apply to list the new notes on the Luxembourg Stock exchange in accordance with the rules of the Luxembourg Stock Exchange.

  . You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  . We will not receive any proceeds from the exchange offer.

  See "Risk Factors" beginning on page 12 for a discussion of risk factors that you should consider before deciding to exchange your old notes for new notes.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ------------

               The date of this prospectus is             , 2001.

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  12
Disclosure Regarding Forward-Looking Statements..........................  20
The Exchange Offer.......................................................  21
The Transactions.........................................................  30
Use of Proceeds..........................................................  31
Capitalization...........................................................  32
Unaudited Pro Forma Condensed Consolidated Financial Statements..........  33
Selected Historical Financial and Other Data.............................  41
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  43
Business.................................................................  55
Management...............................................................  71
Description of Indebtedness..............................................  73
Description of the New Notes.............................................  75
United States Federal Income Tax Considerations.......................... 116
Plan of Distribution..................................................... 117
Legal Matters............................................................ 118
Experts.................................................................. 118
Where You Can Find More Information...................................... 118
General Listing Information.............................................. 119
Information About the Guarantors......................................... 119
Index to Financial Statements............................................ F-1


                               ----------------

   In this prospectus, "Manitowoc," "we," "us" and our refer to The Manitowoc Company, Inc. and its consolidated subsidiaries except where we expressly state that we are only referring to The Manitowoc Company, Inc. Unless otherwise indicated, all references in this prospectus to our business and pro forma data give effect to our acquisition of Potain SA and related financing transactions.

   This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge on your request, a copy of any documents that are incorporated by reference to this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066; Attention Maurice D. Jones, General Counsel and Secretary; (920) 684-4410. To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

   You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any different information. The information in this prospectus is current only as of the date on the cover, and our business or financial condition and other information in this prospectus may change after that date.

   We accept responsibility for the information contained in this prospectus. To the best of our knowledge, the information we give in this prospectus is in accordance with the facts and contains no omissions likely to affect the import of the Luxembourg Stock Exchange Listing particulars.

   Solely for your convenience, this prospectus contains translations of some euro amounts into U.S. dollars and some French franc amounts into U.S. dollars. We are not making any representation to you regarding those translated amounts. Unless we otherwise clearly indicate, the translations of euros into U.S. dollars have been made at (Euro)1.00 = $0.8840, the average rate on the close of business on March 30, 2001. However, French franc amounts associated with the acquisition of Potain SA have been translated at the noon buying rate on May 9, 2001 of (Euro)1.00 = $0.8845. Euros are converted into French francs at a fixed rate of (Euro)1.00 = FRF 6.55957.

                               PROSPECTUS SUMMARY

   The following summary contains basic information about us, the exchange offer and the new notes and this offering. It likely does not contain all the information that is important to you. For a more complete understanding of us, the exchange offer and the new notes, we encourage you to read this prospectus in its entirety and the other documents we have referred you to.

                          The Manitowoc Company, Inc.

   The Manitowoc Company, Inc. is a diversified industrial manufacturer with leading positions in its three principal markets: cranes; foodservice equipment; and marine services in the Great Lakes region. In our crane business, we design, manufacture and market a comprehensive line of crawler cranes, tower cranes and boom trucks with capacities ranging from 10 tons to 1,433 tons. Our cranes are used in a wide variety of applications, including energy, petrochemical and industrial projects, infrastructure development such as road, bridge and airport construction, commercial and high-rise residential construction, mining and dredging. In our foodservice business, we design, manufacture and market full product lines of ice making machines, walk-in and reach-in refrigerator/freezers, fountain beverage delivery systems and other foodservice refrigeration products for the restaurant, lodging, convenience store and institutional foodservice markets. In our marine service business, we provide ship building, repair and maintenance services in the U.S. Great Lakes region. We own four shipyards and operate over 55% of the drydock capacity, based on footage, serving the U.S. Great Lakes commercial fleet.

   Our principal executive offices are located at 500 South 16th Street, Manitowoc, Wisconsin 54220. Our telephone number is (920) 684-4410.

   For the year ended December 31, 2000, we had net sales of $873.3 million, earnings from operations plus depreciation and amortization, or EBITDA, of $130.7 million and net earnings of $60.3 million, reflecting five-year compound annual growth rates of 14.4%, 20.4% and 23.8%, respectively. On a pro forma basis for the same period, we had net sales of $1.1 billion, EBITDA of $172.2 million and net earnings of $49.0 million.

   We believe we are:

  . the leading provider of high capacity crawler cranes (over 150 tons) with an estimated 50% of worldwide sales;

  . one of two leading providers of tower cranes in the world with an estimated greater than 25% of worldwide sales;

  . the leading provider of ice making machines in the United States with an estimated 40% of U.S. sales;

  . the leading provider of walk-in refrigerator/freezers in the United States; and

  .  the leading provider of marine services in the Great Lakes region.

   Over the last six years we have grown both internally and through selective acquisitions. We have introduced or acquired 125 new products since 1996. New products we have introduced since 1998 represented approximately 60% of our 2000 net product sales. With the completion of the acquisition of Potain, we have completed 16 acquisitions since 1995. These acquired businesses generated 52.8% of our pro forma 2000 net sales.

   In 1993, we adopted economic value added, or EVA(R), as a management tool to guide our investment, acquisition and operating decisions. EVA defines value creation as the cash return a business generates over and above its weighted average cost of capital. We believe the disciplined use of EVA in our decision-making helps us to invest capital efficiently, reduce operating costs and maximize our profitability and cashflow from operations.

                             Competitive Strengths

   We believe the following strengths are the primary drivers of our track record of growth and profitability:

   Leading Market Positions. We have served the crane and foodservice industries since 1925 and 1945, respectively, and we believe the Manitowoc name is among the best-known brands in those markets. We believe we hold a top three market share in all of our principal product categories and we believe that approximately 65% of our net sales are derived from product categories in which we have the first or second largest market share. We believe our strong market shares and our substantial installed base of equipment in the crane and foodservice markets, together with our established global distribution networks and our expertise in product development, provide a significant competitive advantage.

   Diverse Revenue Base. Our revenue base is diversified across three industries and five continents. Our crane, foodservice and marine segments, respectively, represent approximately 56.1%, 37.5% and 6.4% of our pro forma 2000 net sales. Approximately 27% of our pro forma 2000 net sales were generated outside of North America, principally in Europe with 21.7% and Asia with 2.9%, and we expect our international sales to grow faster than domestic sales over the next several years. We also have a diverse customer base, with no single crane or foodservice customer representing greater than 5.0% of our total pro forma net sales for 2000. While both our crane and foodservice segments are influenced by general economic conditions, they each serve different markets that do not react in lockstep with each other. Our marine segment provides additional stability, as its repair and maintenance services are primarily non-discretionary and the majority of our new construction contracts are with government agencies whose investment decisions are not necessarily influenced by general economic conditions.

   Strong Track Record of Product Innovation. Over the last six years we have introduced or acquired 125 innovative new products to better serve our customers' needs in all of our markets. We currently hold over 140 patents covering new product and technology innovations.

  . Cranes. In May 2000, we launched the most successful new crane in Manitowoc's history, the 275-ton capacity Model 999 crawler crane. We received orders for 80 Model 999 cranes in the first seven months following its introduction. In April 2001, we introduced the 110-ton Model 915 duty-cycle crane; the 110-ton Model 1015 foundation crane; the Model 555, a 150-ton limited duty-cycle lift crane; and the Model 19000, a 500-ton high-capacity liftcrane.

  . Foodservice. In 2000, we introduced our patented QuietQube(TM) ice-cube machines that feature our proprietary CoolVapor Defrost(R), or CVD, technology and provide capacities of up to 2,000 pounds of ice per day. Our QuietQube CVD product line substantially reduces noise and heat exhaust during operation as well as floor space requirements, compared to available competing products. In 2000, we also introduced our first ice flake machine, which expands our penetration into the healthcare industry and provides an entree into the supermarket segment where flakes are the preferred type of ice for keeping meat and seafood fresh.

   Cost Efficient Manufacturing. We believe we are a highly efficient manufacturer and service provider in each of our segments. Establishing production facilities in China for our ice machines in 1995 provided us a low cost manufacturing base for worldwide distribution of some of our foodservice products. In 2000, we implemented a "mixed model/demand flow" manufacturing process in our foodservice segment, which enables us to shorten lead times and respond more effectively to customer demand, while reducing required inventory levels. In our crane segment, we maintain modern, efficient production facilities that enable us to produce a high quality product with low lead time requirements. Through a series of steps over the last two years, including outsourcing of non-core manufactured components, redesign of production processes, elimination of production bottlenecks at our facilities and investments in technology, we have reduced the average manufacturing lead time for our crawler cranes from approximately 128 days in 1998 to approximately 70 days in 2000.

   Excellent Customer Service. We support our products and our customers in the field through an extensive after-market customer service network. In our crane segment, we operate full-service machine shops and a fleet of fully equipped trucks that provide complete machining services at customer locations--or anywhere in the field--24 hours a day. Down-time in the field can be extremely costly for our customers and we believe our responsiveness and the quality of our customer service is an important differentiating factor for us in the lifting market. In our foodservice segment, we offer a continuous schedule of maintenance and repair training seminars during the year for independent service providers and our distributors. In 2000, over 14,000 individuals from around the world participated in our training seminars. We will only sell our foodservice products in markets where trained and qualified service personnel are available locally, and we work to ensure that quality product service is available in every market served. In our marine segment, we consistently complete repair, maintenance and new construction projects on time and within budget, which we believe is an important factor influencing our customers' decision to select us.

                               Business Strategy

   With manufacturing and marketing operations in the U.S., Europe and Asia, our strong brand names and leading market positions, we believe we are well-positioned to serve our existing customers and to capitalize on growth opportunities around the world. We will continue to pursue our strategy by focusing on new product development, improving manufacturing efficiency, expanding our geographic reach and selectively pursuing acquisitions, using EVA as the principal management tool for evaluation of our operating and investment decisions.

   Emphasize New Product Development and Product Quality. We will continue to invest capital every year to develop new products with improved cost-effective functionality in response to changing customer requirements. We will also continue to improve and enhance our existing products.

   Maintain Highly Efficient Manufacturing. With EVA as a guiding principle, our manufacturing management teams are constantly seeking opportunities to improve productivity to increase our cash flow and return on invested capital. Our current initiatives include:

  . implementation of mixed model/demand flow in more of our foodservice business units over the next year;

  .  introduction of additional welding robotics to our crane segment; and

  .  expansion of our manufacturing operations in Asia.

   Extend Our Geographic Reach. We will continue to extend our reach deeper into existing geographic regions and into new markets. The Potain acquisition significantly extends our international presence with the addition of seven European and one Asian manufacturing sites and an established distribution network in 75 countries, including within Europe, Asia and Latin America. We intend to capitalize on the cross-selling opportunities both for our crawler crane and boom truck products through Potain's distributors overseas and for Potain's tower crane products through our Manitowoc distributors in North America. We recently opened a distribution center in Uruguay to serve the foodservice market in South America. In addition to establishing our own facilities in new markets, we will pursue joint ventures and licensing agreements where appropriate to further extend our manufacturing and distribution networks around the world. For example, we recently entered into a licensing agreement with Blue Star Limited in India for the production and marketing of refrigerators and freezers.

   Selectively Expand Through Acquisition. We will continue to consider selective acquisitions that improve our market position by extending our product lines or geographic reach. In evaluating a potential acquisition candidate, we generally require that the candidate demonstrate the following:

  .  leadership in its market niche;

  .  the potential for easy integration into our existing operations; and

  .  the potential for generating strong cash flow.

Additionally, our objective for each acquisition is for it to be earnings per share accretive within two years and EVA positive within three years. With the completion of the acquisition of Potain, we have completed ten acquisitions since January 1, 1998.

   Deploy Capital Efficiently. We believe our track record of strong cash flow is attributable to our commitment to EVA. We began implementation of EVA principles in 1993 and have generated nearly $145 million of economic value for our investors since 1995. More than 25% of our workforce is incentivized by EVA performance. We plan to continue investing our capital based on EVA principles in order to maximize cash generation and increase our return on invested capital.

                               Potain Acquisition

   On March 4, 2001, we submitted a binding offer to acquire from Legris Industries SA all of the outstanding capital stock of Potain for aggregate cash consideration of approximately FRF 2.3 billion (approximately U.S. $307.1 million), subject to a post-closing adjustment to reflect Potain's net income for the period from January 1, 2001 through the closing of the acquisition. On May 9, 2001, we and Legris entered into a share purchase agreement and simultaneously closed the acquisition. Concurrently with the closing of the acquisition, we issued the old notes, established a new senior credit facility and applied the proceeds from the issuance of the old notes and the new senior credit facility to consummate the Potain acquisition, refinance our existing indebtedness and pay fees and expenses arising out of the acquisition and related financing transactions. See "The Transactions."

   Potain SA, founded in 1928, is a leading designer, manufacturer and supplier of tower cranes for the building and construction industry, with an estimated greater than 25% of worldwide sales in the tower crane industry. Potain's product offerings include top slewing, luffing jib, topless and self-erecting tower cranes, special cranes for dams and other large building projects, and to a lesser extent hoists and aerial work platforms. Potain currently markets 78 different models and has sold more than 88,000 cranes worldwide. About 80% of the product range is less than three years old, with 32 models introduced in 1999 and eight models introduced in 2000. Potain operates eight production plants for the manufacture of tower cranes, located in France, Germany, Italy, Portugal and China. Potain's products are sold directly by company sales staff and by independent distributors throughout the world.

   This acquisition broadens our product line and establishes us as a leading global manufacturer of tower cranes, a segment in which we have not previously participated, and increases the percentage of our crane segment sales derived outside of North America from 10.0% to 41.4% on a pro forma basis for the year ended December 31, 2000. The acquisition also provides us manufacturing capacity in Europe and Asia and adds significantly to our distribution network throughout the world.

                         Summary Financial Information

   We have derived the summary historical financial data as of and for each of the five years ended December 31, 2000 from our audited consolidated financial statements. The summary historical financial data as of and for the three months ended March 31, 2000 and 2001 have been derived from our unaudited consolidated financial statements. The summary historical data below should be read in conjunction with "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. We have derived the summary unaudited pro forma financial information below from our historical financial statements and the historical financial statements of Potain. You should read this information in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Statements," which include the detailed adjustments and assumptions used to prepare this information. While this pro forma information is based on adjustments we deem appropriate and which are factually supported based on currently available data, the pro forma information may not be indicative of what actual results would have been, nor does this information purport to present our financial results for future periods.

                Summary Historical and Pro Forma Financial Data


        For the Three Months Ended
                                      For the Years Ended December 31,
                 March 31,

-------------------------------------------------------------
-----------------------------
                                                                             Pro
Forma                       Pro Forma
                            1996      1997      1998      1999     2000(1)
2000(2)      2000      2001     2001(2)
                          --------  --------  --------  --------  ---------
----------  --------  --------  ---------
                                            (Thousands of dollars, except
financial ratios)
Statement of Earnings
 Data:
Net sales:
Foodservice equipment...  $242,317  $247,057  $319,457  $379,625  $ 425,080  $
425,080  $ 92,929  $101,245  $101,245
Cranes and related
 products...............   220,821   268,416   339,051   389,510    376,250
636,212   100,770    84,258   158,845
Marine..................    47,584    39,162    45,412    55,204     71,942
71,942    12,154    43,848    43,848
                          --------  --------  --------  --------  ---------
----------  --------  --------  --------
Total net sales.........   510,722   554,635   703,920   824,339    873,272
1,133,234   205,853   229,351   303,938
                          --------  --------  --------  --------  ---------
----------  --------  --------  --------
Costs and expenses:
 Cost of sales..........   376,081   402,035   508,299   590,627    637,538
822,235   150,136   173,321   231,230
 Engineering, selling
  and administrative
  expenses..............    79,551    84,231    98,120   107,369    114,901
162,513    27,072    33,686    46,063
 Plant relocation
  costs.................     1,200       --        --        --         --
   --        --        --        --
 Amortization...........     3,000     3,394     4,881     7,392      8,181
12,927     1,902     2,315     3,501
                          --------  --------  --------  --------  ---------
----------  --------  --------  --------
 Total cost and
  expenses..............   459,832   489,660   611,300   705,388    760,620
997,675   179,110   209,322   280,794
                          --------  --------  --------  --------  ---------
----------  --------  --------  --------
Earnings from
 operations.............    50,890    64,975    92,620   118,951    112,652
135,559    26,743    20,029    23,144
Interest expense........    (9,097)   (6,230)   (9,741)  (10,790)   (14,508)
(47,399)   (2,511)   (4,096) (11,850)
Other (expense) income--
 net....................       713      (928)   (1,467)   (2,155)    (2,024)
(2,899)     (371)     (115)    (216)
                          --------  --------  --------  --------  ---------
----------  --------  --------  --------
Earnings before taxes on
 income.................    42,506    57,817    81,412   106,006     96,120
85,261    23,861    15,818    11,078
Provision for taxes on
 income.................    16,863    21,394    30,032    39,222     35,852
34,957     8,948     5,948     4,542
                          --------  --------  --------  --------  ---------
----------  --------  --------  --------
Net earnings(5).........  $ 25,643  $ 36,423  $ 51,380  $ 66,784  $  60,268  $
50,304  $ 14,913  $  9,870  $  6,536
                          ========  ========  ========  ========  =========
==========  ========  ========  ========

Other Financial Data:
EBITDA(3)...............  $ 62,208  $ 76,687  $107,230  $135,664  $ 130,705  $
170,298  $ 31,168  $ 25,237  $ 33,466
Cash flows from
 operations.............    64,514    43,587    56,814   103,371     63,047
           1,112    11,077
Cash flows from
 investing..............    (7,352)  (75,570)  (58,618)  (69,416)  (109,037)
         (35,555)   (5,431)
Cash flows from
 financing..............   (58,185)   29,520       496   (34,422)    50,006
          42,595   (11,451)
Capital expenditures....     8,396    12,040    11,678    13,714     13,415
43,724     4,853     5,336     8,532
Ratio of total debt to
 EBITDA.................       1.4x      1.7x      1.3x      0.8x       1.7x
   3.3x      5.7x      8.3x     16.9x
Ratio of EBITDA to
 interest expense.......       6.8x     12.3x     11.0x     12.6x       9.0x
   3.6x     12.4x      6.2x      2.8x
Ratio of earnings to
 fixed charges(4).......       5.0x      8.9x      8.6x      9.5x       6.5x
   2.7x      8.4x      4.2x      1.9x

                                                           As of March 31, 2001
                                                          ----------------------
                                                           Actual  Pro Forma (2)
                                                          -------- -------------
Balance sheet data:
Cash and cash equivalents................................ $  8,186  $   47,608
Total assets.............................................  641,782   1,112,705
Total debt...............................................  209,278     566,142
Stockholders' equity.....................................  241,966     238,548

-------
(1) Includes the results of Marinette Marine Corporation only from November 20, 2000, the date of its acquisition.

(2) Pro forma for the acquisition of Potain and related financing transactions assuming the acquisition of Potain and related financing transactions occurred on January 1, 2000 for purposes of preparing the pro forma statements of earnings for the year ended December 31, 2000 and January 1, 2001 for the three month period ended March 31, 2001, respectively, and on March 31, 2001 for purposes of preparing the pro forma balance sheet.

(3) EBITDA consists of earnings from operations plus depreciation and amortization. We have presented EBITDA information solely as a supplemental disclosure because management believes that it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be construed as an alternative to earnings from operations as determined in accordance with generally accepted accounting principles as an indicator of our operating performance, or as an alternative to cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity. We have significant uses of cash flows, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It should also be noted that not all companies that report EBITDA information calculate EBITDA in the same manner as we do.

(4) For purposes of computing the ratio of earnings to fixed charges, earnings consists of earnings from operations before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

(5) Pro forma net earnings excludes an extraordinary loss (approximately $3.4 million, net of income tax effects) related to the early extinguishment of our existing debt which will be paid from the proceeds of the financing upon consummation of this offering.

                               The Exchange Offer

   In this exchange offer, we are offering to exchange your old notes for new notes, which are identical in all material respects to the old notes except that the new notes have been registered under the Securities Act. The summary below describes the principal terms of the exchange offer. The "Exchange Offer" section of this prospectus contains a more detailed description of the exchange offer.

 Old Notes.......................................... On May 9, 2001, we
                                                     completed a private
                                                     offering of (Euro)175.0
                                                     million aggregate
                                                     principal amount of 10
                                                     3/8% senior subordinated
                                                     notes due 2011, which we
                                                     refer to in this
                                                     prospectus as the old
                                                     notes.

 Registration Rights Agreements..................... Simultaneously with the sale of the old notes, we
                                                     entered into a
                                                     registration rights
                                                     agreement, which provides
                                                     for the exchange offer.
                                                     The exchange offer
                                                     satisfies your rights
                                                     under the registration
                                                     rights agreement. After
                                                     the exchange offer is
                                                     over, you will not be
                                                     entitled to any exchange
                                                     or registration rights
                                                     with respect to your old
                                                     notes, except under
                                                     limited circumstances.

 The Exchange Offer................................. We are offering to exchange the old notes for
                                                     up to (Euro)175.0 million
                                                     aggregate principal amount
                                                     of 10 3/8% senior
                                                     subordinated notes due
                                                     2011 that have been
                                                     registered under the
                                                     Securities Act, which we
                                                     refer to in this
                                                     prospectus as the new
                                                     notes. You may exchange
                                                     old notes only in integral
                                                     multiples of (Euro)1,000
                                                     principal amount.

 Expiration of the Exchange Offer................... The exchange offer will expire at 5:00 p.m., New
                                                     York City time, on
                                                                 , 2001, or a
                                                     later date and time to
                                                     which we may extend it.

 Withdrawal......................................... You may withdraw your tender of old notes
                                                     pursuant to the exchange
                                                     offer at any time before
                                                     expiration of the exchange
                                                     offer. We will return any
                                                     old notes not accepted for
                                                     exchange for any reason
                                                     without expense to you
                                                     promptly after the
                                                     expiration or termination
                                                     of the exchange offer.

 Conditions to the Exchange Offer................... The exchange offer is subject to customary
                                                     conditions, which we may
                                                     waive. Please read the
                                                     caption "The Exchange
                                                     Offer--Conditions to the
                                                     Exchange Offer" for more
                                                     information regarding the
                                                     conditions to the exchange
                                                     offer.

 Acceptance of Old Notes and Delivery of New Notes.. We will accept and exchange any and all old
                                                     notes that are validly
                                                     tendered in the exchange
                                                     offer and not withdrawn
                                                     before the exchange offer
                                                     expires. The new notes
                                                     will be delivered promptly
                                                     following the exchange
                                                     offer.

 Resale of New Notes.................. We believe that the new notes issued pursuant to the exchange offer in
                                       exchange for old notes may be offered
                                       for resale, resold and otherwise
                                       transferred by you without compliance
                                       with the registration and prospectus
                                       delivery provisions of the Securities
                                       Act if:

                                       .  you are not our "affiliate" within
                                          the meaning of Rule 405 under the
                                          Securities Act;

                                       .  you are acquiring the new notes in
                                          the ordinary course of your business;
                                          and

                                       .  you have not engaged in, do not
                                          intend to engage in, and have no
                                          arrangement or understanding with any
                                          person to participate in, a
                                          distribution of the new notes.

                                       If you are an affiliate of ours, or are
                                       engaging in or intend to engage in, or
                                       have any arrangement or understanding
                                       with any person to participate in, a
                                       distribution of the new notes, then:

                                       .  you will not be permitted to tender
                                          old notes in the exchange offer; and

                                       .  you must comply with the registration
                                          and prospectus delivery requirements
                                          of the Securities Act in connection
                                          with any resale of the old notes.

                                       Each participating broker-dealer that
                                       receives new notes for its own account
                                       under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See the caption "Plan of Distribution."

 Consequences of Failing to Exchange.. If you are a holder of old notes and you do not tender your old notes in the
                                       exchange offer, then you will continue
                                       to hold your old notes and will be
                                       entitled to all the rights and subject
                                       to all the limitations applicable to the old notes in the indenture. All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, untendered old notes will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act. The trading market for old notes could be adversely affected if some but not all of the old notes are tendered and accepted in the exchange offer.

 Federal Income Tax                The exchange of old notes for new notes in
  Considerations.................  the exchange offer will not be a taxable event for U.S. federal income tax purposes.
                                   See the caption "United States Federal
                                   Income Tax Considerations" for a more
                                   detailed description of the tax consequences
                                   of the exchange.

 Use of Proceeds.................  We will not receive any cash proceeds from the issuance of new notes pursuant to the
                                   exchange offer.

 Exchange Agent..................  The Bank of New York is the exchange agent for the exchange offer. The address and
                                   telephone number of the exchange agent are
                                   set forth under the caption "The Exchange
                                   Offer--Exchange Agent."

                                 The New Notes

   The new notes will evidence the same debt as the old notes and will be governed by the same indenture under which the old notes were issued. The summary below describes the principal terms of the new notes. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer....................  The Manitowoc Company, Inc.

Securities Offered........  (Euro)175,000,000 principal amount of 10 3/8%
                            senior subordinated notes due 2011.

Maturity..................  May 15, 2011.

Interest Rate.............  10 3/8% per year (calculated using a 360-day year).

Interest Payment Dates....  Each May 15 and November 15, beginning on November
                            15, 2001. Interest will accrue from the issue date of the new notes.

Ranking...................  The new notes will:

                                .  be our unsecured senior subordinated
                                   obligations; and

                                .  rank junior to all of our existing and
                                   future senior debt, including borrowings under our senior credit facility.

                            The guarantees by our subsidiaries will:

                                . be unsecured senior subordinated obligations of each of those subsidiaries; and

                                .  rank junior to all existing and future
                                   senior debt of those subsidiaries, including guarantees of borrowings under our senior credit facility.

                            As of March 31, 2001, pro forma for the acquisition of Potain and related financing transactions, we estimate that we and our subsidiaries would have had $411.4 million of senior debt, excluding approximately $80.6 million that would have been available to borrow under our senior credit facility.

Guarantees................  All of our domestic subsidiaries will unconditionally, jointly and severally, guarantee the new notes.

                            If we create or acquire a new subsidiary that guarantees any of our other debt, it will guarantee the new notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture.

Optional Redemption.......  We cannot redeem the new notes until May 15, 2006.
                            Thereafter we may redeem some or all of the notes at the redemption prices listed in the "Description of the New Notes" section under the heading "Optional Redemption" plus accrued and unpaid interest including additional interest, if any.

Optional Redemption After
Public Equity Offerings...
                            At any time, which may be more than once, before the third anniversary of the issue date of the old notes, we can choose to redeem up to 35% of the outstanding notes with money that we raise in one or more public equity offerings, as long as:

                                . we pay 110.375% of the face amount of the new notes, plus accrued and unpaid interest and additional interest, if any;

                                . we redeem the new notes within 90 days of completing the public equity offering; and

                                .  at least 65% of the aggregate principal
                                   amount of notes issued remains outstanding afterwards.

Change of Control Offer...  If we undergo a change of control, we must give holders of the new notes the opportunity to sell us their new notes at 101% of the face amount, plus accrued and unpaid interest and additional interest, if any.

                            We may not be able to pay you the required price for new notes you present to us at the time of a change of control, because:

                                .  we may not have enough funds at that time;
                                   or

                                . the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds.......  If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from these sales in our business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the new notes equal to the excess net cash proceeds. The purchase price of the new notes will be 100% of the face amount, plus accrued and unpaid interest and additional interest, if any.

Restrictive Covenants.....  The indenture governing the new notes will contain covenants limiting our and most or all of our subsidiaries' ability to:

                                . incur additional debt or enter into sale and leaseback transactions;

                                .  pay dividends or distributions on our
                                   capital stock or repurchase our capital
                                   stock;

                                .  issue stock of subsidiaries;

                                .  make certain investments;

                                .  create liens on our assets to secure debt;

                                .  enter into transactions with affiliates;

                                .  merge or consolidate with another company;
                                   and

                                .  transfer and sell assets.

                            These covenants are subject to a number of important limitations and exceptions.

Absence of Market for the
New Notes.................
                            The new notes will be a new issue of securities with no established trading market. We will apply to list the new notes on the Luxembourg Stock Exchange in accordance with its rules after the completion of the exchange offer. However, we cannot provide any assurance as to the development or liquidity of any market for the new notes.

                                  RISK FACTORS

   Before you decide to exchange your old notes for new notes, you should carefully consider the following factors in addition to the other information contained in this prospectus.

             Risks Related to the Exchange Offer and the New Notes

You may have difficulty selling the old notes that you do not exchange.

   If you do not exchange your old notes for the new notes offered in this exchange offer, then you will continue to be subject to the restrictions on the transfer of your old notes. Those transfer restrictions are described in the indenture governing the new notes and in the legend contained on the old notes, and arose because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

   In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

   If a large number of old notes are exchanged for new notes issued in the exchange offer, then it may be more difficult for you to sell your unexchanged old notes. In addition, if you do not exchange your old notes in the exchange offer, then you will no longer be entitled to have those notes registered under the Securities Act.

   See "The Exchange Offer--Consequences of Failing to Exchange Old Notes" for a discussion of the possible consequences of failing to exchange your old notes.

Our substantial leverage may impair our financial condition.

   We currently have a substantial amount of debt. As of March 31, 2001, after giving effect to the acquisition of Potain and related financing transactions, including the issuance of the old notes, as if these transactions occurred on March 31, 2001, our total consolidated debt would have been $566.1 million. See "Capitalization" for additional information.

   Our substantial debt could have important consequences to you, including:

  . making it more difficult for us to satisfy our obligations with respect to the new notes;

  . increasing our vulnerability to general adverse economic and industry conditions;

  . requiring a substantial portion of our cash flow from operations be used for the payment of interest on our debt, which will reduce our ability to use our cash flow to fund working capital, capital expenditures, acquisitions and general corporate requirements;

  . limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and general corporate requirements;

  . limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

  . placing us at a competitive disadvantage to other less leveraged competitors.

   Subject to specified limitations, the indenture will permit us and our subsidiaries to incur substantial additional debt. In addition, our new senior credit facility will permit us and our subsidiaries to borrow up to an additional $50.0 million, all of which borrowings would be senior to the new notes. If new debt is added to our and our subsidiaries' current debt levels, then the related risks that we and they now face could intensify. See "Description of Indebtedness" for additional information.

Servicing our debt will require a significant amount of cash and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

   Our ability to make payments on and refinance our debt and to fund planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our senior credit facility in the future will depend on our meeting the financial covenants contained in the credit agreement for our senior credit facility, including a minimum consolidated interest coverage ratio test and maximum consolidated senior and total leverage ratio tests. As of March 31, 2001, we would have used $43.6 million of our new $125.0 million revolving credit facility to effect the acquisition of Potain. The undrawn amount under our revolving credit facility is available for general corporate purposes. As of March 31, 2001, we also had outstanding letters of credit of $0.8 million and, accordingly, after giving effect to the acquisition of Potain and related financing transactions, including the issuance of the old notes, as if these transactions occurred on March 31, 2001, approximately $80.6 million would have been available for general corporate purposes under our revolving credit facility. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. Our senior credit facility matures in stages between 2006 and 2007. We cannot assure you that we will be able to refinance any of our debt on favorable terms, if at all. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could have a material adverse effect on our financial condition.

Covenant restrictions under our senior credit facility and the indenture may limit our ability to operate our business.

   Our senior credit facility and the indenture governing the notes contain covenants that may restrict our and the guarantors' ability to finance future operations or capital needs or to engage in other business activities. Our senior credit facility and the indenture restrict our ability and the ability of our restricted subsidiaries to:

  .  borrow money, pay dividends or make distributions;

  .  purchase or redeem stock;

  .  make investments and extend credit;

  .  engage in transactions with affiliates;

  .  engage in sale-leaseback transactions;

  .  consummate certain asset sales;

  . effect a consolidation or merger or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

  .  create liens on our assets.

   In addition, our senior credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests, which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general business and economic conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants would result in a default under our senior credit facility and any resulting acceleration under the senior credit facility may result in a default under the indenture. If an event of default under our senior credit facility occurs, the lenders could elect to declare all amounts outstanding under the senior credit facility, together with accrued interest, to be immediately due and payable. See the "Description of Indebtedness" and "Description of the New Notes" for additional information.

Your right to receive payment on the notes and the guarantees is junior to all of our and the guarantors' senior debt.

   The new notes will be general unsecured obligations, junior in right of payment to all of our and the guarantors' existing and future senior debt, including obligations under our senior credit facility. The new notes will not be secured by any of our or the guarantors' assets, and as such will be effectively subordinated to any secured debt that we or the guarantors may have now or may incur in the future to the extent of the value of the assets securing that debt.

   In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks senior to the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the new notes. As a result, you may receive less, proportionally, than the holders of debt senior to the new notes and the guarantees of the new notes. The subordination provisions of the indenture also provides that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 180 days if a nonpayment default exists under our senior debt. The new notes also will be effectively subordinated to debt of our restricted subsidiaries that are not guarantors. See "Description of the New Notes-- Subordination" for additional information.

   At March 31, 2001, after giving effect to the acquisition of Potain and related financing transactions, including the issuance of the old notes, as if these transactions occurred on March 31, 2001, the notes and the guarantees would have ranked junior to $411.4 million of our and our subsidiaries' senior debt and an additional $80.6 million of unused availability would have been available to borrow under our senior credit facility. In addition, the indenture and our senior credit facility will permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt. See "Description of the New Notes--Certain Covenants" and "Description of Indebtedness" for additional information.

If our subsidiaries do not make sufficient distributions to us, we will not be able to make payment on our debt, including the new notes.

   We are a holding company with no material operations and only limited assets. Because a significant portion of our operations are conducted by our subsidiaries, our cash flow and our ability to service indebtedness, including our ability to pay the interest on and principal of the new notes, are dependent to a large extent upon cash dividends and distributions or other transfers from our subsidiaries. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate, and any restrictions imposed by the current and future debt instruments of our subsidiaries. These payments to us by our subsidiaries are contingent upon our subsidiaries' earnings.

   Our subsidiaries are separate and distinct legal entities and, except for the guarantors of the new notes, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes or to make any funds available therefor, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the new notes. Any right that we have to receive any assets of any of our subsidiaries that are not guarantors upon the liquidation or reorganization of any such subsidiary, and the consequent right of holders of new notes to realize proceeds from the sale of their assets, will be effectively subordinated to the claims of that subsidiary creditors, including trade creditors and holders of debt issued by the subsidiary.

The guarantees may not be enforceable because of fraudulent conveyance laws.

   The incurrence of the guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the new notes such guarantor:

  . incurred the guarantee of the new notes with the intent of hindering, delaying or defrauding current or future creditors; or

  . received less than reasonably equivalent value or fair consideration for incurring the guarantee of the new notes and such guarantor:

    .  was insolvent or rendered insolvent;

    . was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

    . intended to incur, or believed that it would incur, debts beyond its ability to pay as these debts matured;

then such court could avoid the guarantee of such guarantor or subordinate the amounts owing under the guarantee to the guarantor's presently existing or future debt or take other actions detrimental to you.

   It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

   The measure for insolvency for purposes of those considerations will vary depending on the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

  . the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation, or

  . the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

   If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of ours and any guarantor whose obligation was not set aside or found to be unenforceable.

No public market exists for the new notes, and any market for the new notes may be illiquid.

   The new notes are a new issue of securities with no established trading market. We will apply to list the new notes on the Luxembourg Stock Exchange in accordance with its rules upon completion of the exchange offer. The initial purchaser for the old notes has informed us that it intends to make a market in the notes. However, the initial purchaser is not obligated to do so, and may cease market-making activities at any time. As a result, you cannot be sure that an active trading market will develop for the new notes.

   In addition, the liquidity of the trading market for the new notes, if any, and the market price quoted for the new notes, may be adversely affected by changes in the interest rates in the market for high yield securities and by changes in our financial performance or prospects, or in the prospects of companies in similar industries.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

   Upon a change of control, we are required to offer to repurchase all outstanding new notes at 101% of the face amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

   The source of funds for any such purchase of new notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowing, sales of assets or sales of equity. We cannot assure you that sufficient funds will be available at the time of any change of control to make any required repurchases of new notes tendered. In addition, the terms of our senior credit facility limit our ability to repurchase your new notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. If the holders of the new notes exercise their right to require us to repurchase all of the new notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior credit facility will not allow such repurchases. See "Description of the New Notes--Change of Control" and "Description of Indebtedness" for additional information.

                         Risks Related to Our Business

Some of our markets are cyclical and a decline in any of these markets could have a material adverse effect on our operating performance.

   Historically, sales of products we manufacture and sell have been subject to cyclical variations caused by changes in general economic conditions. In particular, our cranes segment is highly cyclical and is impacted by the strength of the economy generally, interest rates and other factors that may have an effect on the level of construction activity, either nationally or regionally. During periods of expansion in construction activity, we generally have benefited from increased demand for our products. Conversely, during recessionary periods, we have been adversely affected by reduced demand for our products. The U.S. construction industry is currently experiencing a downturn, which is adversely affecting suppliers to the construction industry, including our cranes segment. We cannot assure you that this downturn will not continue or become more severe. In addition, the strength of economies generally may affect the rates of expansion, renovation and equipment replacement within the restaurant, lodging, convenience store and healthcare industries, which may affect the performance of our foodservice equipment segment. Furthermore, an economic recession may impact substantially leveraged companies, such as us, more than competing companies with less leverage and may have a material adverse effect on our financial condition, results of operations and ability to service debt.

A substantial portion of our growth has come through acquisitions and we may not be able to identify or complete future acquisitions, which could adversely affect our future growth.

   Our growth strategy is based in part upon acquisitions. We may not be able to identify and successfully negotiate suitable acquisitions, obtain financing for future acquisitions on satisfactory terms or otherwise complete acquisitions in the future. If we complete any future acquisitions, then we may not be able to successfully integrate the acquired businesses or operate them profitably or accomplish our strategic objectives as a result of those acquisitions. Our level of indebtedness may increase in the future if we finance acquisitions with debt, which would cause us to incur additional interest expense and could increase our vulnerability to general adverse economic and industry conditions and limit our ability to service our debt or obtain additional financing. We cannot assure you that future acquisitions will not have a material adverse effect on our financial condition, results of operations and debt service capability.

Our future success depends on our ability to effectively integrate acquired companies and manage our growth.

   Our growth has placed, and will continue to place, significant demands on our management and operational and financial resources. With the completion of the acquisition of Potain, we have completed ten acquisitions since January 1, 1998, and our number of employees has increased from approximately 3,000 to 5,440 since January 1, 1998. Realization of the benefits of our acquisition of Potain and any future acquisitions will require integration of the acquired companies' sales and marketing, distribution, manufacturing, engineering, finance and administrative organizations. The successful integration of these companies will require substantial attention from our senior management and the management of the acquired companies, which will decrease the time they have to service and attract customers and develop new products and services.

We cannot assure you that we will be able to integrate successfully Potain or any future acquisitions, that these acquired companies will operate profitably or that the beneficial effect from these acquisitions will be obtained. Our financial condition, results of operations and debt service capabilities could be materially and adversely affected if we do not successfully integrate Potain or any future companies we may acquire or if we do not manage our growth effectively.

Because we participate in industries that are intensely competitive, our revenues could decline as we respond to competition.

   We sell all of our products in highly competitive industries. We compete in each of our industries based on product design, quality of products and services, product performance, maintenance costs and price. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than us. We cannot assure you that our products and services will continue to compete successfully with those of our competitors or that we will be able to retain our customer base or improve or maintain our profit margins on sales to our customers, all of which could materially and adversely affect our financial condition, results of operations and debt service capability.

Price increases in some materials and sources of supply could affect our profitability.

   We use large amounts of steel, stainless steel, aluminum, copper and electronic controls in the manufacture of our products. Recently, the prices of some of these materials have increased significantly. For example, the base price of stainless steel has increased on three occasions since July 1999. There have also been several changes in the surcharge base levels of nickel and chrome. These changes have the effect of increasing our overall price for stainless steel, a significant raw material for our foodservice segment. If we are not able to pass future raw material price increases on to our customers, our margins could be adversely affected.

We increasingly manufacture and sell our products outside of the United States, which may present additional risks to our business.

   For the year ended December 31, 2000, on a pro forma basis, approximately 29% of our net sales were attributable to products sold outside of the United States, and expanding international sales is part of our growth strategy. With the acquisition of Potain, we have over 2,300 employees and eight manufacturing facilities located in Europe and Asia. International operations generally are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade business, the impact of foreign government regulations and the effects of income and withholding tax, governmental expropriation and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenue. Unfavorable changes in the political, regulatory and business climate and currency devaluations could have a material adverse effect on our financial condition, results of operations and debt service capability.

We depend on our key personnel and the loss of these personnel could have an adverse affect on our business.

   Our success depends to a larger extent upon the continued services of our key executives, managers and skilled personnel. Generally, our employees are not bound by employment or non-competition agreements, and we cannot assure you that we will retain our key officers and employees. We could be seriously harmed by the loss of key personnel.

Our failure to protect our intellectual property rights or maintain our rights to use licensed intellectual property could adversely affect our business.

   Our patents, trademarks and licenses are important in the operation of our business. Although we intend to protect our intellectual property rights vigorously, we cannot assure you that we will be successful in doing so.

Third parties may assert or prosecute infringement claims against us in connection with the services and products we offer, and we may or may not be able to successfully defend these claims. Litigation, either to enforce our intellectual property rights or to defend us against claimed infringement of the rights of others, could result in substantial costs to us and in a diversion of our resources. In addition, if a third party made a valid claim, then we would likely need to obtain a license from the third party on commercial terms, which would likely increase our costs. Our failure to maintain or obtain necessary licenses or an adverse outcome in any litigation relating to patent infringement or other intellectual property matters could have a material adverse effect on our financial condition, results of operations and debt service capability.

Our results of operations may be negatively impacted by product liability lawsuits.

   Our businesses expose us to potential product liability risks that are inherent in the design, manufacture and sale of our products. While we currently maintain what we believe to be suitable product liability insurance, we cannot assure you that we will be able to maintain this insurance on acceptable terms or that this insurance will provide adequate protection against potential liabilities. In addition, we self-insure a portion of product liability claims. A successful claim against us could materially and adversely affect our reputation and our financial condition, results of operations and debt service capability.

Compliance with environmental laws and clean-up of environmental contamination could be costly.

   Our activities are subject to a wide range of supranational (e.g., European Union), national, provincial, state and local environmental laws and regulations in each jurisdiction in which we operate. These laws regulate, among other things:

  .  air emissions;

  .  wastewater discharges;

  . the generation, storage, treatment, transportation and disposal of hazardous materials;

  . the investigation and remediation of soil and groundwater contamination associated with the use and disposal of hazardous materials; and

  . in some circumstances, the condition of industrial property prior to transfer or sale.

These environmental laws and regulations are constantly changing, as are the priorities of those who enforce them.

   We have incurred, and will continue to incur, costs for compliance with, and liability under, environmental laws and regulations. Although we believe that we are currently in substantial compliance with those laws and regulations, future regulatory changes, government enforcement initiatives, identification of currently unknown non-compliance, or new or modified projects could cause us or our subsidiaries to incur additional liabilities, compliance costs or penalties, which could be material.

   In addition to environmental laws and regulations that regulate our operations, we are also subject to environmental laws and regulations that create liability and clean-up responsibility for spills, disposals or other releases of hazardous materials into the environment. We use and generate hazardous materials and wastes in our operations. At our facilities in the U.S., France and elsewhere, we may be subject to substantial claims brought by regulators or private individuals. Environmental laws and regulations may impose liability, without regard to fault or legality of the original conduct, on classes of persons that are considered to have contributed to the release of hazardous materials into the environment. These persons can include the owner or operator of the disposal site or the site where the release occurred and companies that disposed of or arranged for the disposal of the hazardous materials at the site where the release occurred. Under these laws and regulations, including those in the U.S., these persons can be subject to joint and several liability for the costs of cleaning up the hazardous materials that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous materials released into the environment. These laws and regulations, including those in the U.S., such as the U.S. Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, can impose the entire cost of site remediation upon a company that releases waste at a disposal site, regardless of fault. As a practical matter, however, costs generally are shared with other potentially responsible parties, based on each potentially responsible party's relative contribution to the problem. At certain of our facilities, we have identified potential contaminants in soil and ground water but, based on available information, we do not expect the cost to address them to be substantial.

   We have been identified as a potentially responsible party under CERCLA in connection with the Lemberger Landfill Superfund Site near Manitowoc, Wisconsin. Based on the relative size of our contribution to this site, the existence of other viable potentially responsible parties and current reserves, we do not believe that any liability imposed in connection with this site will have a material adverse effect on our financial condition, results of operations or debt service capability.

   Environmental laws and regulations also govern the presence, maintenance and removal of asbestos-containing building materials, or ACBM. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of our facilities and/or products may contain ACBM.

   Stricter enforcement of existing environmental laws and regulations, new environmental laws and regulations, discovery of previously unknown contamination or imposition of new or increased requirements could require us to incur costs or could become the basis of new or increased liabilities that could have a material adverse effect on financial condition, results of operations or debt service capability.

The adoption of the euro may lower our profits.

   On January 1, 1999, eleven member countries of the European Union adopted the euro, fixing translation rates between those countries' existing national currencies and the euro. Until January 1, 2002, either the euro or a participating country's national currency will be accepted as legal currency. Beginning on January 1, 2002, only euro-denominated bills and coins will be issued, and national currencies will be withdrawn from circulation. The use of a common currency throughout Europe may permit the prices of our products to be more readily compared. This may lead to uniform pricing of our products in countries in the European Union. Uniform pricing may adversely affect our profits. To date, the adoption of the euro has not been a factor in any of our pricing practices and has not adversely affected our profits.

We are exposed to the risk of foreign currency fluctuations.

   Some of our operations are or will be conducted by subsidiaries in foreign countries. The results of the operations and the financial position of these subsidiaries will be reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements which are stated in U.S. dollars. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations may have a material effect on our results of operations and financial position and may significantly affect the comparability of our results between financial periods.

   In addition, we will incur currency transaction risk whenever one of our operating subsidiaries enters into a transaction using a different currency than its functional currency. We will attempt to reduce currency transaction risk whenever one of our operating subsidiaries enters into a transaction using a different currency than its functional currency. We will attempt to reduce currency transaction risk by:

  .  matching cash flows and payments in the same currency;

  .  direct foreign currency borrowing; and

  .  entering into foreign exchange contracts for hedging purposes.

   However, we may not be able to hedge this risk completely or at an acceptable cost, which may adversely affect our results of operations and financial condition.

   Principal and interest on the new notes will be payable in euros. Our ability to pay interest and principal on the new notes when due is in part dependent on the then current exchange rates between euros, on the one hand, and the U.S. dollar and other European currencies, as well as U.S. and other national currencies that our sales are denominated in, on the other hand, which rates are and will be subject to fluctuation. We cannot assure you that exchange rate fluctuations will not have a material adverse effect on our results of operations and financial condition and therefore on our ability to make principal and interest payments on our debt, including the new notes, when due.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   All statements other than statements of historical facts included in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives for future operations included in the sections "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or words of similar meaning. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Factors that could cause such a variance are disclosed in the section "Risk Factors" and elsewhere in this prospectus and include the following:

  . We have a significant amount of debt, which could restrict our future operating and strategic flexibility and expose us to the risks of financial leverage.

  . Our ability to meet our debt service obligations on the notes and our other debt will depend on our future performance, which will be subject to many factors that are beyond our control.

  . Some of our markets are cyclical and a decline in these markets could have a material adverse effect on our operating performance.

  . We may not be able to effectively integrate acquired companies or manage our growth.

  . We are subject to risks of competition from other companies that operate in our industries.

   We urge you to consider these factors and to review carefully the section "Risk Factors" for a more complete discussion of the risks of an investment in the notes. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   When we issued the old notes on May 9, 2001, we entered into a registration rights agreement with the initial purchaser of the old notes. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement, we agreed to:

  . file and cause to become effective a registration statement with respect to an offer to exchange the old notes for new notes that have been registered under the Securities Act; or

  . file and cause to become effective a shelf registration statement with respect to the resale of the old notes.

   If we complete the exchange offer within 180 days after the issuance of the old notes, then we will satisfy those requirements under the registration rights agreements. If we do not complete the exchange offer within 180 days of the issuance of the old notes and a shelf registration statement has not been declared effective, then we will be required to pay liquidated damages to the holders of the old notes.

Terms of the Exchange Offer

   As of the date of this prospectus, (Euro)175.0 million aggregate principal amount of the old notes are outstanding. This prospectus and the accompanying letter of transmittal together constitute the exchange offer. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offer. We will issue (Euro)1,000 principal amount of new notes in exchange for each
(Euro)1,000 principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of (Euro)1,000. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

   The form and terms of the new notes will be substantially identical to the form and terms of the old notes, except that the new notes:


  .  will be registered under the Securities Act;

  .  will not bear legends restricting their transfer under the Securities
     Act; and

  . Will not contain the registration rights and liquidated damages provisions contained in the old notes.

   The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. For a description of the indenture, see the caption "Description of the New Notes."

   In connection with the exchange offer, holders of notes do not have any appraisal or dissenters' rights under applicable law or the Indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, or SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

   Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the caption "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

Expiration of the Exchange Offer; Extensions; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on
           , 2001. We can extend the exchange offer in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

   We will notify the exchange agent orally, confirmed in writing, or in writing, of any extension of the exchange offer. We will notify the registered holders of old notes by public announcement of the extension no later than 5:00 p.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer

   Despite any other term of the exchange offer, we will not be required to accept for exchange any old notes or to issue new notes in the exchange offer. We may terminate or amend the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

  . the new notes to be received will not be tradable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

  . the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

  . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

   We will not be obligated to accept for exchange the old notes of any holder that has not made to us:

  . the representations described under the captions, "--Procedures for Tendering" and "Plan of Distribution;" and

  . any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

   We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of an extension to their holders. During an extension, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

   We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. By public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we amend the exchange offer in a manner that we consider material, we will disclose the amendment by means of a prospectus supplement.

   These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

   We will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

Procedures for Tendering

   We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all the old notes are held in book-entry accounts maintained by the exchange agent at Euroclear Bank S.A./N.V., or Euroclear, or Clearstream Banking, societe anonyme, Luxembourg, or Clearstream Luxembourg, a holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated Euroclear or Clearstream Luxembourg, as the case may be. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to Euroclear or Clearstream Luxembourg and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

   To tender in the exchange offer, a holder must comply with the procedures of Euroclear or Clearstream Luxembourg, as applicable, and either:

  . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter is transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  . in lieu of delivering a letter of transmittal, instruct Euroclear or Clearstream Luxembourg, as the case may be, to transmit on behalf of the holder an agent's message to the exchange agent, which agent's message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

   In addition, either:

  . the exchange agent must receive the certificates for the old notes along with the letter of transmittal; or

  . the exchange agent must receive, before the expiration date, timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at Euroclear or Clearstream Luxembourg according to the procedure for book-entry described below, along with the letter of transmittal or an agent's message.

   The term "agent's message" means a message, transmitted by Euroclear or Clearstream Luxembourg and received by the exchange agent, which states that Euroclear or Clearstream Luxembourg has received an express acknowledgment from a participant tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

   To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption "--Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption "--Exchange Agent."

   The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by that holder, then that tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   If old notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, then it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  . make appropriate arrangements to register ownership of the old notes in the owner's name; or

  . obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

   If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, then the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in Euroclear or Clearstream Luxembourg, as applicable, then the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

   Except as set forth below, a signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

  . by a registered holder of old notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  .  for the account of an eligible institution.

   If the letter of transmittal is signed by a person other than the registered holder of any old notes, then the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

   If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, then these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

   We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

   Unless waived, holders of old notes must cure any defects or irregularities in connection with tenders of old notes within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   By signing the letter of transmittal, or causing Euroclear or Clearstream Luxembourg, as applicable, to transmit an agent's message to the exchange agent, each tendering holder of old notes will represent to us that, among other things:

  . any new notes that the holder receives will be acquired in the ordinary course of its business;

  . the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  . if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the new notes;

  . if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those new notes (see the caption "Plan of Distribution"); and

  . the holder is not our "affiliate," as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

   If any holder or any such other person is our "affiliate," or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in the exchange offer, then that holder or any such other person:

  .  may not rely on the applicable interpretations of the staff of the SEC;

  . is not entitled and will not be permitted to tender old notes in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes registered under the Securities Act. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

   For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the old notes, from the date of issuance of the old notes. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the old notes under circumstances relating to the timing of exchange offer.

   In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely received:

  . the certificates representing the old notes, or a timely confirmation from Euroclear or Clearstream Luxembourg of book-entry transfer of the old notes into the exchange agent's account; and

  . a properly completed and duly executed letter of transmittal, or in the case of a book-entry tender, a properly transmitted agent's message; and

  .  all other required documents.

Book-Entry Transfer

   The exchange agent has advised us that it will establish an account with respect to the old notes at Euroclear and Clearstream Luxembourg as book-entry transfer facilities, for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account at the facility in accordance with the facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the facility, a properly completed and duly executed letter of transmittal or an agent's message, and any other required documents, must nonetheless be transmitted to, and received by, the exchange agent at the address set forth below under "--Exchange Agent" prior to the expiration date.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

   For a withdrawal to be effective, the exchange agent must receive a notice of withdrawal transmitted by Euroclear or Clearstream Luxembourg on behalf of the holder in accordance with the standard operating procedures of Euroclear or Clearstream Luxembourg, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption "--Exchange Agent".

   Any notice of withdrawal must:

  . specify the name of the person who tendered the old notes to be withdrawn;

  . identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and

  . where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

   If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

  .  the serial numbers of the particular certificates to be withdrawn; and

  . a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is an eligible institution.

   If old notes have been tendered pursuant to the procedure for book-entry transfer or the blocking procedures described above, any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream Luxembourg, as applicable, to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

   We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. You may retender properly withdrawn old notes by following one of the procedures described under the caption "--Procedures for Tendering" above at any time on or before expiration of the exchange offer.

Exchange Agent

   The Bank of New York has been appointed as exchange agent for the exchange offer. All executed letters of transmittal should be delivered to our exchange agent at the address set forth below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

            By Registered Mail, Hand Delivery or Overnight Courier:

                              The Bank of New York
                               Lower Ground Floor
                                30 Cannon Street
                                     London
                                    EC4M 6XH
                              Attn: Julie McCarthy

                             For Information, Call:
                            011 44 (207) 964-6513 or
                             011 44 (207) 964-7235

                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                            011 44 (207) 964-6369 or
                             011 44 (207) 964-7294

                             Confirm by Telephone:
                             011 44 (207) 964-7235

   Delivery of the letter of transmittal to an address other than as shown above or transmission of the letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

   We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

  .  SEC registration fees;

  .  fees and expenses of the exchange agent and trustee;

  .  our accounting and legal fees; and

  .  our printing and mailing costs.

Transfer Taxes

   We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. A tendering holder of old notes, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  . certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

  . new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes;

  . tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  . a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

   If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, then the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

   We will record the new notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

Resale of New Notes

   Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any old note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

  . the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  . the new notes are acquired in the ordinary course of the holder's business; and

  . the holder does not intend to participate in a distribution of the new notes.

   Any holder who exchanges old notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

   This prospectus may be used for an offer to resell, resale or other retransfer of new notes. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the caption "Plan of Distribution" for more details regarding the transfer of new notes.

Consequences of Failing to Exchange Old Notes

   Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

   Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum dated May 4, 2001, relating to the old notes. Except in limited circumstances with respect to the specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered old notes under the Securities Act or under any state securities laws.

   Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

   Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the old notes and the new notes. Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

                                THE TRANSACTIONS

The Acquisition

   On March 4, 2001, we submitted a binding offer to acquire from Legris Industries SA all of the outstanding capital stock of Potain for aggregate cash consideration of approximately FRF 2.3 billion (approximately U.S. $307.1 million), subject to a post-closing adjustment to reflect Potain's net income for the period from January 1, 2001 through the closing of the acquisition. On May 9, 2001, we and Legris entered into a share purchase agreement and simultaneously closed the acquisition. Concurrently with the closing of the acquisition, we issued the old notes, established a new senior credit facility and applied the net proceeds from the issuance of the old notes and the new senior credit facility to consummate the Potain acquisition, refinance our existing indebtedness and pay fees and expenses arising out of the acquisition and related financing transactions.

   The share purchase agreement contains what we believe to be customary representations and warranties from Legris Industries with respect to Potain and the stock of Potain. Legris has agreed to indemnify Potain and us for any loss resulting from:

  . any breach of any representation and warranty made by Legris in the share purchase agreement; and

  . the failure of Legris to comply with its covenants set forth in the share purchase agreement.

Legris' obligation to provide indemnification for a breaches of representations and warranties as described above is generally limited to only losses in excess of FRF 30.0 million (approximately U.S. $4.0 million) in the aggregate and less than FRF 430.0 million (approximately U.S. $58.0 million) in the aggregate. The indemnification obligations of Legris generally expire sixteen months after the closing, subject to a longer period for tax matters, issues relating to Legris' ownership of the stock of Potain and selected other matters.

   Legris has also agreed to indemnify Potain and us for the remediation of environmental matters relating to Potain. We have agreed to share in the costs of any necessary environmental remediation up to an aggregate limit of FRF 10 million (approximately U.S. $1.4 million). Legris' obligation to provide indemnity for environmental matters extends for a three-year period after closing and is limited to a cap of FRF 100.0 million (approximately U.S. $13.5 million). This cap, which is part of the overall FRF 430.0 million (approximately U.S. $58.0 million), may be increased depending on the results of an environmental investigation that we will have completed prior to closing of the acquisition.

   On April 27, 2001, a former stockholder of Potain, who sold her shares in 1988 and 1989, commenced a summary proceeding against Legris in French court potentially seeking rescission of the sales of the former stockholder's stock of Potain. The former stockholder also previously asserted a damages claim against Legris in connection with her sales of shares. On May 4, 2001, the French court dismissed the summary proceeding pursuant to which the former stockholder had sought to have the shares in question placed in judicial escrow. The stockholder retains the right, however, to appeal this decision. If the former stockholder were to be successful in obtaining rescission, then it is possible that the prior sales could be nullified and we would be required to transfer approximately 6.4% of the outstanding stock of Potain to the former stockholder. We have reviewed the merits of the rescission claim and we believe that the former stockholder's claim is without merit. Under the share purchase agreement, Legris is obligated to indemnify us with respect to any loss relating to title to these shares.

The Senior Credit Facility

   Our new senior credit facility consists of a two-tranche term loan facility aggregating $350.0 million and a $125.0 million revolving credit facility entered into with Bankers Trust Company, as agent and lender, and other financial institutions. The senior credit facility is guaranteed by all of our domestic subsidiaries. See "Description of Indebtedness."

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the issuance of the new notes under the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive the old notes in like principal amount, the terms of the which are identical in all material respects to the new notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

   We used the net proceeds from the sale of the old notes, together with borrowings under our new senior credit facility to consummate the Potain acquisition, refinance our existing indebtedness and pay fees and expenses arising out of the acquisition and related financing transactions.

                                 CAPITALIZATION

   The following table sets forth our unaudited historical consolidated cash and cash equivalents and capitalization as of March 31, 2001 and our pro forma capitalization at such date after giving effect to the acquisition of Potain and related financing transactions, including the issuance of the old notes, and the application of the proceeds from these financing transactions, in each case as if the acquisition and financing transactions occurred on March 31, 2001. This table should be read in conjunction with "The Transactions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our unaudited historical consolidated and unaudited pro forma condensed consolidated financial statements and the audited consolidated historical financial statements of Potain.

                                                        As of March 31, 2001(4)

-------------------------
                                                          Actual     Pro Forma
                                                        -----------
-------------
                                                         (Thousands of Dollars)
   Cash and cash equivalents........................... $     8,186 $    47,608
                                                        =========== ===========
   Debt:
     Existing credit facility.......................... $   105,900 $       --
     New senior credit facility:
       Revolving credit facility(1)....................         --       43,600
       Term loan A.....................................         --      175,000
       Term loan B.....................................         --      175,000
     Senior notes due 2010(2)..........................      75,000         --
     Commercial paper..................................      24,771         --
     Industrial revenue bonds..........................       3,607       3,607
     Potain debt(3)....................................         --       14,235
     Senior subordinated notes due 2011 ...............         --      154,700
                                                        ----------- -----------
       Total debt......................................     209,278     566,142
   Stockholders' equity................................     241,966     238,548
                                                        ----------- -----------
         Total capitalization..........................    $451,244 $   804,690
                                                        =========== ===========

--------

(1) After giving effect to the acquisition of Potain and related financing transactions, we would have $80.6 million of undrawn availability under our new $125.0 million revolving credit facility, which is net of estimated outstanding letters of credit of $0.8 million.

(2) Consists of $50.0 million aggregate principal amount of our series A senior notes due 2010 and $25.0 million aggregate principal amount of senior shelf notes due 2010.

(3) See "Description of Indebtedness--Potain Debt".

(4) There has been no material change in our capitalization since March 31, 2001, except as set forth in this prospectus.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed financial statements are based on our historical financial statements and the historical financial statements of Potain and should be read in conjunction with the historical financial statements included in this prospectus.

   The pro forma financial statements reflect the following:

  .  the acquisition of Potain;

  . the issuance of (Euro)175.0 million (approximately U.S. $154.7 million computed at the noon buying rate on March 30, 2001) of senior subordinated notes in this offering;

  .  borrowings of $393.6 million under our new senior credit facility; and

  . the prepayment of outstanding borrowings under our existing revolving credit facility and our existing senior notes due 2010.

   Pro forma adjustments to historical financial statements include adjustments that we deem appropriate, reflecting items of recurring significance and which are factually supported based on currently available information. We assumed that the acquisition of Potain and related financing transactions, including the issuance of the notes, occurred on January 1, 2000 for purposes of preparing the unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 2000 and January 1, 2001 for the three months ended March 31, 2001, respectively, and on March 31, 2001 for purposes of preparing the unaudited condensed consolidated balance sheet. The pro forma financial statements may not be indicative of what actual results would have been, nor do the pro forma financial statements purport to present our condensed consolidated financial results for future periods.

   The unaudited pro forma condensed consolidated financial data has been derived from the historical consolidated financial statements of Manitowoc and Potain. The pro forma adjustments, as described in the notes that follow, are based upon available information and upon certain assumptions that management believes are reasonable. You should read this information in conjunction with the financial statements of Manitowoc and Potain included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial statements are included for comparative purposes only and do not purport to be indicative of the results of Manitowoc in the future or what the financial position and results of operations would have been had Manitowoc acquired Potain on the dates described above.

   Amounts in U.S. dollars have been translated from euro at the rate of
(Euro)1.00 to $0.88, the noon buying rate on March 30, 2001, in the unaudited pro forma condensed consolidated balance sheet and at the rate of (Euro)1.00 to $0.92, the average rate on the last business day of each month during the applicable periods, in the unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                (In thousands, except per share data and ratios)

                                         Year Ended December 31, 2000
                                 -----------------------------------------------
                                 Manitowoc  Potain(1)   Pro Forma        Pro
                                 Historical Historical Adjustments      Forma
                                 ---------- ---------- -----------    ----------
Net sales......................   $873,272   $259,962   $    --       $1,133,234
Costs and expenses:
  Cost of sales................    637,538    184,697        --          822,235
  Engineering, selling and
   administrative expenses.....    114,901     47,612        --          162,513
  Amortization.................      8,181        395      4,351 (2)      12,927
                                  --------   --------   --------      ----------
    Total costs and expenses...    760,620    232,704      4,351         997,675
Earnings from operations.......    112,652     27,258     (4,351)        135,559
Interest expense...............    (14,508)      (192)   (32,699)(3)
(47,399)
Other (expense) income, net....    (2,024)       (472)      (403)(4)
(2,899)
                                  --------   --------   --------      ----------
Earnings before income taxes...     96,120     26,594    (37,453)         85,261
Provision for taxes on income..     35,852     10,750    (11,645)(5)      34,957
                                  --------   --------   --------      ----------
Net earnings(6)................   $ 60,268   $ 15,844   $(25,808)     $   50,304
                                  ========   ========   ========      ==========

Per Share Data:
Earnings per share--basic......   $   2.42                            $     2.02
                                  ========                            ==========
Weighted average shares
 outstanding--basic............     24,891                                24,891
                                  ========                            ==========
Earnings per share--diluted....   $   2.40                            $     2.00
                                  ========                            ==========
Weighted average shares
 outstanding--diluted..........     25,123                                25,123
                                  ========                            ==========

Other financial data:
Depreciation...................   $  9,872   $ 11,940                 $   21,812
Amortization...................      8,181        395                     12,927
EBITDA(7)......................    130,705     39,593                    170,298
Capital expenditures...........     13,415     30,309                     43,724
Ratio of EBITDA to interest
 expense.......................        9.0x     206.2x
3.6x
Ratio of earnings to fixed
 charges(8)....................        6.5x      37.7x
2.7x


  The accompanying notes are an integral part of these pro forma consolidated financial statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                (In thousands, except per share data and ratios)

                                  For the Three Months Ended March 31, 2001
                                  --------------------------------------------
                                  Manitowoc  Potain(1)   Pro Forma      Pro
                                  Historical Historical Adjustments    Forma
                                  ---------- ---------- -----------   --------
Net sales........................  $229,351   $74,587     $   --      $303,938
Costs and expenses:
  Cost of sales..................   173,321    57,909         --       231,230
  Engineering, selling and
   administrative expenses.......    33,686    12,377         --        46,063
  Amortization...................     2,315       109       1,077 (2)    3,501
                                   --------   -------     -------     --------
    Total costs and expenses.....   209,322    70,395       1,077      280,794
Earnings from operations.........    20,029     4,192      (1,077)      23,144
Interest expense.................    (4,096)     (39)      (7,715)(3)  (11,850)
Other (expense) income, net......     (115)       --         (101)(4)     (216)
                                   --------   -------     -------     --------
Earnings before income taxes.....    15,818     4,153      (8,893)      11,078
Provision for taxes on income....     5,948     1,630      (3,036)(5)    4,542
                                   --------   -------     -------     --------
Net earnings(6)..................  $  9,870   $ 2,523     $(5,857)    $  6,536
                                   ========   =======     =======     ========

Per Share Data:
Earnings per share--basic........  $   0.41                           $   0.27
                                   ========                           ========
Weighted average shares
 outstanding--basic..............    24,262                             24,262
                                   ========                           ========
Earnings per share--diluted......  $   0.40                           $   0.27
                                   ========                           ========
Weighted average shares
 outstanding--diluted............    24,543                             24,543
                                   ========                           ========

Other financial data:
Depreciation.....................  $  2,893   $ 3,928                 $  6,821
Amortization.....................     2,315       109                    3,501
EBITDA(7)........................    25,237     8,229                   33,466
Capital expenditures.............     5,336     3,196                    8,532
Ratio of EBITDA to interest
 expense.........................       6.2x    211.0x                     2.8x
Ratio of earnings to fixed
 charges(8)......................       4.2x     25.1x                     1.9x


  The accompanying notes are an integral part of these pro forma consolidated financial statements.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

   The following adjustments have been made to the historical condensed consolidated historical statements of earnings of Manitowoc and Potain to compute the unaudited pro forma amounts.

    (1) The table below sets out the adjustments necessary to convert the Potain historical statement of earnings from French GAAP to U.S. GAAP. The Potain historical financial information and U.S. GAAP adjustments have been derived from the Potain consolidated financial statements included elsewhere in this prospectus.

                           For the Year ended December 31,
                                        2000                 For the Three
Months Ended March 31, 2001
                          ---------------------------------
------------------------------------------------
                            Potain     U.S. GAAP   Potain        Potain
U.S. GAAP         Potain
                          French GAAP Adjustments U.S. GAAP   French GAAP
Adjustments      U.S. GAAP
                          ----------- ----------- ---------  --------------
--------------   --------------
Net sales...............   $264,016     $(4,054)  $259,962            $74,046
$        541          $74,587
Costs and expenses:
  Cost of sales.........    188,210      (3,513)   184,697             57,433
         476           57,909
  Engineering, selling
   and administrative...     46,787         825     47,612             12,360
          17           12,377
  Amortization..........        228         167        395                109
         --               109
                           --------     -------   --------     --------------
------------   --------------
    Total costs and
     expenses...........    235,225      (2,521)   232,704             69,902
         493           70,395
Earnings from
 operations.............     28,791      (1,533)    27,258              4,144
          48            4,192
Interest (expense)
 income--net............        799        (991)      (192)               201
        (240)             (39)
Other (expense) income--
 net....................       (541)         69       (472)               --
         --               --
                           --------     -------   --------     --------------
------------   --------------
Earnings before income
 taxes..................     29,049      (2,455)    26,594              4,345
        (192)           4,153
Provision for taxes on
 income.................     10,634         116     10,750              1,663
         (33)           1,630
                           --------     -------   --------     --------------
------------   --------------
Net income..............   $ 18,415     $(2,571)  $ 15,844     $        2,682
       $(159)  $        2,523
                           ========     =======   ========     ==============
============   ==============

    (2) To adjust amortization based on the increase in goodwill in connection with the Potain acquisition. Goodwill is being amortized over forty years.

    (3) To adjust interest expense to reflect the issuance of debt in connection with the acquisition of Potain and the repayment of existing debt:

                                                  For the Year  For the Three
                                       Interest  Ended December  Months ended
Instrument                     Amount    Rate       31, 2000    March 31, 2001
----------                    -------- --------  -------------- --------------
Senior credit facility:
  Revolving credit facility.. $ 43,600   6.825%     $ 2,976        $   744
  Term loan A................  175,000   6.825       11,944          2,986
  Term loan B................  175,000   7.075       12,381          3,095
                              --------
    Total....................  393,600
Senior subordinated notes....  154,700  10.375       16,050          4,013
Miscellaneous................   17,842 Various        1,023            256
Amortization of financing
 costs.......................      --      --         3,025            756
                              --------              -------        -------
                              $566,142              $47,399        $11,850
                              ========              =======        =======

    The revolving credit facility, which provides for maximum borrowings of $125.0 million, has a 0.500% commitment fee on the unused balance (see Note
  (4) below).

    The above interest amounts related to the revolving credit facility and term loans assume a LIBOR rate of 4.2%. A 0.125% increase or decrease in the assumed average interest rate would change the pro forma interest expense by approximately $493,000 for the year ended December 31, 2000 and by approximately $123,000 for three months ended March 31, 2001.

    (4) To record the commitment fee related to the assumed unused balance of the new revolving credit facility which provides for maximum borrowings of $125.0 million.

    (5) To adjust the provision for taxes on income to an effective income tax rate of 41%.

    (6) Pro forma net earnings excludes an extraordinary loss (approximately $3.4 million, net of income tax effects) related to the early extinguishment of our existing debt which will be paid from the proceeds of the financing upon consummation of this offering.

    (7) EBITDA consists of earnings from operations plus depreciation and amortization. We have presented EBITDA information solely as a supplemental disclosure because management believes that it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be construed as an alternative to earnings from operations as determined in accordance with generally accepted accounting principles as an indicator of our operating performance, or as an alternative to cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity. We have significant uses of cash flows, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It should also be noted that not all companies that report EBITDA information calculate EBITDA in the same manner as we do.

    (8) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from operations before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                March 31, 2001

------------------------------------------------
                                 Manitowoc   Potain(1)   Pro Forma
                                 Historical  Historical Adjustments    Pro Forma
                                 ----------  ---------- -----------
----------
ASSETS
Current Assets:
  Cash and cash equivalents....  $   8,186    $ 39,422   $    --       $
47,608
  Accounts receivable--net.....     71,730      72,193        --
143,923
  Inventories..................    101,818      60,719        --
162,537
  Other current assets.........     12,898       9,543        --
22,441
  Future income tax benefits...     22,756         --         --
22,756
                                 ---------    --------   --------
----------
    Total current assets.......    217,388     181,877        --
399,265
                                 ---------    --------   --------
----------
Intangible assets--net.........    306,845       8,450    189,836 (3)
505,131
Property, plant and equipment--
 net...........................    102,297      69,449        --
171,746
Deferred income taxes..........        --        4,409     (4,409)(2)         --
Deferred financing costs.......        671         --      19,354 (4)
20,025
Other non-current assets.......     14,581       1,957        --
16,538
                                 ---------    --------   --------
----------
    Total assets...............  $ 641,782    $266,142   $204,781
$1,112,705
                                 =========    ========   ========
==========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current Liabilities:
  Accounts payable and accrued
   expenses....................  $ 145,996    $ 55,753   $ (2,059)(5)  $
199,690
  Short-term borrowings........     68,671       7,863    (69,705)(6)
6,829
  Current portion of long-term
   debt........................        270         --      27,563 (6)
27,833
  Product warranties...........     12,537       3,391        --
15,928
  Other current liabilities....        --       45,569        --
45,569
                                 ---------    --------   --------
----------
    Total current liabilities..    227,474     112,576    (44,201)
295,849
                                 ---------    --------   --------
----------
Non-Current Liabilities:
  Long-term debt, less current
   portion.....................    140,337      12,070   (141,664)(6)
10,743
  Senior subordinated notes....        --          --     154,700 (6)
154,700
  Senior credit facility.......        --          --     366,037 (6)
366,037
  Postretirement benefit
   obligation..................     20,481       2,652        --
23,133
  Deferred income taxes........        --        6,124     (6,124)(2)         --
  Other non-current
   liabilities.................     11,524      12,171        --
23,695
                                 ---------    --------   --------
----------
    Total non-current
     liabilities...............    172,342      33,017    372,949
578,308
                                 ---------    --------   --------
----------

Minority interest..............        --          177       (177)(2)         --

Stockholders' Equity:
  Common stock.................        367      12,055    (12,055)(2)
367
  Additional paid-in capital...     31,586      11,035    (11,035)(2)
31,586
  Accumulated other
   comprehensive loss..........     (2,451)      (102)        102 (2)
(2,451)
  Retained earnings............    342,513      97,384    (97,384)(2)
339,095
                                                           (3,418)(5)
  Treasury stock...............   (130,049)        --         --
(130,049)
                                 ---------    --------   --------
----------
    Total stockholders'
     equity....................    241,966     120,372   (123,790)
238,548
                                 ---------    --------   --------
----------
    Total liabilities and
     stockholders' equity......  $ 641,782    $266,142   $204,781
$1,112,705
                                 =========    ========   ========
==========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

   The following adjustments have been made to the condensed consolidated historical balance sheets of Manitowoc and Potain to compute the unaudited pro forma condensed consolidated balance sheet.
    (1) The table below sets out the adjustments necessary to convert the Potain historical balance sheet from French GAAP to U.S. GAAP. The Potain historical financial information and U.S. GAAP adjustments have been derived from the Potain consolidated financial statements included elsewhere in this prospectus.

                              Potain                Potain
                              French    U.S. GAAP    U.S.
                               GAAP    Adjustments   GAAP
                             --------  ----------- --------
Assets
Current Assets:
  Cash and cash
   equivalents.............. $ 43,772    $(4,350)  $ 39,422
  Accounts receivable--net..   72,193        --      72,193
  Inventories...............   60,719        --      60,719
  Other current assets......    9,543        --       9,543
  Future income tax
   benefits.................      --         --         --
                             --------    -------   --------
    Total current assets....  186,227     (4,350)   181,877
Intangible assets--net......    8,601       (151)     8,450
Property, plant and
 equipment--net.............   55,227     14,222     69,449
Deferred income taxes.......    1,896      2,513      4,409
Deferred financing costs....      --         --         --
Other non-current assets....    2,323       (366)     1,957
                             --------    -------   --------
    Total assets............ $254,274    $11,868   $266,142
                             ========    =======   ========
Liabilities and
 Stockholders' Equity
Current Liabilities:
  Accounts payable and
   accrued expenses......... $ 55,694    $    59   $ 55,753
  Short-term borrowings.....    7,863        --       7,863
  Current portion of long-
   term debt................      --         --         --
  Product warranties........    3,391        --       3,391
  Other current
   liabilities..............   39,357      6,212     45,569
                             --------    -------   --------
    Total current
     liabilities............  106,305      6,271    112,576
Non-current Liabilities:
  Long-term debt, less
   current portion..........   12,070        --      12,070
  Senior subordinated
   notes....................      --         --         --
  Senior credit facility....      --         --         --
  Post retirement benefit
   obligation...............    4,406     (1,754)     2,652
  Deferred income taxes.....    5,892        232      6,124
  Other non-current
   liabilities..............      --      12,171     12,171
                             --------    -------   --------
    Total non-current
     liabilities............   22,368     10,649     33,017
Minority interest...........      177        --         177
Stockholders' Equity:
  Common stock..............   12,055        --      12,055
  Additional paid-in
   capital..................   11,035        --      11,035
  Accumulated other
   comprehensive loss.......     (108)         6       (102)
  Retained earnings.........  102,442     (5,058)    97,384
  Treasury stock............      --         --         --
                             --------    -------   --------
    Total stockholders'
     equity.................  125,424     (5,052)   120,372
                             --------    -------   --------
    Total liabilities and
     stockholders' equity... $254,274    $11,868   $266,142
                             ========    =======   ========

    (2) Represents the elimination of Potain historical amounts related to deferred income taxes, minority interest, and stockholders' equity.

    (3) To record goodwill of $189.8 million in connection with the Potain acquisition. The purchase price of $312.1 million includes the amount to be paid to Group Legris Industries SA (seller) of $307.1 million plus estimated direct acquisition costs of $5.0 million.The purchase price is subject to an adjustment for the net earnings of Potain from January 1, 2001, to the closing date.

  The excess of the purchase consideration over the net assets acquired (goodwill) is required to be applied to write-up assets to their fair market value. No appraisals of assets have yet to be performed and all of the excess of purchase consideration over the net assets to be acquired is being recorded as goodwill. Subsequent valuation analyses could potentially change the purchase price allocation. Goodwill is being amortized over forty years for purposes of the unaudited pro forma condensed consolidated statement of earnings.

    (4) Reflects estimated new debt issuance costs of approximately $20,025 that will be incurred as a result of the acquisition of Potain and related debt financing, net of a write-off of $671 of unamortized debt issuance costs related to existing debt which is paid with the proceeds of the financing. The deferred financing fees are being amortized over the term of the related debt, which ranges from 6 to 10 years.


    (5) To record the effects of the extraordinary loss related to the early extinguishment of the existing Manitowoc debt as follows:

      Prepayment penalty............................................... $ 4,806
      Write-off of deferred financing costs............................     671
                                                                        -------
                                                                          5,477
      Less-income tax benefit..........................................  (2,059)
                                                                        -------
      Retained earnings adjustment..................................... $ 3,418
                                                                        =======

    (6) The pro forma adjustments required to record the financing portion of the transactions are as follows:

      Payment of short-term borrowings:
        Manitowoc................................................... $ (68,671)
        Potain......................................................    (1,034)
                                                                     ---------
                                                                     $ (69,705)
                                                                     =========
      Payment of long-term borrowings:
        Manitowoc revolving credit facility......................... $ (62,000)
        Manitowoc senior notes due 2010.............................   (75,000)
        Potain debt.................................................    (4,664)
                                                                     ---------
          Total..................................................... $(141,664)
                                                                     =========
      Proceeds from senior subordinated notes....................... $ 154,700
                                                                     =========
      Proceeds from senior credit facility:
        Revolving credit facility................................... $  43,600
        Term loan A.................................................   175,000
        Term loan B.................................................   175,000
                                                                     ---------
                                                                       393,600
        Current portion.............................................   (27,563)
                                                                     ---------
          Total..................................................... $ 366,037
                                                                     =========

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

   The selected historical consolidated financial and other data presented below as of and for each of the five years ended December 31, 2000 have been derived from our audited consolidated financial statements. The summary historical financial data as of and for the three months ended March 31, 2000 and 2001 have been derived from our unaudited consolidated financial statements. The selected consolidated financial and other data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus (except for the consolidated financial statements as of and for the years ended December 31, 1996 and 1997, which are not included in this prospectus).


 For the

Three Months
                                For the Years Ended December 31,
Ended March 31,
                          -------------------------------------------------
------------------
                            1996      1997      1998      1999     2000(1)
2000    2001(1)
                          --------  --------  --------  --------  ---------
--------  --------
                             (Thousands of dollars, except per share data and
ratios)
Statement of Earnings
 Data:
Net sales:
  Food service
   equipment............  $242,317  $247,057  $319,457  $379,625  $ 425,080  $
92,929  $101,245
  Cranes and related
   products.............   220,821   268,416   339,051   389,510    376,250
100,770    84,258
  Marine................    47,584    39,162    45,412    55,204     71,942
12,154    43,848
                          --------  --------  --------  --------  ---------
--------  --------
   Total net sales......   510,722   554,635   703,920   824,339    873,272
205,853   229,351
                          --------  --------  --------  --------  ---------
--------  --------
Costs and expenses:
  Cost of sales.........   376,081   402,035   508,299   590,627    637,538
150,136   173,321
  Engineering, selling
   and administrative
   expenses.............    79,551    84,231    98,120   107,369    114,901
27,072    33,686
  Plant relocation
   costs................     1,200       --        --        --         --
 --        --
  Amortization..........     3,000     3,394     4,881     7,392      8,181
1,902     2,315
                          --------  --------  --------  --------  ---------
--------  --------
   Total cost and
    expenses............   459,832   489,660   611,300   705,388    760,620
179,110   209,322
                          --------  --------  --------  --------  ---------
--------  --------
Earnings from
 operations.............    50,890    64,975    92,620   118,951    112,652
26,743    20,029
Interest expense........    (9,097)   (6,230)   (9,741)  (10,790)   (14,508)
(2,511)   (4,096)
Other (expense) income--
 net....................       713      (928)   (1,467)   (2,155)    (2,024)
(371)     (115)
                          --------  --------  --------  --------  ---------
--------  --------
Earnings before taxes on
 income.................    42,506    57,817    81,412   106,006     96,120
23,861    15,818
Provision for taxes on
 income.................    16,863    21,394    30,032    39,222     35,852
8,948     5,948
                          --------  --------  --------  --------  ---------
--------  --------
Net earnings............  $ 25,643  $ 36,423  $ 51,380  $ 66,784  $  60,268  $
14,913  $  9,870
                          ========  ========  ========  ========  =========
========  ========
Per share data(2):
  Basic.................  $    .99  $   1.41  $   1.98  $   2.57  $    2.42  $
0.58  $   0.41
  Diluted...............       .99      1.40      1.97      2.55       2.40
0.57      0.40
Other Financial Data:
EBITDA(3)...............  $ 62,208  $ 76,687  $107,230  $135,664  $ 130,705  $
31,168  $ 25,237
Cash flows from
 operations.............    64,514    43,587    56,814   103,371     63,047
1,112    11,077
Cash flows from
 investing..............    (7,352)  (75,570)  (58,618)  (69,416)  (109,037)
(35,555)   (5,341)
Cash flows from
 financing..............   (58,185)   29,520       496   (34,422)    50,006
42,595   (11,451)
Capital expenditures....     8,396    12,040    11,678    13,714     13,415
4,853     5,336
Ratio of total debt to
 EBITDA.................      1.4x      1.7x      1.3x      0.8x       1.7x
5.7x      8.3x
Ratio of EBITDA to
 interest expense.......      6.8x     12.3x     11.0x     12.6x       9.0x
12.4x      6.2x
Ratio of earnings to
 fixed charges(4).......      5.0x      8.9x      8.6x      9.5x       6.5x
8.4x      4.2x
Balance Sheet Data (at
 end of period):
Cash and cash
 equivalents............  $ 14,364  $ 11,888  $ 10,582  $ 10,097  $  13,983  $
18,239  $  8,186
Total assets............   317,710   396,368   481,014   530,240    642,530
595,612   641,782
Total debt..............    87,565   130,859   139,302   112,012    218,938
179,202   209,278
Stockholders' equity....   100,329   128,618   172,552   232,176    233,769
222,310   241,966

--------
(1) Includes the results of Marinette Marine Corporation from November 20, 2000, the date of its acquisition.

(2) Per share data has been adjusted to reflect the three-for-two stock splits that occurred in 1996, 1997 and 1999.

(3) EBITDA consists of earnings from operations plus depreciation and amortization. We have presented EBITDA information solely as a supplemental disclosure because management believes that it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be construed as an alternative to earnings from operations as determined in accordance with generally accepted accounting principles as an indicator of our operating performance, or as an alternative to cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity. We have significant uses of cash flows, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It should also be noted that not all companies that report EBITDA information calculate EBITDA in the same manner as we do.

(4) For purposes of computing the ratio of earnings to fixed charges, earnings consists of earnings from operations before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with the section "Selected Historical Financial and Other Data" and the consolidated financial statements and related notes appearing in this prospectus. Unless otherwise indicated, all references in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" to our business are not pro forma for the acquisition of Potain and related financing transactions.

Overview

   We are a diversified industrial manufacturer with leading positions in our three principal markets: cranes, foodservice equipment and marine services. In our crane segment, we design, manufacture and market a comprehensive line of crawler cranes, tower cranes and boom trucks with capacities ranging between 10 and 1,433 tons. In our foodservice segment, we design, manufacture and market full product lines of ice making machines, walk-in and reach-in refrigerators, fountain beverage dispenser systems and other foodservice refrigeration products for the restaurant, lodging, convenience store and institutional foodservice markets. Our marine segment provides shipbuilding, repair and maintenance services in the Great Lakes region.

   In 2000, we invested $2.6 million in manufacturing process improvements and growth initiatives as well as $6.7 million in research and development that led to the introduction of 46 new or improved products among all of our segments. Nearly 60% of the products we now sell have been acquired or introduced within the last three years. In 2000, SerVend, our largest beverage-equipment company, broadened its market reach by introducing a line of counter-electric beverage dispensers. Manitowoc Ice launched a number of new ice machines, including a series of ice flakers and the Series 800 IB ice/beverage dispenser, which leverages our patented CVD technology introduced in 1999. With orders received for 80 units in the first seven months on the market, our Model 999 lattice-boom crane became the most successful new-product launch in the 75-year history of our large-crane subsidiary.

   Our 2000 worldwide sales in our cranes and related products segment were $376.2 million. A number of process improvements in our crane operations, along with new robotic welding equipment and a new paint system, are driving down the time it takes us to manufacture a crane. Reduced lead times for our cranes allow us to receive an order, assemble and deliver a crane in less than 90 days. We believe that lattice-boom crane fleet utilization remains high and contractors continue to report increased quotation activity. We expect to benefit from the U.S. Transportation Equity Act for the 21st Century, which authorizes up to $217.0 billion in funding for highway and infrastructure through 2003. We believe rising energy prices and electrical power shortages are increasing the demand for cranes as nearly every segment of the energy industry strives to increase supply.

   Our foodservice equipment segment sales were $425.1 million for 2000. In 2000, we made more than $8.9 million in capital investments within our foodservice segment to improve our ability to serve our customers, reduce costs and cycle times and boost productivity. The conversion of our main ice-machine production facility to Demand Flow Technology(R) allows us to "build-to-order" and to substantially eliminate excess inventory. We expect to introduce demand flow manufacturing across the majority of our foodservice operations in the near future. The foodservice equipment industry is one of the most vibrant industries as food and drink sales are forecast to reach $399.0 billion in 2001 according to the National Restaurant Association. As disposable income continues to grow, combined with higher numbers of dual family incomes, we believe more of today's food dollar is spent away from home. We also see opportunities with existing locations as chain accounts and quick service restaurants focus their growth from increasing new store sales to increasing same store sales.

   Our 2000 sales for our marine segment were $71.9 million. Our acquisition of Marinette Marine Corporation in November 2000, combined with our existing Marine Group, creates the largest and most comprehensive shipbuilding and ship-repair organization on the Great Lakes. While we have concentrated on the repair, maintenance and construction of commercial vessels, Marinette is best known for its construction of military and research vessels. We now expect to combine our steel fabrication and repair capabilities with Marinette's skill and expertise in outfitting. We also expect to gain new economies and efficiencies of scale in purchasing, marketing, and support services. In addition, we anticipate that we will benefit from the proven skills and experience of Marinette's engineering staff, while we will provide the financial resources required to pursue larger contracts and fund new growth. With a current combined backlog of over $200.0 million at December 31, 2000, we are positioned to become one of the leading builders of mid-sized ships in the country.

   In 2000, we focused on acquisitions as we invested nearly $100 million to acquire five companies: three foodservice businesses, a boom truck manufacturer and one of the largest shipyards on the Great Lakes. Since 1995, we have more than doubled the size of each of our three businesses through acquisitions. With the completion of the acquisition of Potain, we have completed ten acquisitions since January 1, 1998, which we believe has given us a broad base of experience in identifying the right companies to acquire and integrating them into our operations. We look for companies that complement our current operations, fill voids in our product lines and geographic areas and are market leaders. We require acquisitions to contribute to earnings within two years and to be EVA positive within three years. Many of our acquisitions, and our purchase of the remaining percentage of our Chinese joint venture, have helped build our presence in international markets.

Results of Operations for the Quarters Ended March 31, 2000 and 2001

   Net sales increased 11.4% to $229.4 million in the first quarter of 2001, from $205.9 million for the same period in 2000. Net earnings for the quarter were $9.9 million, or $.40 per diluted share, compared with $14.9 million, or $.57 per diluted share, in the first quarter of 2000. Weighted-average shares outstanding used to calculate diluted earnings per share were 24.5 million for the first quarter of 2001 and 26.0 million for the first quarter of 2000.

   Foodservice equipment segment sales were $101.2 million for the first quarter of 2001, up 9% from the first quarter of 2000. Operating earnings from foodservice equipment were $9.5 million for the quarter, a 22% drop from the $12.2 million earned during the same period last year. The increase in sales was the result of acquisitions made during 2000. Without the acquisitions, sales would have declined by 22% and operating earnings would have declined by 24% compared to the same period last year. Capital spending constraints in the beverage equipment industry continue to lower volumes in this business. These volume decreases, along with product mix issues and slower ice-machine sales, contributed to the decline in foodservice equipment margins.

   First quarter sales for the crane segment were $84.3 million, compared to $100.8 million for 2000, a decline of 16%. Crane segment operating earnings dropped 34% to $11.4 million from $17.3 million in the first quarter of 2000. Sales of our boom trucks continued to be weak due to greater economic pressures on smaller contractors, reflecting the reduced order patterns for light-duty construction equipment that we have seen in the past two quarters. In addition, pricing pressures due to the strong U.S. dollar and greater competitiveness in the global market impacted our crane segment. These factors negatively impacted our crane margins.

   We believe prospects for our crane segment remain solid. Quoting activity for our higher-capacity lift cranes continued to climb, driven by demand in the energy-related markets. We believe this is evidenced by the positive response we received at BAUMA 2001, the international construction equipment trade fair in Germany. We introduced five major new crane products--a number unprecedented in the lattice-boom crane industry and a testament to our technological and manufacturing capabilities. Including sales made at BAUMA, our overall crane segment backlog stood at $85 million as of April 13, 2001.

   Marine segment sales for the first quarter were $43.8 million, compared with $12.2 million for the same period in 2000. Marine segment operating earnings for the first quarter were $4.6 million, compared with $2.4 million for the first quarter of 2000. Our acquisition of Marinette Marine in the fourth quarter of 2000 accounted for the majority of the sales and earnings increase. However, our organic sales rate was 22% and our earnings growth rate was 13%. The marine segment has just completed another active winter repair season. This season included more than 20 dry dockings at our Sturgeon Bay and Toledo facilities, and work continued steadily on the hopper dredge Liberty Island. In addition, quoting activity remained high at our Sturgeon Bay, Toledo, and Cleveland operations, as well as at Marinette Marine.

   Interest expense for the quarter ended March 31, 2001 was $4.1 million, compared to $2.5 million for the same period last year. This increase in interest expense is due to the additional debt incurred to fund acquisitions and to repurchase shares of Manitowoc stock during 2000.

   Our effective tax rate was approximately 38% for the quarters ended March 31, 2001 and 2000.

Results of Operations for the Years Ended December 31, 1998, 1999 and 2000

   The following table sets forth selected items from our consolidated statements of earnings as a percentage of net sales, for the periods indicated:

                                                               Years ended
                                                              December 31,
                                                            -------------------
                                                            1998   1999   2000
                                                            -----  -----  -----
   Net sales:
     Foodservice equipment.................................  45.4%  46.0%  48.7%
     Cranes and related products(1)........................  48.2   47.3   43.1
     Marine................................................   6.4    6.7    8.2
                                                            -----  -----  -----
       Total............................................... 100.0  100.0  100.0
   Cost of sales...........................................  72.2   71.6   73.0
                                                            -----  -----  -----
   Gross Profit............................................  27.8   28.4   27.0
   Engineering, selling and administrative expenses........  13.9   13.0   13.2
   Amortization............................................   0.7    0.9    0.9
                                                            -----  -----  -----
   Earnings from operations................................  13.2   14.5   12.9
   Interest expense........................................  (1.4)  (1.3)  (1.7)
   Other expense-net.......................................  (0.2)  (0.3)  (0.2)
                                                            -----  -----  -----
   Earnings before income tax..............................  11.6   12.9   11.0
   Income taxes............................................   4.3    4.8    4.1
                                                            -----  -----  -----
   Net earnings............................................   7.3    8.1    6.9
                                                            =====  =====  =====

--------
(1) During 2000, we reclassified certain boom truck costs formerly reported as a component of net sales to cost of sales, due to the implementation of Emerging Issues Task Force (EITF) No. 99-19, "Reporting Revenues Gross as a Principal versus Net as an Agent." As a result, sales and cost of sales were increased in our crane segment by $18.8 million in 1999 and $9.1 million in 1998.

   Net sales increased 5.9% in 2000 to $873.3 million from $824.3 million in 1999. This increase was driven by acquisitions. Net sales in 1999 increased 17.1% compared to $703.9 million in 1998. This increase was caused half by internal growth and half from acquisitions made since 1997.

   Gross profit as a percent of net sales declined in 2000 to 27.0% from 28.4% in 1999 and 27.8% in 1998. The decline in 2000 was due to decreased volumes in our foodservice and crane segments, inefficiencies caused by current year investments in manufacturing process improvements, increased project work in our marine segment and by lower gross margins on businesses acquired in 2000 and 1999. The 1999 increase in gross margin versus 1998 was due to higher volumes in all three segments, synergies achieved in the realignment of the two groups within our foodservice segment and productivity improvements achieved within our crane segment.

   We maintained engineering, selling and administrative expenses during 2000 at 13.2% of net sales versus 13.0% of net sales in 1999 and 13.9% of net sales in 1998. The maintenance of this engineering, selling and administrative expenses ratio in 2000 was due to the flexibility of our fixed cost structure and our resulting ability to control costs in light of lower volumes. We successfully maintained this cost ratio during 2000 notwithstanding our completion and assimilation of five acquisitions and the investigation of several others. The decrease in engineering, selling and administrative expenses as a percent of sales in 1999 versus 1998 was achieved through continuing cost controls in all three segments as well as the implementation of operating efficiencies within our foodservice and crane segments.

   Amortization expense of $8.2 million during 2000 increased 10.7% over the $7.4 million reported in 1999. Amortization expense in 1999 increased 51.4% over the $4.9 million recorded in 1998. This increase in amortization expense in 1999 and 2000 is the result of the additional goodwill recognized related to the eight acquisitions we have completed since the beginning of 1998 (not including the acquisition of Potain).

   Our operating income in 2000 of $112.7 million, or 12.9% of net sales, decreased 5.3% versus the $119.0 million, or 14.4% of net sales, reported for 1999. Operating earnings for 1999 were 28.4% higher than the $92.6 million, or 13.2% of net sales, reported for 1998.

   Interest expense during 2000 of $14.5 million was 34.5% higher than the amount recorded during 1999. Interest expense of $10.8 million in 1999 was 10.8% higher than the $9.7 million recorded in 1998. This increase in interest expense during 1999 and 2000 was due to a combination of the additional debt incurred to fund acquisitions and to repurchase 1.9 million shares of our stock during 2000. The effective interest rate paid on all outstanding debt remained constant at 6.9% as of December 31, 2000, 6.7% as of December 31, 1999 and 6.3% as of December 31, 1998. These rates remained relatively stable in spite of the rising interest rate environment that began in the middle of 1999. We controlled our exposure to interest rate increases over this period in three ways. First, we effectively used interest rate hedges on variable rate debt. Second, we benefited from our favorable fixed-rate borrowings. Third, we effectively used alternative borrowing vehicles outside of our existing revolver facility, such as short-term commercial paper borrowings.

   The 2000 effective income tax rate was 37.3%, compared to 37.0% in 1999 and 36.9% in 1998. The increase in our effective income tax rate over this three-year period is due to increasing amounts of non-deductible goodwill amortization expense arising from acquisitions.

 Cranes and Related Products Segment

                                                        1998     1999     2000
                                                      -------- -------- --------
                                                            (In Thousands)
   Net sales......................................... $339,051 $389,510 $376,250
   Operating income..................................   48,116   64,840   62,876
   Operating margin..................................    14.2%    16.6%    16.7%

   The 3.4% decrease in crane segment sales in 2000 was due to decreased domestic sales volumes of lower tonnage units in our lattice-boom crawler crane business. In addition, our boom truck business also experienced decreased sales volumes combined with a shift in boom truck sales mix toward lower tonnage units.

   The 14.9% increase in net sales in 1999 versus 1998 was due to increased sales volumes of medium-to-high tonnage units in the lattice-boom crawler crane business as well as the acquisition of USTC Inc. in November 1998 and increased sales penetration by our boom truck businesses into the rental industry.

   Operating income in our crane segment declined 3.0% in 2000 primarily due to lower sales volumes and the shift of product sales mix in the boom truck business toward lower tonnage units. Operating margins remained consistent in 2000 with 1999 levels primarily due to the net effect of deteriorating product margins offset by improved engineering, selling and administrative expenses margins. Gross margins declined during 2000 primarily due to lower sales volumes in all of the segment's businesses, the shift in boom truck product sales mix toward lower tonnage units and competitive pricing pressures experienced by the boom truck business. Engineering, selling and administrative expenses margins improved during the year as the segment continued to take advantage of cost reduction synergies within the boom truck business and cost reduction initiatives implemented amongst all crane segment businesses.

   Operating income in 1999 increased 34.8% primarily due to the USTC acquisition completed in November 1998 and increased sales volumes at each of the segment's businesses. Operating margins improved in 1999 due to the same reasons as noted above.

 Foodservice Equipment Segment

                                                        1998     1999     2000
                                                      -------- -------- --------
                                                            (In Thousands)
   Net sales......................................... $319,457 $379,625 $425,080
   Operating income..................................   52,950   65,372   61,368
   Operating margin..................................    16.6%    17.2%    14.4%

   Foodservice segment net sales rose 12.0% to $425.1 million in 2000 compared to 1999 levels. This increase was due exclusively to acquisitions. These acquisitions included: Kyees Aluminum, acquired in April 1999 and included in results for all of 2000, but only part of 1999; Beverage Equipment Supply Company, acquired in February 2000; Multiplex Company, Inc., acquired in March 2000; and Harford Duracool LLC, acquired in April 2000. Internal sales for the foodservice segment in 2000 were flat versus 1999 levels.

   The 18.8% increase in net sales in 1999 versus 1998 was due to increased demand for ice-cube machines resulting from the introduction of the "Q" series product by Manitowoc Ice and the acquisitions made during the year, which included Manitowoc Beverage Systems in January 1999 and Kyees Aluminum in April 1999.

   The 6.1% decrease in operating income during 2000 versus 1999 was due to volume decreases in our businesses serving the beverage industry, decreased sales volumes of walk-in refrigerators and freezers, and $1.5 million invested in manufacturing process improvements at our ice-machine and private label refrigerator manufacturing locations during 2000. The decrease in operating margin in 2000 was due to the reasons mentioned above compounded by the lower operating margins of acquired businesses.

   The 23.5% increase in operating income in 1999 over 1998 was primarily due to increased sales volumes and cost reductions achieved in the realignment of our foodservice segment into groups along market channels.

 Marine Segment

                                                          1998    1999    2000
                                                         ------- ------- -------
                                                             (In Thousands)
   Net sales............................................ $45,412 $55,204 $71,942
   Operating income.....................................   6,978   7,297   8,902
   Operating margin.....................................   15.4%   13.2%   12.4%

   Marine segment revenues increased 30.3% in 2000 versus 1999. Internal sales growth was 8.3%. Sales growth during 2000 was due to increased project and repair revenues at our traditional facilities during the year and the acquisition of Marinette in November 2000.

   Revenues increased 21.6% during 1999 versus 1998 primarily due to higher amounts of project work and robust levels of repair and maintenance work during the year.

   Segment operating income increased 22.0% during 2000 versus 1999 levels due to the acquisition of Marinette in November 2000 and the additional project and repair volumes experienced during the year. Operating margins declined during the year due to the continued shift of revenues toward project work, exacerbated by the acquisition of Marinette, which traditionally has lower margins.

   Operating income increased 4.6% in 1999 compared to 1998. This was primarily due to additional volumes in all of the marine segment's activities including project, repair, and docking services. Operating margins decreased in 1999 due to the shift in revenue mix toward more project work versus 1998 levels.

 General Corporate Expenses

                                                     1998      1999      2000
                                                   --------  --------  --------
                                                         (In Thousands)
   Net sales (consolidated)....................... $703,920  $824,339  $873,272
   Corporate expenses.............................  (10,543)  (11,166)  (12,313)
   Percent of sales...............................    (1.5%)    (1.4%)    (1.4%)

   Corporate expenses during 2000, 1999 and 1998 were consistent as a percent of net sales at 1.4% in 2000 and 1999, and 1.5% in 1998. The 10.3% increase in corporate expenses during 2000 was due to $1.1 million of expenses related to unrealized acquisitions. The 5.9% increase in expenses during 1999 was primarily due to increased payroll and travel expenses.

Domestic Market Conditions

   The United States economy experienced a slowdown during the last half of 2000. The state of the U.S. economy, high oil prices, weather and low water levels on the Great Lakes impacted each of our segments during 2000. Our foodservice businesses experienced flat internal sales growth; cranes saw a decline in domestic revenues during 2000 as compared to 1999; and internal domestic sales growth for our marine segment expanded during the year due to increased project and repair work.

 Cranes

   While the first half of 2000 continued at the brisk industry pace of the last few years, the second half of the year slowed considerably. A combination of interest rate increases and the general economic slowdown had a deteriorating effect on the construction industry as a whole. We felt this decrease to the largest extent in our boom truck business and our smaller tonnage crawler cranes. Large capacity boom trucks and large crawler cranes were less affected. Crane fleet utilization remains high and contractors continue to report increased quotation activity.

 Foodservice

   The foodservice industry started 2000 on a strong note. By the end of the first quarter, the ice cube machine industry was posting year-over-year growth of over 11%, and we almost doubled that rate. Interest rate increases coupled with an unusually cool and wet summer resulted in an industry that closed 2000 just under 1% ahead of 1999. Our other foodservice operations (with the exception of the beverage segment) posted similar results.

   While we expect some slowing in the number of new domestic units being built in the quick service and lodging segments, there are positive signs for growth in other segments that should partially offset any slowdown. Those segments include full service, casual dining and the convenience store markets. The major oil companies, coming off a period of consolidation and reporting strong financial performance, indicate they will intensify spending in their convenience operations in the near-term.

   We also see opportunities with existing locations. Many of the chain account locations in the U.S. were built during the eighties and early nineties. As their focus for growth turns from increasing the number of units to increasing same store sales, competition likely will drive remodeling and menu expansion.

   At Diversified Refrigeration, Inc., the demand for high-end domestic appliances continues to grow. While that segment is certainly not recession proof, we have not experienced any of the slowdown seen by other traditional home appliance manufacturers.

 Marine

   The marine segment is continuing its recent growth trends driven most dramatically by the acquisition of Marinette, but also by the aging of the Great Lakes fleet, increased utilization of the vessels driven by lower water levels resulting in more trips with lighter cargoes and the strength of the dredging market. We expect the Oil Pollution Act of 1990 requirements to create a strong demand for double-hulled tanks and barges.

International Market Conditions

   Our international sales were approximately 9% of total revenues in 2000. This amount was down slightly from 1999.

 Cranes

   International business was relatively flat in 2000. Segments related to energy, petrochemical and oil and gas exploration began to show some improvement late in the year. Mainstream crane utilization appears stable and many markets look to general economic expansion in the near term. Energy related users will begin to look toward upgrading equipment fleets over the next several years.

 Foodservice

   The foodservice segment international sales increased approximately 41% in 2000 driven primarily by the acquisition of Multiplex in March 2000.

   While domestic new-store construction in the quick service restaurant segment softens, expansion outside the U.S. is intensifying. This is particularly true in Europe and Asia, and to a lesser extent in Latin America.

   In Europe, the economy is finally starting to shake off the doldrums of the past few years. The euro countries experienced real gross domestic product growth of 3.5% in 2000. With a strengthening euro, the investment climate is once again favorable and the demand for ice is steadily increasing as western menus capture a larger audience.

   Certain Asian economies also experienced higher economic growth in 2000, generating accelerated investment activity. China, in particular, is seeing robust growth in both international and newly developed local quick service restaurants.

   Latin America is just beginning to show signs of improved economic conditions. In the past few years, Mexico has become an increasingly important market for the foodservice segment.

   In South America, we have intensified our efforts to establish our foodservice segment's brands. During the fourth quarter of 2000, we opened a distribution center in Uruguay to serve South America. This should enable us to capture a larger market share as the South American economies recover.

 Marine

   The marine segment is primarily focused on the U.S. We continue, however, to prepare and bid vessels for research, patrol and defense mission profiles to a broad range of foreign governments.

   We continue to effectively and quickly complete emergency repairs for foreign flag vessels moving through the Great Lakes. We are also expanding our capabilities to serve our customers by investment in what are already the most effective facilities on the Great Lakes and by increasing our capability to complete dockside and in-voyage repairs.

Acquisitions

   Our growth in 2000 versus 1999 was mainly due to the acquisitions that we made during the last several years. With the completion of the acquisition of Potain, we have completed ten acquisitions since January 1, 1998, and we continue to seek new acquisition candidates in each of our segments. All of the acquisitions described below were funded with cash flow from operations as well as borrowings under our credit facilities in existence at the time of the acquisition and recorded using the purchase method of accounting. Each of these acquisitions is included in our consolidated statements of earnings beginning with the date of acquisition.

 2000 Acquisitions

   On November 20, 2000, we completed the acquisition of Marinette, a builder of mid-sized commercial, research and military vessels located in Marinette, Wisconsin. Marinette had total revenues in 1999 of approximately $100.0 million. We paid an aggregate price of approximately $66.1 million for all of the outstanding shares of the company, which is net of $18.6 million of cash acquired and includes $0.5 million for direct acquisition costs and $17.4 million of assumed liabilities. The preliminary estimate of the excess of the purchase price over the estimated fair value of the net assets acquired is $45.3 million. The purchase price for this acquisition is subject to a post-closing working capital adjustment to be settled in 2001.

   On April 7, 2000, we acquired substantially all the net business assets of Harford Duracool, LLC of Aberdeen, Maryland for an aggregate purchase price of $21.2 million, which includes direct acquisition costs of $0.5 million, assumed liabilities of $1.4 million and the payment of a post-closing working capital adjustment of $0.3 million. Harford had sales of approximately $17.0 million in 1999. The excess of the purchase price over the estimated fair value of the net assets acquired is $15.0 million.

   We completed the acquisition of all the outstanding stock of Multiplex Company, Inc., of St. Louis, Missouri, on March 31, 2000. Multiplex, which had sales of approximately $31.0 million in 1999, is a manufacturer of beverage-dispensing equipment. We acquired Multiplex for an aggregate purchase price of $20.5 million, which is a net of $3.7 million of cash acquired, and included $0.4 million of direct acquisition costs and assumed liabilities of $5.3 million. The excess of the purchase price over the estimated fair value of the net assets acquired is $12.7 million.

   During 2000, we also completed the acquisitions of certain assets of Pioneer Holdings LLC, the outstanding shares of Beverage Equipment Supply Company, and the remaining shares of Hangzhou Manitowoc Wanhua Refrigeration Company, our Chinese joint venture. We paid a total aggregate consideration for these acquisitions of $18.2 million, which is net of cash received and includes direct acquisition costs of $0.2 million and assumed liabilities of $2.8 million.

 1999 Acquisitions

   We acquired Kyees Aluminum, Inc., a leading manufacturer of cooling components for all of the major suppliers of fountain soft-drink beverage dispensers on April 9, 1999. Based in La Mirada, California, Kyees is a technology leader in the manufacture of cold plates--a key component used to chill soft drinks in dispensing equipment. The aggregate purchase price paid for Kyees was $28.5 million, which is net of $1.0 million of cash acquired and includes direct acquisition costs of $0.3 million, assumed liabilities of $2.2 million and includes payment of a $1.3 million post-closing net worth adjustment. The excess of the purchase price over the estimated fair value of the net assets acquired is $24.1 million.

   On January 11, 1999, we completed the acquisition of Purchasing Support Group, renamed Manitowoc Beverage Systems. Manitowoc Beverage Systems is a beverage systems integrator, with nationwide distribution of backroom equipment and support system components serving the beverage needs of restaurants, convenience stores, and other outlets. The aggregate purchase price paid for Manitowoc Beverage Systems was $43.7 million, which is net of cash acquired of $0.8 million and includes direct acquisition costs of $0.5 million and assumed liabilities of $5.9 million. The excess of the purchase price over the estimated fair value of the net assets acquired is $34.0 million.

 1998 Acquisitions

   On November 3, 1998 we purchased Powerscreen U.S.C., Inc. (doing business as USTC, Inc.), based in York, Pennsylvania for an aggregate price of $51.5 million, which includes $0.5 million of direct acquisition costs, $7.4 million of assumed liabilities and the receipt of a post-closing net worth adjustment of $2.1 million. USTC builds three proprietary product lines: boom trucks, rough terrain forklifts, and material-handling equipment. The excess of the purchase price over the estimated fair value of the net assets acquired is $38.0 million.

   We acquired a 50% ownership interest in Fabbrica Apparecchiature per la Produzione del Ghiaccio S.r.l. (F.A.G.) of Milan, Italy, a manufacturer of ice machines, on September 9, 1998. This purchase also included an option to purchase an additional 30% ownership over the next five years.

Liquidity and Capital Resources

 Historical for the Quarter Ended March 31, 2001

   Cash flow from operations was positive in the first quarter, totaling $11.1 million, compared with cash from operations of $1.1 million in the first quarter of 2000. This increase was primarily the result of changes in working capital amounts and decreased net income. Total funded debt was $209.3 million at the end of the first quarter 2001, representing a debt-in capital ratio of 46% at March 31, 2001, as compared to 48% at December 31, 2000.

 Historical for the Year Ended December 31, 2000

   Cash flows from operations during 2000 were $63.0 million, representing a decrease of 39.1% from $103.4 million in 1999 and an increase of 11.0% from the $56.8 million reported in 1998.

   The following table summarizes our sources and uses of cash during 2000.

                                                  2000
                                               ----------
                                                  (In
                                               Thousands)
            Sources of cash
              Net earnings....................  $ 60,268
              Non-cash adjustments to
               income(1)......................    26,147
              Borrowings......................   106,926
              Proceeds from sale of fixed
               assets.........................     3,481
              Exercises of stock options......       339
                                                --------
                Total.........................   197,161
                                                --------
            Uses of cash
              Acquisitions....................    98,982
              Stock repurchases...............    49,752
              Capital expenditures............    13,415
              Dividends.......................     7,507
              Changes in operating assets and
               liabilities....................    23,368
              Other...........................       251
                                                --------
                Total.........................   193,275
                                                --------
            Net cash flow.....................  $  3,886
                                                ========

--------
(1) Includes depreciation, amortization, deferred income taxes, deferred finance fees and loss on sale of fixed assets.

   During 2000, there was a net increase in our outstanding borrowings under our existing credit facilities of $106.9 million to $218.9 million at December 31, 2000 from $112.0 million at December 31, 1999. As a result, our debt-to-capital ratio at the end of 2000 reached 48.4% versus 32.5% at the end of 1999. This increase during 2000 was driven primarily to fund the five acquisitions and one joint venture buy-out we completed during the year as well as the repurchase of 1.9 million shares of our stock.

   The $99.0 million we spent on acquisitions during 2000 is broken down by segment as follows: $46.0 million in our foodservice segment; $49.0 million in our marine segment; and $4.0 million in our crane segment. Of the total spent for all our 2000 acquisitions, approximately $2.3 million was for acquisition related expenses.

   We completed the repurchase of 1.9 million shares of our common stock during 2000 at an average price of $26.42 per share. These shares were repurchased under two separate authorizations from the board of directors for the repurchase of a total of 2.5 million shares. At December 31, 2000, we had authority to purchase up to 600,000 more shares.

   A total of $13.4 million was spent during 2000 for capital expenditures. The following table summarizes 2000 capital expenditures and depreciation by segment.

                                                         Capital
                                                       Expenditures Depreciation
                                                       ------------ ------------
                                                            (In Thousands)
   Foodservice equipment..............................   $ 8,883       $6,168
   Cranes and related products........................     2,883        2,915
   Marine.............................................     1,481          437
   Corporate..........................................       168          352
                                                         -------       ------
     Total............................................   $13,415       $9,872
                                                         =======       ======

   As a primary driver of EVA, we will continue to focus on maximizing our cash flows from operations to attempt to keep the working capital employed in the businesses at the minimum level required for efficient operations.

   Shareholders' equity was $233.8 million, or $9.31 per diluted share, at December 31, 2000, versus $232.2 million, or $8.86 per diluted share, at the end of 1999. The increase in shareholders' equity was primarily due to net earnings of $60.3 million and proceeds from the exercise of stock options of $0.3 million, net of the $49.8 million repurchase of our common shares and the payment of $7.5 million in common stock dividends during the year.

 Pro Forma

   After consummation of the acquisition of Potain and the related financing transactions, including the sale of the old notes, we would have had pro forma indebtedness as of March 31, 2001 of approximately $566.1 million. At the closing of the acquisition of Potain, we borrowed the following amounts under the senior credit facility:

  .  $175.0 million on term loan A, which matures in five years;

  .  $175.0 million on term loan B, which matures in six years; and

  . $44.6 million on the $125.0 million revolving credit facility, which matures in five years.

The undrawn amount under the revolving credit facility is available for working capital and general corporate purposes, including the issuance of letters of credit, which were approximately $0.8 million at the closing. After giving effect to the acquisition of Potain and the related financing transactions, including the sale of the old notes, we had approximately $80.6 million of availability under the terms of the revolving credit facility at the closing.

   The new senior credit facility and the indenture for the notes pose various restrictions and covenants on us that could potentially limit our ability to respond to market conditions, to provide for unanticipated capital investments, to raise additional debt or equity capital or to take advantage of business opportunities. See "Description of Indebtedness" and "Description of the Notes--Certain Covenants."

   We continue to fund capital expenditures to improve the cost structure of our businesses, to invest in new processes and technology, and to maintain high quality production standards. The level of capital expenditures in our foodservice segment exceeded that of the other two segments and exceeded depreciation due to this segment's current year investment in new processes such as demand flow technology, and its investment in new-product introductions. We believe that this trend in capital expenditures outpacing depreciation will continue in 2001 due to continued implementation of demand flow production technology throughout the segment and continued new-product introductions. We expect that the level of capital expenditures in our crane and marine segments will be moderately higher than 2000 levels due to process improvement initiatives, new-product introductions and the addition of Marinette into our marine segment. Our pro forma capital expenditures are anticipated to increase to $34.5 million in 2001 from $23.2 million in 2000. This increase is due to expenditures of $3.0 million on a new corporate headquarters building and $11.3 million of expenditures associated with year 2000 acquisitions. We expect our pro forma capital expenditures to decline to $32.0 million in 2002. This two-year capital expenditure level is in line with our historic average capital expenditures.

   After giving effect to the acquisition of Potain on the related financing transactions, our pro forma cash and marketable securities would have been $47.6 million at March 31, 2001, compared with $16.0 million at March 31, 2000. Our primary cash requirements are expected to include working capital, interest and principal payments on indebtedness, capital expenditures, dividends and potentially future acquisitions. Our primary sources of cash are expected to be cash flow from operations and borrowing under the new revolving credit facility. Based upon current and anticipated future operations, we believe that cash on hand and available borrowings will be adequate to meet future working capital, capital expenditures, debt service and other capital requirements for at least the next two years. We cannot assure you, however, that our business will generate cash flow that, together with the other sources of capital, will enable us to meet those requirements.

Quantitative and Qualitative Disclosures About Market Risk

   We are exposed to market risks from changes in interest rates, commodities and, to a lesser extent, foreign currency exchange. To reduce these risks, we selectively use financial instruments and other proactive management techniques. All hedging transactions are authorized and executed under clearly defined policies and procedures, which prohibit using financial instruments for trading purposes or speculation.

   Discussion regarding our accounting policies and further disclosures on financial instruments are included in notes 1 and 5 of our notes to the consolidated financial statements.

 Interest Rate Risk

   We use interest rate swaps to modify our exposure to interest rate movements. This helps minimize the adverse effect of interest rate increases on floating rate debt. Under these agreements, we contract with a counter-party to exchange the difference between a fixed rate and floating rate applied to the notional amount of the swap. Our existing swap contract expires at October, 2002.

   The interest payments or receipts from interest rate swaps are recognized in net income as adjustments to interest expense on a current basis. We enter into swap agreements only with financial institutions that have high credit ratings, which, in our opinion, limits exposure to credit loss.

   At March 31, 2001, we had outstanding one interest rate swap agreement with a financial institution, with a notional principal amount of $12.5 million. The effect of this agreement on our interest expense in 2000 was not significant. The fair value of this swap agreement was nominal at March 31, 2001. On that date, the interest rate under this swap agreement was 6.3%.

 Commodity Prices

   We are exposed to fluctuating market prices for commodities including steel, copper and aluminum. Each of our business segments is subject to the effects of changing raw material costs caused by movements in underlying commodity prices. We have established programs to manage the negotiations of commodity prices. Some of these programs are centralized within business segments, and others are specific to a business unit. In general, we enter into contracts with our vendors to lock in commodity prices at various times and for various periods to limit our near-term exposure to fluctuations in raw material prices.

 Currency Risk

   In 2000, we had limited exposure to foreign currency exchange fluctuations in our European and Southeast Asian operations due to the small amount of transactions processed in relation to the total for the whole company, and the relative stability of the currencies exchanged. We will continue to utilize foreign currency hedges to manage our exposure, when necessary. Use of these instruments and strategies has been modest in the past.

 Contingencies

   The United States Environmental Protection Agency identified us as a potentially responsible party under the Comprehensive Environmental Response Compensation and Liability Act, liable for the costs associated with investigating and cleaning up the contamination at the Lemberger Landfill Superfund Site near Manitowoc, Wisconsin.

   Eleven of the potentially responsible parties formed the Lemberger Site Remediation Group and have successfully negotiated with the United States Environmental Protection Agency and Wisconsin Department of Natural Resources to settle the potential liability at the site and fund the cleanup. Approximately 150 potentially responsible parties have been identified as having shipped substances to the site.

   The latest estimates indicate that the remaining costs to clean up the site are nominal. Although liability is joint and several, our share of the liability is estimated to be 11% of the total cleanup costs. Prior to December 31, 1996, we accrued $3.3 million in connection with this matter. Expenses charged against this reserve in 2000, 1999 and 1998 were not significant. Remediation work at this site has been completed, with only long-term pumping and treating of groundwater and site maintenance remaining.

 Recently Adopted Accounting Changes

   In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." This issuance delayed the effective date of SFAS 133 for us until the first quarter of 2001.

   We adopted SFAS 133 on January 1, 2001. The effects of the adoption were immaterial to our financial statements.

                                   BUSINESS

   We are a diversified industrial manufacturer with leading market positions in our three principal markets: cranes; foodservice equipment; and marine services in the Great Lakes region. In our crane business, we design, manufacture and market a comprehensive line of crawler cranes, tower cranes and boom trucks with capacities ranging from 10 tons to 1,433 tons. Our cranes are used in a wide variety of applications, including energy, petrochemical and industrial projects, infrastructure development such as road, bridge and airport construction, commercial and high-rise residential construction, mining and dredging. In our foodservice business, we design, manufacture and market full product lines of ice making machines, walk-in and reach-in refrigerator/freezers, fountain beverage delivery systems and other foodservice refrigeration products for the restaurant, lodging, convenience store and institutional foodservice markets. In our marine service business, we provide shipbuilding repair and maintenance service in the U.S. Great Lakes region. We own four shipyards and operate over 55% of the drydock capacity, based on footage, serving the U.S. Great Lakes commercial fleet.

   For the year ended December 31, 2000, we had net sales of $873.3 million, EBITDA of $130.7 million and net earnings of $60.3 million, reflecting five-year compound annual growth rates of 14.4%, 20.4% and 23.8%, respectively. On a pro forma basis for the same period, we had net sales of $1.1 billion, EBITDA of $172.2 million and net earnings of $49.0 million.

   We believe we are:

  . the leading provider of high capacity crawler cranes (over 150 tons) with an estimated 50% of worldwide sales;

  . one of two leading providers of tower cranes in the world with an estimated greater than 25% of worldwide sales;

  . the leading provider of ice making machines in the United States with an estimated 40% of U.S. sales;

  . the leading provider of walk-in refrigerator/freezers in the United States; and

  .  the leading provider of marine services in the Great Lakes region.

   Over the last six years we have grown both internally and through selective acquisitions. We have introduced or acquired 125 new products since 1996. New products we have introduced since 1998 represented approximately 60% of our 2000 net product sales. With the completion of the acquisition of Potain, we have completed 16 acquisitions since 1995. These acquired businesses generated 52.8% of our pro forma 2000 net sales.

   In 1993, we adopted EVA as a management tool to guide our investment, acquisition and operating decisions. EVA defines value creation as the cash return a business generates over and above its weighted average of capital. We believe the disciplined use of EVA in our decision-making helps us to invest capital efficiently, reduce operating costs and maximize our profitability and cashflow from operations.

Competitive Strengths

   We believe the following strengths are the primary drivers of our track record of growth and profitability:

   Leading Market Positions. We have served the crane and foodservice industries since 1925 and 1945, respectively, and we believe the Manitowoc name is among the best-known brands in those markets. We believe we hold a top three market share in all of our principal product categories and we believe that approximately 65% of our net sales are derived from product categories in which we have the first or second largest market share. We believe our strong market shares and our substantial installed base of equipment in the crane and foodservice markets, together with our established global distribution networks and our expertise in product development, provide a significant competitive advantage.

   Diverse Revenue Base. Our revenue base is diversified across three industries and five continents. Our crane, foodservice and marine segments, respectively, represent approximately 56.1%, 37.5% and 6.4% of our pro forma 2000 net sales. Approximately 27% of our pro forma 2000 net sales were generated outside of North America, principally in Europe with 21.7% and Asia with 2.9%, and we expect our international sales to grow faster than domestic sales over the next several years. We also have a diverse customer base, with no single crane or foodservice customer representing greater than 5.0% of our total pro forma net sales for 2000. While both our crane and foodservice segments are influenced by general economic conditions, they each serve different markets that do not react in lockstep with each other. Our marine segment provides additional stability, as its repair and maintenance services are primarily non-discretionary and the majority of our new construction contracts are with government agencies whose investment decisions are not necessarily influenced by general economic conditions.

   Strong Track Record of Product Innovation. Over the last six years we have introduced or acquired 125 innovative new products to better serve our customers' needs in all of our markets. We currently hold over 140 patents covering new product and technology innovations.

  . Cranes. In May 2000, we launched the most successful new crane in Manitowoc's history, the 275-ton capacity Model 999 crawler crane. We received orders for 80 Model 999 cranes in the first seven months following its introduction. In April 2001, we introduced the 110-ton Model 915 duty-cycle; the 110-ton Model 1015 foundation crane; the Model 555, a 150-ton limited duty-cycle lift crane; and the Model 19000, a 500-ton high-capacity liftcrane.

  . Foodservice. In 2000, we introduced our patented QuietQube ice-cube machines that feature our proprietary CVD technology and provide capacities of up to 2,000 pounds of ice per day. Our QuietQube CVD product line substantially reduces noise and heat exhaust during operation as well as floor space requirements, compared to available competing products. In 2000, we also introduced our first ice flake machine, which expands our penetration into the healthcare industry and provides an entree into the supermarket segment where flakes are the preferred type of ice for keeping meat and seafood fresh.

   Cost Efficient Manufacturing. We believe we are a highly efficient manufacturer and service provider in each of our segments. Establishing production facilities in China for our ice machines in 1995 provided us a low cost manufacturing base for worldwide distribution of some of our foodservice products. In 2000, we implemented a "mixed model/demand flow" manufacturing process in our foodservice segment, which enables us to shorten lead times and respond more effectively to customer demand, while reducing required inventory levels. In our crane segment, we maintain modern, efficient production facilities that enable us to produce a high quality product with low lead time requirements. Through a series of steps over the last two years, including outsourcing of non-core manufactured components, redesign of production processes, elimination of production bottlenecks at our facilities and investment in technology, we have reduced the average manufacturing lead time for our crawler cranes from approximately 128 days in 1998 to approximately 70 days in 2000.

   Excellent Customer Service. We support our products and our customers in the field through an extensive after-market customer service network. In our crane segment, we operate full-service machine shops and a fleet of fully equipped trucks that provide complete machining services at customer locations--or anywhere in the field--24 hours a day. Down-time in the field can be extremely costly for our customers and we believe our responsiveness and the quality of our customer service is an important differentiating factor for us in the lifting market. In our foodservice segment, we offer a continuous schedule of maintenance and repair training seminars during the year for independent service providers and our distributors. In 2000, over 14,000 individuals from around the world participated in our training seminars. We will only sell our foodservice

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

products in markets where trained and qualified service personnel are available locally, and we work to ensure that quality product service is available in every market served. In our marine segment, we consistently complete repair, maintenance and new construction projects on time and within budget, which we believe is an important factor influencing our customers' decision to select us.

Business Strategy

   With manufacturing and marketing operations in the U.S., Europe and Asia, our strong brand names and leading market positions, we believe we are well-positioned to serve our existing customers and to capitalize on growth opportunities around the world. We will continue to pursue our strategy by focusing on new product development, improving manufacturing efficiency, expanding our geographic reach and selectively pursuing acquisitions, using EVA as the principal management tool for evaluation of our operating and investment decisions.

   Emphasize New Product Development and Product Quality. We will continue to invest capital every year to develop new products with improved cost-effective functionality in response to changing customer requirements. We will also continue to improve and enhance our existing products.

   Maintain Highly Efficient Manufacturing. With EVA as a guiding principle, our manufacturing management teams are constantly seeking opportunities to improve productivity to increase our cash flow and return on invested capital. Our current initiatives include:

  . implementation of mixed model/demand flow in more of our foodservice business units over the next year;

  .  introduction of additional welding robotics to our crane segment; and

  .  expansion of our manufacturing operations in Asia.

   Extend Our Geographic Reach. We will continue to extend our reach deeper into existing geographic regions and into new markets. The Potain acquisition significantly extends our international presence with the addition of seven European and one Asian manufacturing sites and an established distribution network in 75 countries, including within Europe, Asia and Latin America. We intend to capitalize on the cross-selling opportunities both for our crawler crane and boom truck products through Potain's distributors overseas and for Potain's tower crane products through our Manitowoc distributors in North America. We recently opened a distribution center in Uruguay to serve the foodservice market in South America. In addition to establishing our own facilities in new markets, we will pursue joint ventures and licensing agreements where appropriate to further extend our manufacturing and distribution networks around the world. For example, we recently entered into a licensing agreement with Blue Star Limited in India for the production and marketing of refrigerators and freezers.

   Selectively Expand Through Acquisition. We will continue to consider selective acquisitions that improve our market position by extending our product lines or geographic reach. In evaluating a potential acquisition candidate, we generally require that the candidate demonstrate the following:

  .  leadership in its market niche;

  .  the potential for easy integration into our existing operations; and

  .  the potential for generating strong cash flow.

Additionally, our objective for each acquisition is for it to be earnings per share accretive within two years and EVA positive within three years. With the completion of the acquisition of Potain, we have completed ten acquisitions since January 1, 1998.

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

   Deploy Capital Efficiently. We believe our track record of strong cash flow is attributable to our commitment to EVA. We began implementation of EVA principles in 1993 and have generated nearly $145.0 million of economic value for our investors since 1995. More than 25% of our workforce is incentivized by EVA performance. We plan to continue investing our capital based on EVA principles in order to maximize cash generation and increase our return on invested capital.

Industry Overview

 Cranes and Related Products

   Our crane segment principally manufactures products for three markets in the crane industry: lattice-boom crawler cranes, tower cranes and boom trucks. Our lattice-boom crawler cranes are used to lift material and equipment in a wide variety of applications and end markets, including heavy construction, bridge and highway, duty cycle, infrastructure, energy-related and crane rental industries. Our boom truck cranes serve commercial, industrial, utility, construction and maintenance applications. Our top slewing tower cranes are generally sold to large building and construction contractors as well as to rental companies. Our self-erecting tower cranes are sold primarily to small and medium-sized building and construction contractors as well as rental companies. We also manufacture scissor lift platforms used in maintenance and construction, which we primarily sell to general equipment companies as a safer alternative to scaffolding and ladders.

   According to published industry sources, aggregate world demand for lifting equipment, including cranes, draglines and excavators, is estimated to have grown at an annual compound rate of 4.5% from $6.0 billion in 1989 to an estimated $9.3 billion in 1999, strongly outpacing growth in overall gross fixed investment with a growth rate of 2.7% and the construction industry as a whole with a growth rate of 3.8%. North America's market for lifting equipment was roughly $4.0 billion in 1998, the largest among the world's regions and equivalent to over 40% of total global demand. The North American market has grown briskly since the early 1990's, benefiting from economic expansion in the U.S. and Canada. The second largest regional market for lifting equipment is the Asia/Pacific region. Aggregate Asia/Pacific demand for lifting equipment in 1998 equaled $2.2 billion or roughly 24% of the world market. Although the level of industrialization, size and quality of building stock, degree of development of the infrastructure and similar factors vary widely across the region, a significant number of the countries in the region are advanced enough to be intensive users of lifting equipment and associated capital equipment. The majority of demand is generated in Japan, China and South Korea. The Western European market for lifting equipment was approximately $2.1 billion in 1998, third largest in the world behind North America and Asia/Pacific. As in those regions, the economies of Western Europe feature highly evolved industrial, commercial, residential and public sectors which are intensive users of infrastructural networks.

   Lattice-Boom Cranes. Lattice-boom cranes were developed in the 1920s to fill the need for heavy lift construction applications and continue to be utilized today principally in heavy construction and infrastructure development applications. Lattice-boom crawler cranes are widely accepted as the most economical lifting tool for capacity requirements above 100 tons and are unique in their ability to maneuver while lifting. Typical product applications include infrastructure work, petroleum-related projects, power generation projects and dockside/material handling. As each project may require differing boom lengths and lifting capacities, contractors generally tend to rent specific machines as needed rather than own a fleet of machines with varying capabilities. We sell our lattice-boom cranes in various markets, including North America, Europe, the Middle East and Asia. Demand for lattice-boom cranes is primarily dependent upon industrial and construction activity as well as replacement cycles for existing cranes.

   Tower Cranes. Tower cranes were developed in the 1950s to lift and place construction material accurately and quickly at various heights, without utilizing substantial square footage on the ground for set-up or operation. Tower cranes are primarily utilized in the commercial building and construction industry, as well as in specialty infrastructure development, such as ports and dams; to a lesser extent, tower cranes are utilized in residential construction.


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

   The tower crane market is divided into two major segments, top slewing cranes and self-erecting cranes.

   We believe the worldwide market for top slewing cranes is focused in Western Europe. We believe that prior to the 1997 economic crisis in Asia, Asia represented a significantly larger portion of total top slewing crane sales. Other significant markets include North America, Latin America and Russia.

   We believe France, Germany and Italy currently represent the largest markets for self-erecting cranes, and together currently account for a majority of total estimated sales of new cranes. However, we believe that other geographic markets, notably the Americas, should experience significant growth as self-erecting cranes are introduced and the cost effectiveness of tower cranes becomes more widely appreciated.

   Boom Trucks. A boom truck is a hydraulic telescopic crane mounted to a commercial truck chassis. The telescopic boom truck is used primarily by contractors engaged in the industrial, commercial, public works, residential construction, utility and oilfield service industries. They are also used in maintenance and materials-handling applications to lift materials or personnel at the same job site or to move material to another location. Over the past 20 years, boom trucks have replaced truck mobile cranes in the market for under 30 ton lifting devices, due to their mobility.

   Aerial Work Platforms. The aerial work platform market can be divided into three product types. These are scissor lifts, articulated lifts and telescopic boom lifts. Our product offering is currently focused on the scissor lift market. The aerial work platform industry in North America has developed over the past two decades as end-users have realized that aerial work platforms are an efficient and safer alternative to scaffolding and ladders. The products are used for indoor or outdoor applications in a variety of construction, industrial and commercial settings that require workers to be lifted to high elevations. Rapid growth of the industry can be attributed to efficiency considerations as well as federal and supranational regulations mandating safety standards for people working in elevated areas.

 Foodservice Equipment

   Our ice-cube machines, combination ice/beverage dispensers and dispensing valves, long-draw soft drink and beer dispensing systems and our other foodservice equipment are used by restaurants, hotels and other institutions, as well as the soft-drink industry. Our walk-in refrigerators and freezers are used in restaurants, hotels and other institutions. Sales of our various foodservice equipment products are driven primarily by demand from participants in the food and beverage industry.

   According to published industry sources, the foodservice industry, which includes restaurants, cafeterias, institutions, hotel kitchens, kiosks and caterers, had estimated sales of $376.0 billion in 2000. Over the past 30 years, the industry has grown at a compounded annual rate of 7.5% from $43.0 billion to its current level. According to published industry sources, the foodservice industry spent approximately $7.5 billion to purchase new equipment in 2000, up 3.0% from 1999.

   A major driver of foodservice equipment sales is consumption of food prepared away from home. This includes expenditures on food and beverage served in restaurants and institutional cafeterias as well as food prepared in supermarkets and other stores. Although the growth in overall food consumption is slow and driven primarily by population growth, growth in food prepared away from home has enjoyed strong secular expansion in past decades. This is due to several trends: the increase in the labor participation among women, rising disposable incomes, greater value placed on leisure and personal time and the emergence of eating out as a lifestyle trend.

   According to the U.S. Bureau of Economic Analysis, approximately 40% of inflation-adjusted food spending in the U.S. is spent on purchased meals, which includes restaurants and take-out food, up from 27% in 1970, 33% in 1980 and 37% in 1990. This measure may even underestimate the consumption of food and beverage prepared away from home, as it does not include food served in institutions and prepared food bought at supermarkets. Additionally, one in every 2.5 meals is prepared outside the home and almost half of all U.S. adults are restaurant patrons on a typical day.

   Demand in the commercial foodservice and retail food equipment industries is driven by several industry trends. These trends include continued expansion and ongoing replacement and renovation by major restaurant and lodging chains, increased consumer expenditures for food prepared away from home, increased prepared food offerings at supermarkets and convenience stores, supplier consolidation and increased international foodservice demand.

 Marine Operations

   The Great Lakes commercial fleet is comprised of over 140 vessels and integrated tug/barges. In addition, many U.S. Coast Guard vessels and other smaller ships sail the lakes. A number of foreign-flagged oceangoing ships also sail the Great Lakes via the St. Lawrence Seaway. The owners of the commercial fleets are primarily companies engaged in transporting and transloading of bulk commodities, including iron ore, coal, grain, limestone and petroleum, and finished goods primarily for the steel, utility, mining, and chemical industries.

   This entire fleet of vessels comprise the potential market for Great Lakes shipyards, providing ship-repair and shipbuilding services. Commercial vessels must receive inspections every five years, providing shipyards with a steady stream of recurring business. Under the Merchant Marine Act of 1920, U.S. flagged vessels are obligated to utilize U.S. based shipyards for rebuilding services.

   Demand for ship repair, maintenance, conversion and new construction services is currently being driven by longer shipping seasons, an aging fleet serving the Great Lakes, continued high utilization of the existing fleet and moves toward automating the existing fleet to enhance operating efficiency and reduce shore time.

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

Products and Services

   We are a diversified manufacturing company with market-leading operations in cranes and related products, foodservice equipment and marine services. We sell our key products through the following principal business segments:

                       Percentage of
                         Pro Forma
 Business Segment      2000 Net Sales         Key Products           Key Brands
 ----------------      -------------- ---------------------------   ------------
 Cranes and Related
  Products...........      56.1%      Crawler- and truck-mounted    Manitowoc
                                      lattice-boom cranes; top      Potain
                                      slewing, topless, self-       CraneCare
                                      erecting cranes; special      Femco
                                      cranes; hydraulically
                                      powered telescopic boom
                                      trucks; scissor lift
                                      platforms; crane rebuilding
                                      and remanufacturing
                                      services; aftermarket
                                      replacement parts for
                                      cranes and excavators;
                                      industrial repair and
                                      rebuilding services for
                                      metal-forming, scrapyard,
                                      steel recycling, and
                                      aggregate equipment.

 Foodservice
  Equipment..........      37.5%      Commercial ice-cube           Manitowoc
                                      machines, ice flakers, and    SerVend
                                      storage bins; ice/beverage    Multiplex
                                      dispensers; long-draw soft-   Kolpak
                                      drink and beer dispensing     Harford-
                                      systems; walk-in              Duracool
                                      refrigerators and freezers;   McCall
                                      reach-in refrigerators and    Koolaire
                                      freezers; refrigerated        RDI
                                      under-counters and food       Flomatic
                                      prep tables; private label    Compact
                                      residential                   Icetronic
                                      refrigerator/freezers;
                                      post-mix beverage
                                      dispensing valves; cast
                                      aluminum cold plates;
                                      compressor racks and
                                      modular refrigeration
                                      systems; backroom beverage
                                      equipment distribution
                                      services.

 Marine..............       6.4%      Inspection, maintenance and
                                      repair of freshwater and
                                      saltwater vessels. New
                                      construction services for
                                      commercial, government,
                                      military, and research
                                      vessels of all varieties,
                                      including self-unloading
                                      bulk carriers, double-hull
                                      tank barges, integrated
                                      tug/barges and dredges.
                                      Also provides industrial
                                      repair and maintenance
                                      services for refineries,
                                      power plants and heavy
                                      industrials.

 Cranes and Related Products

   Our crane segment designs and manufactures a diversified line of crawler- and truck-mounted lattice-boom cranes, hydraulically powered telescopic boom trucks, rough-terrain forklifts and material handling equipment, which we sell under the "Manitowoc" name for use by the energy, petrochemical, construction, mining, pulp and paper and other industries. Our crane segment also designs and manufactures a diversified line of top slewing and self-erecting cranes, which we sell under the "Potain" name, for use in construction and other industries primarily in Europe and Asia. We also specialize in crane rebuilding and remanufacturing services, aftermarket replacement parts for cranes and excavators, and industrial repair and rebuilding services for metal-forming, scrapyard and recycling equipment, which we sell under the "Femco" name. Many of our customers purchase one crane together with several attachments to permit use of the crane in a broader range of lifting applications and other operations. Various crane models combined with available options have lifting capacities ranging from approximately 10 to 1,433 U.S. tons and excavating capacities ranging from 3 to 15 cubic yards. We also offer a line of scissor lift aerial platforms that are sold under the "Liftlux" name.

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

   Lattice-boom cranes. We market our lattice-boom crawler cranes through our subsidiary, Manitowoc Cranes, Inc., the largest manufacturer of lattice-boom crawlers in North America. Lattice-boom cranes consist of a lattice-boom, which is a fabricated, high-strength steel structure which weighs less and provides higher lifting capacities than a telescopic boom of similar length, mounted on a base which is either crawler- or truck-mounted. The lattice-boom design significantly reduces ground-bearing pressures enabling a lattice-boom crane to pick-and-carry virtually any rated load. The lattice-boom sections, together with the crane base, are transported to and erected at a project site.

   We currently offer ten models of lattice-boom cranes with lifting capacities ranging from approximately 80 to 1,433 tons, which are used to lift material and equipment in a wide variety of applications and end markets, including heavy construction, bridge and highway, duty cycle and infrastructure and energy related projects. These cranes are also used by the crane rental industry, which serves all of the above industries.

   Lattice-boom crawler cranes may be classified according to their lift capacity--low capacity and high capacity. Low capacity crawler cranes with 150-ton capacity or less are often utilized for general construction and duty cycle applications. We offer two models in this crane category: the Model 111, an 80-ton capacity, self-erecting crawler crane; and the Model 222, a 100-ton capacity, self-erecting crawler crane.

   High capacity crawler cranes with greater than 150-ton capacity are utilized to lift materials in a wide variety of applications and are often utilized in heavy construction, energy-related, bridge and highway and dockside applications. We offer five high-capacity models: the Model 777, a 175-ton capacity, self-erecting crawler crane; the Model 888, a 230-ton capacity, self-erecting crawler crane; the Model 999, a 275-ton capacity, self-erecting crawler crane; the Model 2250, a 300-ton capacity, self-erecting crawler crane; and the Model 21000, a 1,000-ton capacity liftcrane. The Model 999, which we introduced in 2000, is the most successful new crane in our history with orders received for 80 units at December 31, 2000. The Model 999 is one of the largest self-erecting crawler cranes available and offers the industry's first ever, fully interchangeable crawler that can be mounted on either side of the crane base. This allows for shorter set up time, increased reliability and the opportunity to offer our customers the ability to expand their crane fleets at a lower cost.

   In April 2001, we introduced the 110-ton Model 915 duty-cycle crane; the 110-ton Model 1015 foundation crane; the Model 555, a 150-ton limited duty-cycle lift crane; and the Model 19000, a 500-ton high-capacity liftcrane.

   We also manufacture two lattice-boom, self-erecting truck cranes: the M-250T, a 300-ton capacity crane; and the Model 777T, a 220-ton capacity crane. These cranes serve the same markets as our high capacity, crawler cranes and differ from their crawler counterparts only to the extent that they are mounted onto a truck rather than a crawler, and can travel at highway speeds.

   Crawler Crane Attachments. Manitowoc Cranes offers customers various attachments that provide our cranes with greater capacity in terms of height, movement and lifting. Our principal attachments are: MAX-ER(TM) attachment, luffing jibs, tower attachments and RINGER(TM) attachments. The MAX-ER is a trailing, counterweight, heavy-lift attachment that dramatically improves the reach, capacity and lift dynamics of the basic crane to which it is mounted. It can be transferred between cranes of the same model for maximum economy and occupies less space than competitive heavy-lift systems. A luffing jib is a fabricated structure similar to, but smaller than, a lattice-boom. Mounted at the tip of a lattice-boom, a luffing jib easily adjusts its angle of operation permitting one crane with a luffing jib to make lifts at additional locations on the project site. It can be transferred between cranes of the same model to maximize utilization. A RINGER attachment is a high-capacity lift attachment that distributes load reactions over a large area to minimize ground-bearing pressure. It can also be more economical than transporting and setting up a larger crane.

   During 2000, Manitowoc Cranes introduced several new attachments, including the MAX-ER 2000, which boosts the capacity of the Model 2250 lattice-boom crawler from 300 to 500 tons and the Model 21000 from 831 to 1,433 tons, while also providing over 600 feet of reach for the Model 2250 and 640 feet of reach for the Model 21000. In April 2001, we introduced a 78.5-ton luffing jib for the Model 999, which will enable boom-and-jib combinations having a total reach of up to 480 feet.

   Tower Cranes. Manitowoc Cranes, under the Potain brand name, designs and manufactures tower cranes utilized primarily in the building and construction industry. Tower cranes offer the ability to lift and place material more quickly and accurately than other types of lifting machinery without utilizing substantial square footage on the ground. Tower cranes include a stationary vertical tower and a horizontal jib with a counterweight, which is placed near the top of the vertical tower. A load carrying cable runs through a trolley which is on the jib, enabling the load to move along the jib. The jib rotates 360 degrees, which compensates for the crane's inability to move, thus increasing the crane's work area. Operators are primarily located where the jib and tower meet, which provides superior visibility above the worksite. We offer a complete line of tower crane products, including top slewing, luffing jib, topless, self-erecting cranes and special cranes for dams, harbors and other large building projects.

   Top slewing cranes are the most traditional form of tower cranes. Top slewing tower cranes have a tower and multi-sectioned horizontal jib. Suspension cables supporting the jib extend from the tower. These cranes rotate from the top of their mast and can increase in height with the project. Top slewing cranes are transported in separate pieces and assembled at the construction site in one to three days depending on the height. Potain offers 56 models of top slewing tower cranes with lifting capabilities ranging between 40 and 2,200 meter-tons. These cranes are generally sold to large building and construction groups, as well as rental companies.

   Luffing jib tower cranes, which are a type of top slewing crane, have an angled rather than horizontal jib. Unlike other tower cranes which have a trolley that controls the lateral movement of the load, luffing jib cranes move their load by changing the angle of the jib. These cranes are transported in separate pieces and assembled at the construction site in one to three days depending on the height. The cranes are utilized primarily in urban areas where space is constrained or in situations where several cranes are installed close together. Potain currently offers 11 models of luffing jib tower cranes with maximum jib lengths of 23 meters.

   Self-erecting tower cranes are generally trailer-mounted and unfold from four sections, two for the tower and two for the jib. The smallest of Potain's models unfolds in less than 8 minutes; larger models erect in a few hours. Self-erecting cranes rotate from the bottom of their mast. Potain offers 22 models of self-erecting cranes with lifting capacities ranging between 10 and 80 meter-tons which are utilized primarily in light construction and residential applications.

   Boom Trucks. In 2000, we consolidated our hydraulic boom truck operations under a single new entity--Manitowoc Boom Trucks. The name change represents the unification of operations of our three former boom truck product lines:
Manitex, USTC and Pioneer. A boom truck is a hydraulically powered telescopic crane mounted on a commercial truck chassis. Boom trucks are generally lighter and have lower lifting capacities than truck cranes. Additionally, unlike a truck crane, a boom truck can haul up to several thousand pounds of payload on its cargo deck while travelling at highway speeds. Manitowoc Boom Trucks offers 48 different models on four different platforms: the S-series rear-mounted cranes; the C-series traditional behind-the-cab cranes; the X-series mid-capacity cranes; and the new T-series tractor-mount design. These models have lifting capacities ranging from 10 to 42 tons, the largest capacity boom truck in the marketplace.

   Backlog. The year-end backlog of crane products includes orders that have been placed on a production schedule, and those orders that we have accepted and that we expect to be shipped and billed during the next year. Manitowoc's backlog of unfilled orders for cranes and related products at December 31, 2000 approximated $93.4 million, as compared with $136.0 million a year earlier. The decrease is primarily due to reduced lead times and increased operations throughput as we have implemented flexible manufacturing process and improved efficiencies. As a result, order rates are a better indicator of business strength than traditional backlog figures. Potain's backlog of unfilled orders for cranes and related products as of December 31, 2000, approximated $56.0 million and has historically remained consistent throughout the year at approximately two months' sales.

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

 Foodservice Equipment

   Our foodservice equipment segment designs, manufactures and markets commercial ice-cube machines and storage bins; walk-in refrigerators and freezers; reach-in refrigerators and freezers; refrigerated undercounters and food preparation tables; private label residential refrigerators/freezers; ice/beverage dispensers; post-mix beverage dispensing valves; cast aluminum cold plates; long draw beer dispensing systems; compressor racks and modular refrigeration systems; plus backroom beverage equipment distribution services. Products are sold under the brand names Manitowoc, Kolpak, SerVend, McCall, Flomatic, Compact, Icetronic and RDI.

   Commercial Ice-Cube Machines. Ice machines are classified as either dedicated or combination machines and can be further classified by size, capacity and the type of ice they produce. There are four basic types of ice made by ice machines: cubes, flakes, chiplets and nuggets. Machines that make ice-cubes, the most popular type of machine, are used by the foodservice industry for drinks, ice displays and salad bars. The average salad bar uses 35 pounds of cubed ice per day per cubic foot of display area. Flake ice can cool an item faster than any other form of ice and is used to a great extent in processing applications, such as keeping meats and seafood fresh as well as in medical facilities for use in ice packs. Nuggets, which are made by compacting flaked ice, are used mostly in drink dispensing machines.

   Manitowoc Ice manufactures 22 models of commercial ice-cube machines, serving the foodservice, convenience store, healthcare, restaurant and lodging markets. Our ice-cube machines make ice in cube, flake and chiplet form, and range in daily production capacities from 45 to 2,000 pounds. The ice-cube machines are either self-contained units, which make and store ice, or modular units, which make, but do not store, ice. We offer the world's only commercial ice making machines with patented cleaning and sanitizing technology. This feature eliminates the downtime and labor costs associated with periodic cleaning of the water distribution system. All units feature patented technology with environmentally friendly hydrofluorocarbon refrigerants. We also manufacture the patented QuietQube ice-cube machines, which feature CVD, or cool vapor defrost, technology, operate heat-free, are 75% quieter than non-CVD units and produce more ice in a smaller footprint. These new QuietQube machines are ideally suited for use in new restaurants, which often feature more open designs, and for use with the self-service beverage systems increasingly found in quick service restaurants and convenience stores. The QuietQube Ice/Beverage Series is the only ice-cube machine especially made to fit on beverage dispensers. Our ice-cube machines are sold throughout North America, Europe and Asia.

   Walk-in Refrigerators and Freezers. Kolpak and Harford-Duracool manufacture modular and fully assembled walk-in refrigerators, coolers and freezers for restaurants, institutions, commissaries and convenience stores. Walk-in refrigerators and freezers are large, insulated storage spaces fitted with refrigeration systems. Most walk-ins are custom-made from modular insulated panels constructed with steel or aluminum exteriors and foamed-in-place urethane insulation. Refrigerator/blower units are installed in order to maintain an even temperature throughout the refrigerated space. Walk-ins come in many models with various types of doors, interior shelving, and viewing windows. Larger units, such as refrigerated warehouses, may utilize liquid chillers as a refrigeration system due to their greater efficiency in large scale applications. Units range in size from 200 to 60,000 cubic feet. We also produce a complete line of express or pre-assembled walk-ins.

   Reach-in Refrigerators and Freezers. Reach-in coolers and freezers are typically constructed from stainless steel and have a thick layer of insulation in the walls, doors and floor. The cabinets have one to three doors, either glass or steel and come in a variety of sizes. Although reach-ins resemble household refrigerators, commercial versions utilize few plastic parts, incorporate larger compressor units and do not usually combine refrigerator and freezer compartments in the same unit. These design features stem from the needs of end-users and heavy duty usage of most reach-ins. For example, in contrast to the typical household refrigerator, commercial reach-ins may be opened and closed hundreds of times per day, placing mechanical strain on the structure and greatly increasing the cooling load on the refrigeration system. McCall Refrigeration produces

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

self-contained upright and under-counter refrigeration equipment, including a full line of reach-ins and refrigerated food preparation equipment for restaurants, institutions and commissaries. We make over 50 standard models of reach-ins plus custom-built units. The units come in one, two and three-door models with storage capabilities up to 72 cubic feet.

   Dispensers and Products. Manitowoc Ice, SerVend, Manitowoc Beverage Systems, Multiplex and Kyees Aluminum produce ice-cube dispensers, beverage dispensers, ice/beverage dispensers, post-mix dispensing valves and cast aluminum cold plates and related equipment for use by quick service restaurants, convenience stores, bottling operations, movie theaters and the soft-drink industry. Ice-cube dispensers come in the form of floor and countertop models with daily production capacities ranging from 45 to 310 pounds, while ice/beverage dispensers include traditional combination ice/beverage dispensers, drop-in dispensers and electric countertop units. Dispensing systems are manufactured for the dispensing of soda, water and beer. Soda systems include remote systems that produce cold carbonated water and chill incoming water and syrup prior to delivery to dispensing towers. Beer systems offer technically advanced remote beer delivery systems which are superior by design, allow increased yields, provide better under-bar space utilization and allow multiple stations to operate from one central unit. In 2000, SerVend broadened its market by introducing a line of counter-electric beverage dispensers.

   Manitowoc Beverage Systems, Inc., or MBS, is a systems integrator with nationwide distribution of backroom equipment and support system components. MBS serves the needs of restaurants, convenience stores and other outlets. It operates in the Northeast and Atlantic Coast regions, as well as portions of Arizona, California, Florida, Texas, Georgia and Nevada. In February 2000, Beverage Equipment Supply Company, or BESCO, was integrated into MBS. BESCO is a leading wholesale distributor of beverage dispensing equipment serving 14 states primarily in the Midwest. BESCO represents more than 50 different equipment manufacturers with products ranging from beverage dispensing equipment and systems to draft beer-dispensing systems.

   Backlog. The backlog for unfilled orders for our foodservice equipment segment at December 31, 2000 and 1999 was not significant because orders are generally filled within 24 to 48 hours.

 Marine

   We operate four shipyards located in Sturgeon Bay, Wisconsin; Marinette, Wisconsin; Toledo, Ohio; and Cleveland, Ohio. Our shipyard in Sturgeon Bay consists of approximately 55 acres of waterfront property. Four of those acres, which connect two operating areas of the shipyard, are leased under a long term ground lease. Our Sturgeon Bay facilities include approximately 295,000 square feet of enclosed manufacturing and office space, a 140 foot by 1,158 foot graving dock, a 250 foot graving dock, and a 600 foot, 7,000-ton, floating dry-dock. We also lease shipyard facilities at Toledo and Cleveland for our marine segment. These facilities include waterfront land, buildings, and 800-foot and 550-foot graving docks.

   On November 20, 2000, we acquired Marinette, a leading builder of mid-sized commercial, research and military vessels in the U.S. Located in Marinette, Wisconsin, just across Green Bay from our Bay Shipbuilding facility, Marinette operates one of the largest shipyards in the Great Lakes. Marinette offers complete in-house capabilities for all shipbuilding disciplines and is currently under contract to build a series of 16 ocean-going buoy tenders for the U.S. Coast Guard, seven of which have been delivered to date. Marinette is one of three firms competing to replace all of the Coast Guard's larger deepwater vessels under a multi-year contract. Marinette's new build capability provides a strong compliment to our historic expertise in repair, maintenance and refurbishment.

   The year-end backlog for our marine segment includes repair and maintenance work presently scheduled which will be completed in the next year. At December 31, 2000, the backlog for our marine segment approximated $33.4 million, compared to $39.3 million one year ago. The project backlog for Marinette at December 31, 2000 was $160.0 million to be completed over the next several years. Marinette's backlog does not include options for additional vessels, yet to be awarded.

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

Marketing and Distribution

 Cranes

   Our crane segment benefits from two strong distribution networks: an established base of independent distributors and two wholly-owned distributors around the world, which currently focus on crawler cranes and boom trucks; and a network of agents around the world currently focused on Potain's tower crane products. While our distributors do not generally sell our products exclusively, we believe that, in many cases, our products represent a significant portion of the distributor's business.

   Distributors generally do not carry inventories of new cranes, except for the smaller truck cranes. Most distributors maintain service facilities and inventories of replacement parts. We employ service representatives that usually assist customers in the initial set-up of new cranes.

   We do not generally provide financing for our independent distributors or their customers; however, dealers frequently assist customers in arranging financing and may accept used cranes as partial payment on the sale of new cranes.

   Export sales are usually made to our foreign subsidiaries or independent distributors, in addition to sales made to domestic customers for foreign delivery. Foreign sales are made on letter of credit or similar terms.

 Foodservice Equipment

   Our foodservice equipment segment markets its products worldwide through independent wholesale distributors, chain accounts and government agencies. Our distribution network now extends to 80 distributors in 70 countries in Western Europe, the Far East, the Middle East, the Near East, Latin America, North America, the Caribbean and Africa. We have overseas distribution facilities in Scotland, Uruguay and Italy. Our acquisition of Multiplex, a manufacturer of beverage dispensers and backroom equipment and support system components, in 2000 has enabled us to increase sales of ice and refrigerated foodservice equipment in Europe.

 Marine

   All of our shipbuilding operations are conducted at our Sturgeon Bay, Wisconsin and Marinette, Wisconsin facilities. Our ship repair, servicing and dry-docking services are provided at our Toledo, Ohio and Cleveland, Ohio facilities.

Engineering, Research and Development

   Our extensive engineering, research and development capabilities have been key drivers of our marketplace success. We engage in research and development activities at all of our significant manufacturing facilities. We have a staff of over 175 engineers and technicians who are responsible for improving existing products and developing new products. We incurred research and development expenditures of $4.7 million in 1998, $6.9 million in 1999 and $6.7 million in 2000.

   Our team of engineers focuses on developing innovative, high performance, low maintenance products, which are intended to create significant brand loyalty among customers. Design engineers work closely with our manufacturing and marketing staff, enabling us to identify quickly changing end-user requirements, implement new technologies and effectively introduce product innovations. Close, carefully managed relationships with dealers, distributors and end users help us identify their needs, not only for products, but for the service and support that is critical to their profitable operation. As part of our ongoing commitment to provide superior products, we intend to continue our efforts to design products that meet evolving customer demands and reduce the period from product conception to product introduction.

   Nearly 60% of the products we now sell have been acquired or introduced within the last three years. In 2000, SerVend, our largest beverage-equipment company, broadened its market reach by introducing a line of

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

counter-electric beverage dispensers. Manitowoc Ice launched a number of new ice machines, including a series of ice flakers and the Series 800 IB ice/beverage dispenser, which leverages our patented Cool Vapor Defrost technology introduced in 1999. With orders received for 80 units in the first seven months on the market, our Model 999 lattice-boom crane became the most successful new product launched in the 75-year history of our large-crane subsidiary.

Raw Materials and Supplies

   The primary raw material that we use is structural and rolled steel, which is purchased from various domestic sources. We also purchase engines and electrical equipment and other semi- and fully-processed materials. Our policy is to maintain, wherever possible, alternate sources of supply for our important materials and parts. We maintain inventories of steel and other purchased material. We have been successful in our goal to maintain alternative sources of raw materials and supplies, and therefore, are not dependent on a single source for any particular raw material or supply.

Patents, Trademarks, Licenses

   We hold in excess of 140 patents pertaining to our crane and foodservice products, and have presently pending applications for additional patents in the United States and foreign countries. In addition, we have various registered and unregistered trademarks and licenses that are of material importance to our business. While we believe our ownership of this intellectual property is adequately protected in customary fashions under applicable law, no single patent, trademark or license is critical to our overall business.

Seasonality

   Typically, the second and third quarters represent our best quarters in all of our business segments. Since the summer brings warmer weather, there is an increase in the use of ice machines. As a result, distributors build inventories during the second quarter for the increased demand. In our cranes and related products segment, summer also represents the main construction season. Customers require new machines, parts, and service in advance of that season. With respect to our marine segment, the Great Lakes shipping industry's sailing season is normally May through November. Thus, barring any emergency groundings, the majority of repair and maintenance work is performed during the winter months and the work is typically completed during the first and second quarter of the year.

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

Competition

   We sell all of our products in highly competitive industries. We compete in each of our industries based on product design, quality of products and services, product performance, maintenance costs and price. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than we do. We believe that we benefit from the following competitive advantages: leading market positions, a strong brand name, a reputation for quality products and service, an established network of global distributors, a broad product line and a commitment to engineering design and product innovation. However, we cannot assure you that our products and services will continue to compete successfully with our competitors or that we will be able to retain our customer base or improve or maintain our profit margins on sales to our customers. The following table sets forth our primary competitors in each of our business segments:

 Business Segment              Products               Primary Competitors
 ----------------       ---------------------  --------------------------------

 Cranes and Related     Lattice-Boom Crawler   Hitachi Construction Machinery
  Products              Cranes                 Co., Ltd.; Kobelco; Liebherr-
                                               Werk Ehingen GmbH; Link Belt
                                               Construction Equipment Co., a
                                               subsidiary of Sumitomo
                                               Corporation; and Mannesmann
                                               Dematic.

                        Tower Cranes           Comensa; Favelle Favco; Jaso
                                               Eqiipos de Obra S.A.; Liebherr-
                                               Werk Ehingen GmbH; Raimondi;
                                               SCM; and Terex Corporation.

                        Boom Truck Cranes      Grove Crane and Terex
                                               Corporation.

                        Scissor Lift           Genie Industries; JLG Industries
                        Platforms              Inc.; Pinguely-Haulotte; Skyjack
                                               Inc.; and Upright.

 Foodservice Equipment  Ice/Beverage Devices   Hoshizaki America, Inc.; Ice-o-
                                               matic; I.M.I. Cornelius; Lancer
                                               Corporation; Scotsman
                                               Industries; and Welbilt Company.

                        Refrigeration Devices  American Panel Corporation;
                                               Beverage Air; Delfield Company;
                                               Kysor/Warren; Master-Bilt; Nor-
                                               Lake Incorporated; Traulsen &
                                               Co., Inc.; True Food Service
                                               Company; and W.A. Brown & Son,
                                               Inc.

 Marine                 Ship Repair and        Alabama Shipbuilding and
                        Construction           Drydock; Atlantic Marine; Bender
                                               Shipbuilding and Repair;
                                               BollingerShip Building; Erie
                                               Marine Enterprises; Fraser
                                               Shipyards, Inc.; Halter Marine;
                                               H. Hansen Industries; Port
                                               Weller Drydocks and Swiftships.

Employee Relations

   As of December 31, 2000, we employed approximately 3,200 persons, of whom about 660 were salaried. We believe our relationship with our employees is good.

   We have labor agreements with 17 union locals in North America. There have been no work stoppages during the three years ended December 31, 2000.

   As of September, 2000, Potain employed approximately 2,240 persons and a large majority of Potain's employees belong to French trade unions.

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

Facilities

   The following table outlines the principal facilities we own or lease:

                                                    Approximate
Facility Location            Type of Facility      Square Footage Owned/Leased
-----------------        ------------------------- -------------- ------------
Cranes and Related
 Products

Europe/Asia
Moulins, France          Manufacturing                345,000        Owned
Charliev, France         Manufacturing                323,000     Owned/Leased
Zhangjiagang, China      Manufacturing                245,500        Leased
Noe Pereira, Portugal    Manufacturing                183,000        Leased
La Clayette, France      Manufacturing                130,000        Leased
Charolles, France        Manufacturing                113,000        Leased
Niella, Italy            Manufacturing                105,500        Owned
Arneburg, Germany        Manufacturing                 63,500        Owned
Decines, France          Logistics                     47,500        Leased
Lusigny, France          Crane Testing Site            10,000        Owned
La Clayette, France      Manufacturing                  7,000        Owned

United States
Manitowoc, Wisconsin     Manufacturing/Office         278,000        Owned
Georgetown, Texas        Manufacturing/Office         191,000        Owned
York, Pennsylvania       Manufacturing/Office         110,000        Owned
Punxsutawney,
 Pennsylvania            Manufacturing/Office          71,000        Owned
Manitowoc, Wisconsin     Assembly/Office               67,000        Leased
Pompano Beach, Florida   Manufacturing                 23,000        Leased
Bauxite, Arkansas        Manufacturing/Office          22,000        Owned

Foodservice Equipment

Europe/Asia
Hangzhou, China          Manufacturing/Office          80,000        Owned
Milan, Italy             Manufacturing                 20,000        Leased
Frankfurt, Germany       Manufacturing/Office          15,000        Owned

United States
Manitowoc, Wisconsin     Manufacturing                376,000        Owned
Parsons, Tennessee       Manufacturing                214,000        Owned
Sparks, Nevada           Manufacturing                150,000        Leased
Sellersburg, Indiana     Manufacturing/Office         140,000        Owned
River Falls, Wisconsin   Manufacturing                133,000        Owned
St. Louis, Missouri      Manufacturing/Office         105,000        Leased
La Mirada, California    Manufacturing/Office          77,000     Owned/Leased
Selmer, Tennessee        Manufacturing                 72,000        Owned
Aberdeen, Maryland       Manufacturing/Office          67,000        Owned
Clackamus, Oregon        Manufacturing                 21,000        Leased

Marine
Marinette, Wisconsin     Shipyard                     450,000        Owned
Sturgeon Bay, Wisconsin  Shipyard                     220,000     Owned/Leased
Toledo, Ohio             Shipyard                      60,000        Leased
Cleveland, Ohio          Marine Repair and Storage      8,000        Leased

   In addition, we lease sales office and warehouse space in Mokena, Illinois; Franklin, Tennessee; Danbury, Connecticut; Roanoke, Virginia; East Granby, Connecticut; Lithonia, Georgia; Orlando, Florida; Irwindale, California; Dallas, Texas; Buena Park, California; Holland, Ohio; Lombard, Illinois; Decaturville, Tennessee; Reno, Nevada; and Selmer, Tennessee. We lease additional office space in Manitowoc, Wisconsin. We also own a sales office and warehouse facility in Northampton, England and a manufacturing facility in Scott Hills,

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

Tennessee, which is closed and held for sale, and we lease sales offices in Beijing, China; Glasgow, United Kingdom and Seoul, South Korea.

   Potain leases office and warehouse space in Nantes (Coueron), Toulouse, Lille (Haubourdin), Begles, Montbrison, Dole, Nice, Orleans (Saint Cyr en Val), Vitry sur Seine (which is currently for sale) and Rouen (Le Mesnil Esnard), all of which are located in France; Singapore; and Diligen/Saar, Germany. Potain also owns office and warehouse facilities in Ecully, Bretigny, Vaux en Velin and Vitrolles, all of which are located in France.

Environmental Matters

   The United States Environmental Protection Agency has identified us as a potentially responsible party under the Comprehensive Environmental Response Compensation and Liability Act, liable for the costs associated with investigating and cleaning up contamination at the Lemberger Landfill Superfund Site near Manitowoc, Wisconsin.

   Approximately 150 potentially responsible parties have been identified as having shipped substances to this site. Eleven of the potentially responsible parties have formed the Lemberger Site Remediation Group and have successfully negotiated with the United States Environmental Protection Agency and the Wisconsin Department of Natural Resources to settle the potential liability at this site and fund the cleanup.

   Recent estimates indicate that the total costs to clean up this site are nominal. However the ultimate allocations of cost for this site are not yet final. Although liability is joint and several, our percentage share of liability is estimated to be 11% of the total cleanup costs. Prior to December 31, 1996, we accrued $3.3 million in connection with this matter. Expenses charged against this reserve during the quarter ended March 31, 2001 and during 2000, 1999 and 1998 were insignificant. Remediation work at this site has been completed, with only long-term pumping and treating of groundwater and site maintenance remaining. Our remaining estimated liability for this matter, included in other current and noncurrent liabilities at March 31, 2001, is $0.9 million.

   We are also involved in various other environmental matters, in the United States as well as in other countries, arising from time to time in the normal course of business. At this time, management does not expect these matters to have a material adverse effect on our consolidated financial statements.

   Potain may similarly have liabilities for environmental matters that arise from time to time in the normal course of business. Based on current information, we do not expect any of these matters to have a material adverse effect on Potain's consolidated financial statements.

Legal Proceedings

   As of March 31, 2001, we had various product-related lawsuits pending. All of these cases are insured with self-insurance retentions of $1.0 million for crane accidents; $1.0 million for foodservice accidents occurring during 1990 to 1996; and $0.1 million for foodservice accidents occurring during 1997 to 2001. The insurer's contribution is limited to $50.0 million.

   Product liability reserves included in accounts payable and accrued expenses at March 31, 2001 were $8.5 million with $2.7 million reserved specifically for the various cases referenced above and $5.8 million for claims incurred but not reported which were estimated using actuarial methods. The highest current reserve for an insured claim is $0.9 million. Based on our experience in defending against product liability claims, management believes the current reserves are adequate for estimated settlements on aggregate self-insured and insured claims. Any recoveries from insurance carriers are dependent upon the legal sufficiency of claims and the solvency of insurance carriers.

   We are also involved in various other legal actions, in the United States as well as in other countries, arising from time to time in the normal course of business. After taking into consideration legal counsels' evaluation of such actions, in the opinion of management, we do not expect ultimate resolution to have a material adverse effect on our consolidated financial statements.

   Potain is similarly involved from time to time in actions for product liability and other matters arising out of its ordinary business operations. Based on current information, we do not expect any of the actions presently pending to have a material adverse effect on Potain's consolidated financial statements.

                                   MANAGEMENT

   The table below sets forth information about our directors and executive officers as of May 31, 2001.

Name                           Age Position
----                           --- --------
Terry D. Growcock.............  55 President, Chief Executive Officer and
                                    Director
Glen E. Tellock...............  40 Senior Vice President and Chief Financial
                                    Officer
Maurice D. Jones..............  41 General Counsel and Secretary
Thomas G. Musial..............  49 Senior Vice President of Human Resources and
                                    Administration
Carl J. Laurino...............  39 Vice President and Treasurer
Timothy J. Kraus..............  47 Vice President; President and General
                                    Manager, Foodservice Group
Robert A. Giebel, Jr. ........  41 Vice President; President and General
                                    Manager, Crane Group
Thomas J. Byrne...............  63 Vice President; President and General
                                    Manager, Marine Group
Dean H. Anderson..............  60 Director
Virgis W. Colbert.............  61 Director
Daniel W. Duval...............  65 Director
James P. McCann...............  70 Director
James L. Packard..............  58 Director
Gilbert F. Rankin, Jr. .......  68 Director
Robert C. Stift...............  59 Director
Robert S. Throop..............  63 Director

   Terry D. Growcock. Mr. Growcock has been our president and chief executive officer since 1998. He has also been a director since 1998. From 1996 to 1998, he was president and general manager of Manitowoc Ice, and from 1994 to 1996 he was executive vice president of Manitowoc Equipment Works. Prior to joining us, Mr. Growcock served in numerous management and executive positions with Siebe plc and United Technologies.

   Glen E. Tellock. Mr. Tellock has been our senior vice president and chief financial officer since 2000. From 1999 to 2000, he was our vice president and chief financial officer, and from 1998 to 1999 he was our vice president of finance and treasurer. He served as our corporate controller from 1992 to 1998, and as our director of accounting from 1991 to 1992. Prior to joining us, Mr. Tellock served as financial planning manager with the Denver Post Corporation and as audit manager for Ernst and Whitney.

   Maurice D. Jones. Mr. Jones has served as our general counsel and secretary since 1999. Prior to joining us, Mr. Jones was a partner in the law firm of Davis & Kuelthau, S.C. and served as legal counsel for Banta Corporation.

   Thomas G. Musial. Mr. Musial has been our senior vice president of human resources and administration since 2000. He served as vice president of human resources and administration from 1995 to 2000, as manager of human resources from 1987 to 1995 and as personnel/industrial relations specialist from 1976 to 1987.

   Carl J. Laurino. Mr. Laurino became vice president and treasurer in May 2001. From 2000 until that time, he was our assistant treasurer. Prior to joining us, Mr. Laurino spent 15 years in the commercial banking industry with Firstar Bank, Norwest Bank and Associated Bank.

   Timothy J. Kraus. Mr. Kraus became a vice president in 2000. He is also the president and general manager of our foodservice group. He served as general manager of our ice/beverage group from 1999 to 2000, and as executive vice president and general manager of Manitowoc Ice from 1998 to 1999. From 1995 to 1998, Mr. Kraus was vice president of sales and marketing, and from 1989 to 1995 he served as national sales manager. Prior to joining us, Mr. Kraus was president of Universal Nolin.

   Robert A. Giebel, Jr. Mr. Giebel has served as a vice president since 2000. He also serves as president and general manager of our crane group. Prior to joining us, Mr. Giebel served as vice president and general manager of P&H MinePro Services and as president and chief executive officer of Unit Rig, a division of Terex Corporation.

   Thomas J. Byrne. Mr. Byrne has been a vice president since 2000. He is also the president and general manager of our marine group. From 1998 to 2000, he served as our vice president of business development. Prior to joining us, Mr. Byrne served as vice president and general manager for the Robertshaw division of Siebe Automotive, N.A. and as vice president of operations for Hamilton Industries. Mr. Byrne also has held senior management positions with Stanley Works and White Consolidated Industries.

   Dean H. Anderson. Mr. Anderson has been a member of our board of directors since his election in 1992. Since 1997, he has served as senior vice president--strategic development of ABB Vetco Gray Inc., an oilfield equipment manufacturer headquartered in Houston, Texas. Previously, Mr. Anderson served as president of Foster Valve Corporation and as president and chief executive officer of Steego Corporation.

   Virgis W. Colbert. Mr. Colbert was appointed to our board of directors in 2001. He is executive vice president of Miller Brewing Company, a leading beer brewer and producer headquartered in Milwaukee, Wisconsin. Since 1979, Mr. Colbert has held a variety of operational and senior management positions with Miller Brewing Company. He is also a director of Delphi Automotive Systems Corporation of Troy, Michigan, and of Weyco Group, Inc. of Milwaukee, Wisconsin.

   Daniel W. Duval. Mr. Duval was appointed to our board of directors in 2000. He is a former vice chairman, president and chief executive officer of Robbins & Myers, Inc., a global manufacturer of specialized fluid management products and systems headquartered in Dayton, Ohio. Previously, Mr. Duval served as president and chief operating officer of Midland-Ross Corp. He also serves on the boards of directors of Arrow Electronics Corp. of Melville, New York; ABC-NACO, Inc. of Downers Grove, Illinois; and National City Bank, the Ohio chartered bank of National City Corporation of Cleveland, Ohio.

   James P. McCann. Mr. McCann has been a director since his election in 1990. He is a former vice chairman, president and chief operating officer of Bridgestone/Firestone, Inc., a global tire and rubber manufacturer headquartered in Nashville, Tennessee. Previously, Mr. McCann served as executive vice president of North American Tire for Bridgestone/Firestone, Inc. He also has served as president and chief executive officer of Bridgestone U.S.A., Inc.

   James L. Packard. Mr. Packard was appointed to our board in 2000. Since 1986, he has served as chairman, president and chief executive officer of Regal-Beloit Corporation, a worldwide manufacturer of mechanical power transmission equipment, electric motors and controls, and electric power generators headquartered in Beloit, Wisconsin. Mr. Packard is also a director of Clarcor, Inc. of Rockford, Illinois.

   Gilbert F. Rankin, Jr. Mr. Rankin has served on our board of directors since his election in 1974. He is a former director of administration, operations and facilities for the College of Engineering at Cornell University in Ithaca, New York.

   Robert C. Stift. Mr. Stift was elected to our board of directors in 1998. Since 1999, he has been chairman and chief executive officer of Strategic Industries, LLC of Hagerstown, Maryland, a manufacturer of industrial and consumer products. Previously, Mr. Stift served as chairman and chief executive officer of USI Diversified of Hagerstown Maryland, and as chairman and chief executive officer of Grove Worldwide.

   Robert S. Throop. Mr. Throop was elected to our board of directors in 1992. He is a former chairman and chief executive officer of Anthem Electronics, Inc., a distributor of electronic products headquartered in San Jose, California. Mr. Throop is also a member of the boards of directors of the Coast Distribution System, of Morgan Hill, California, and Azerity, of San Jose, California.

                          DESCRIPTION OF INDEBTEDNESS

Senior Credit Facility

   At the closing of the Potain acquisition, we entered into the senior credit facility. The facilities consist of:

  .  a $175.0 million five-year term loan A;

  .  a $175.0 million six-year term loan B; and

  .  a $125.0 million five-year revolving credit facility.

   The senior credit facility is guaranteed by all of our domestic subsidiaries. The senior credit facility is secured by a first priority security interest on substantially all of our and our domestic subsidiaries' real and personal property, including all capital stock of our domestic subsidiaries and 65% of the capital stock of our foreign subsidiaries.

   The senior credit agreement requires us to meet specified financial tests on an ongoing basis, including a minimum consolidated interest coverage ratio, a minimum consolidated fixed charge coverage ratio, maximum consolidated total and senior leverage ratios and minimum net worth. In addition, the senior credit agreement includes customary representations and warranties, customary events of default, including a change of control, and other customary covenants, including covenants that limit our and our subsidiaries' ability to:

  . prepay principal of or redeem or repurchase the notes or make amendments to the indenture governing the notes;

  .  incur additional debt;

  .  merge with other entities or make acquisitions;

  .  pay dividends or make distributions;

  .  make investments or advances;

  .  create or become subject to liens; and

  .  make capital expenditures.

   We obtained the senior credit facility, together with issuing the old notes:

  .  to effect the acquisition of Potain;

  . to retire our existing revolving credit facility and substantially all other outstanding debt, including all of our series A senior notes due 2010 and senior shelf notes due 2010;

  . to finance fees and expenses associated with the acquisition of Potain and related financing transactions; and

  .  for general corporate and working capital purposes.

   As of March 31, 2001, we would have used $43.6 million of the $125.0 million revolving credit facility to effect the acquisition of Potain. The undrawn amount under the revolving credit facility is available for general corporate purposes. After completing the acquisition of Potain and the sale of the old notes, we would have had approximately $393.6 million outstanding under the senior credit facility as of March 31, 2001. The senior credit agreement includes provisions permitting an increase on an uncommitted basis in the aggregate amount of the revolving credit facility or the term loan B by up to an aggregate of $100.0 million, subject to certain conditions.

   Interest on outstanding balances under the senior credit agreement is determined by adding a margin to the base or Eurodollar rate existing for each interest calculation date. For the revolving credit facility, the term loan

A and the term loand B, the margin is based on our leverage ratio, which is the ratio of our consolidated debt to last four quarters EBITDA, as defined. As of the closing of the senior credit facility, the interest rate margins on the revolving credit facility and the term loan A were 1.625% in the case of base rate loans and 2.625% in the case of Eurodollar loans, but the margin may range from 1.000% to 1.625% in the case of base rate loans and from 2.000% to 2.625% in the case of Eurodollar loans. For the term loan B, the interest margins at the closing of the senior credit facility were 1.875% in the case of base rate loans and 2.875% in the case of Eurodollar loans, but may range from 1.750% to 1.875% in the case of base rate loans and from 2.750% to 2.875% in the case of Eurodollar loans. We also pay commitment fees on unused availabilities and agency fees in connection with the senior credit agreement.

   Under the senior credit agreement, we are required to prepay the term loans with 100% of the net proceeds of incurrence of certain debt (other than the notes), certain asset sales, certain insurance and condemnation events and 50% of annual excess cash flow. We may also voluntarily prepay the loans.

Industrial Revenue Bonds

   As of March 31, 2001, we had $3.6 million of industrial revenue bonds outstanding, which relate to our obligations on two properties located in Tennessee and Indiana. These obligations are due in monthly or annual installments, including principal and interest at rates of 2.7% and 10.0% as of March 31, 2001. These obligations mature at various dates through 2004.

Potain Debt

   As of March 31, 2001, Potain had $7.4 million of outstanding bank debt in China with a weighted average interest rate of 6.4%, which matures at various dates in the next five years. Potain also had $1.8 million of bank overdrafts and other miscellaneous debt, with an interest rate of 4.8%. In addition, Potain had $6.7 million of capital lease obligations with a weighted average interest rate of 5.8%. These three instruments will remain in place subsequent to closing of the acquisition.

   Potain also had outstanding $1.8 million of existing indebtedness in France, which had varying maturities and bore no interest, and $3.9 million of existing indebtedness in Germany, which matures in 2014 and had an interest rate of 8.55% at March 31, 2001. These two debt instruments were fully repaid as part of the transaction.

                          DESCRIPTION OF THE NEW NOTES

   You can find definitions of capitalized terms used in this description under "--Definitions." For purposes of this section, references to "we," "us" and "our" include only The Manitowoc Company, Inc. and not our subsidiaries. In this description, we refer to the old notes and the new notes collectively as the notes.

   We issued the old notes, and we will issue the new notes, under an indenture among us, the guarantors and The Bank of New York, as trustee. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part and incorporate by reference that exhibit into this prospectus.

   The new notes will be our unsecured obligations, ranking subordinate in right of payment to all of our Senior Debt.

   We will issue the new notes in fully registered form in denominations of
(Euro)1,000 and integral multiples thereof. The trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar. We will pay principal (and premium, if any) on the notes at the trustee's corporate office in New York, New York. At our option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders of the notes. Any old notes that remain outstanding after the completion of the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

Luxembourg Listing

   We will apply to list the new notes on the Luxembourg Stock Exchange in accordance with its rules once the exchange offer has been completed. We must use our best efforts to obtain and maintain such listing in respect of the new notes at all times. So long as the old notes or the new notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, a paying agent will be maintained in Luxembourg at all times that payments are required to be made in respect of the old notes or the the new notes. So long as the old notes or the new notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, a transfer agent will be maintained in Luxembourg, at which office the old notes or the new notes may be transferred. So long as the old notes or the new notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, we will cause a copy of the notice of any change in the paying agents, as well as any other notices to holders of the notes, to be published in a daily newspaper with general circulation in Luxembourg, which we expect to be the Luxemburger Wort.

Principal, Maturity and Interest

   The notes are limited in aggregate principal amount to (Euro)275.0 million. We will issue up to (Euro)175.0 million in aggregate principal amount of new notes in exchange for old notes in the exchange offer. The notes will mature on May 15, 2011. We may issue additional notes from time to time, subject to the limitations set forth under "Covenants--Limitation on Incurrence of Additional Indebtedness." Interest on the notes will accrue at the rate of 10 3/8% per annum and will be payable semiannually in cash on each May 15 and November 15 commencing on November 15, 2001, to the persons who are registered holders of the notes at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

   The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

Optional Redemption

   Except as described below, we may not redeem the notes before May 15, 2006. After that date, we may redeem the notes at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on May 15 of the year set forth below:

      Year                                                            Percentage
      ----                                                            ----------
      2006...........................................................  105.188%
      2007...........................................................  103.458%
      2008...........................................................  101.729%
      2009 and thereafter............................................  100.000%

   In addition, we must pay accrued and unpaid interest on the notes redeemed.

Optional Redemption Upon Public Equity Offerings

   At any time, or from time to time, on or prior to May 15, 2004, we may, at our option, use the Net Cash Proceeds of one or more Public Equity Offerings to redeem up to 35% of the face amount of the notes, including any additional notes, outstanding under the indenture at a redemption price of 110.375% of the face amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

(1) at least 65% of the face amount of notes, including any additional notes, outstanding under the indenture remains outstanding immediately after any such redemption; and

(2) we make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

   "Public Equity Offering" means an underwritten public offering of our Qualified Capital Stock pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

Selection and Notice of Redemption

   In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

(1) in compliance with the requirements of the Luxembourg Stock Exchange, if the notes are so listed, and any other principal securities exchange, if any, on which the notes are listed; or,

(2) on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

   No notes of a principal amount of (Euro)1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Public Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to Euroclear and Clearstream Luxembourg procedures. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, we will cause a copy of this notice to be published in a daily newspaper with general circulation in Luxembourg, which we expect to be the Luxemburger Wort. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption as long as we have deposited with the paying agents funds in satisfaction of the applicable redemption price.

   In connection with any redemption, we will notify the Luxembourg Stock Exchange of any change in the principal amount of the notes outstanding.

Subordination

   The payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt, including all Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or incurred after that date. However, payments and distributions made from the trust established pursuant to the provisions described under "--Legal Defeasance and Covenant Defeasance" will not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements described under "--Legal Defeasance and Covenant Defeasance" and did not violate the subordination provisions when they were made.

   The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt, including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding, before the holders of notes will be entitled to receive any payment with respect to the notes in the event of any distribution to our creditors:

(1) in a total or partial liquidation, dissolution or winding up of our company;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our assets;

(3) in an assignment for the benefit of creditors; or

(4)  in any marshalling of our assets and liabilities.

   We also may not make any payment in respect of the notes if:

(1) a payment default on Designated Senior Debt or other Senior Debt of at least $25.0 million aggregate principal amount occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

   Payments on the notes may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, upon the earlier of (x) the date on which such nonpayment default is cured or waived (so long as no other event of default exists) and (y) 180 days after the date on which the applicable Payment Blockage Notice is received.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days.

   We must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above in the event of a bankruptcy, liquidation or reorganization of our company, holders of the notes may recover less ratably than our creditors who are holders of Senior Debt. See "Risk Factors--Your right to receive payment on the notes and guarantees is junior to all of our and the guarantors' senior debt."

   After giving effect to the acquisition of Potain and the related financing transactions and the application of the proceeds therefrom, on a pro forma basis, at March 31, 2001, the aggregate principal amount of our Senior Debt outstanding would have been approximately $411.4 million and we would have had $80.6 million of borrowings available under the Credit Agreement.

Guarantees

   The guarantors will jointly and severally guarantee, on an unsecured senior subordinated basis, our obligations under the indenture and the notes. Each guarantee will be subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to our Senior Debt. A form of the guarantee is attached as an exhibit to the indenture. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

   Each guarantor may consolidate with or merge into or sell its assets to us or another guarantor that is a Wholly Owned Restricted Subsidiary of ours without limitation, or with other Persons, upon the terms and conditions set forth in the indenture. See "Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a guarantor is sold by us and the sale complies with the provisions set forth in "Covenants--Limitation on Asset Sales," the guarantor's guarantee will be released.

   Separate financial statements of the guarantors are not included herein because the guarantors are jointly and severally liable with respect to our obligations pursuant to the notes, and our and the guarantors' aggregate net assets, earnings and equity are substantially equivalent to our net assets, earnings and equity on a consolidated basis.

Holding Company Structure

   We are a holding company for our subsidiaries, with no material operations of our own and only limited assets. Accordingly, we are dependent upon the distribution of the earnings of our subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service our debt obligations. In addition, the claims of the holders of the notes are subject to the prior payment of all liabilities, whether or not for borrowed money, and to any preferred stock interest of our subsidiaries other than the guarantors. We cannot assure you that, after providing for all prior claims, there would be sufficient assets available from us and our subsidiaries to satisfy the claims of the holders of notes. See "Risk Factors--If our subsidiaries do not make sufficient distributions to us, we will not be able to make payment on our debt, including the notes."

Change of Control

   Upon the occurrence of a Change of Control, each holder of the notes will have the right to require that we purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the face amount of the notes plus accrued and unpaid interest on the notes to the date of purchase.

   Within 30 days following the date upon which the Change of Control occurred, we must send, by first class mail, a notice to each holder of the notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which, unless otherwise required by law, must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"). So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, we will cause a copy of this notice to be published in a daily newspaper with general circulation in Luxembourg, which we expect to be the Luxemburger Wort. In connection with any Change of Control, we will notify the Luxembourg Stock Exchange of any Change of Control Offer. Holders of the notes electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agents at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

   Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, we covenant to:

(1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender that has accepted such offer; or

(2) obtain the requisite consents under the Credit Agreement and all other such Senior Debt to permit the repurchase of the notes as provided below. We must first comply with the covenant in the immediately preceding sentence before we will be required to either repurchase notes pursuant to the provisions described below or send the notice pursuant to the provisions described above. Our failure to comply with the covenant described in the immediately preceding sentence will constitute an Event of Default described in clause (3) after the giving of the notice and the lapse of time as described therein and not in clause (2) under "Events of Default" below.

   If a Change of Control Offer is made, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding notes pursuant to a Change of Control Offer, we expect that we would seek third party financing to the extent we do not have available funds to meet our purchase obligations. However, we cannot assure you that we would be able to obtain this financing.

   Neither our Board of Directors nor the trustee may waive the covenant relating to a holder's right to redemption upon a Change of Control. Restrictions in the indenture described herein on our ability and the ability of our Restricted Subsidiaries to incur additional Indebtedness, to grant liens on our or the guarantor's property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of us, whether favored or opposed by our management. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that we or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. These restrictions and the restrictions on transactions with Affiliates may, in some circumstances, make more difficult or discourage any leveraged buyout of us or any of our subsidiaries by our management. While these restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of the notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

   We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by virtue thereof.

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   Notwithstanding anything to the contrary in this section, we will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this section and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Covenants

   The indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness

   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, we and the guarantors may incur Indebtedness, including Acquired Indebtedness, and any Restricted Subsidiary of ours that is not or will not, upon such incurrence, become a guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, our Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0 if such Indebtedness is incurred on or before May 15, 2003 and 2.25 to 1.0 if such Indebtedness is incurred thereafter.

Limitation on Restricted Payments

   We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly:

  (1) declare or pay any dividend or make any distribution, other than dividends or distributions payable in our Qualified Capital Stock, on or in respect of shares of our Capital Stock to holders of such Capital Stock;

  (2) purchase, redeem or otherwise acquire or retire for value any of our Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

  (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any of our Indebtedness that is subordinate or junior in right of payment to the notes or any Indebtedness of a guarantor that is subordinate or junior in right of payment to such guarantor's guarantee; or

  (4) make any Investment other than Permitted Investments (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"),

    if at the time of such Restricted Payment or immediately after giving effect thereto,

    (i) a Default or an Event of Default shall have occurred and be continuing; or

    (ii) we are not able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

    (iii) the aggregate amount of Restricted Payments, including such proposed Restricted Payment, made subsequent to the Issue Date (the amount expended for such purposes, if other than in

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       cash, being the fair market value of such property as determined in good faith by our Board of Directors) shall exceed the sum of:

      (w) 50% of our cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

      (x) 100% of the aggregate net cash proceeds received by us from any Person other than a subsidiary of ours from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of our Qualified Capital Stock; plus

      (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by us from a holder of our Capital Stock, excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under "Redemption--Optional Redemption Upon Public Equity Offerings," plus

      (z) without duplication, the sum of:

             (1) the aggregate amount returned in cash on or with respect to
                 Investments other than Permitted Investments made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

             (2) the net cash proceeds received by us or any of our Restricted
                 Subsidiaries from the disposition of all or any portion of such Investments other than to a subsidiary of ours; and

             (3) upon redesignation of an Unrestricted Subsidiary as a
                 Restricted Subsidiary, the fair market value of that subsidiary; provided, however, that the sum of clauses (1),
                 (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

   However, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of our Qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash other than to a subsidiary of ours of shares of our Qualified Capital Stock;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of ours or a guarantor that is subordinate or junior in right of payment to the notes or such guarantor's guarantee, as the case may be, either (i) solely in exchange for shares of our Qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash other than to a subsidiary of ours of (a) shares of our Qualified Capital Stock or (b) Refinancing Indebtedness;

(4) if no Default or Event of Default shall have occurred and be continuing, repurchases by us of our Common Stock (or options or warrants to purchase such Common Stock) from our directors, officers and employees or those of our subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $500,000 in any calendar year;

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(5) if no Default or Event of Default shall have occurred and be continuing,
    Restricted Payments in an amount not to exceed $5.0 million; and

(6) if no Default or Event of Default shall have occurred and be continuing, any transfer or other disposition of our Capital Stock or the Capital Stock of any subsidiary of ours, pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immediately following such Inversion Transaction, we apply to Standard & Poor's Rating Group ("S&P") and Moody's Investors Service, Inc. ("Moody's") to have our debt rating and outlook updated and such updated debt rating and outlook is no less favorable to us than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, our Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, we are able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant.

   In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a), (4) and (5) shall be included in such calculation.

Limitation on Asset Sales

   We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) we or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by our Board of Directors);

(2) at least 75% of the consideration received by us or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition; provided that, for purposes of this clause (2), the following will be considered "cash" or "Cash Equivalents":

  (a) any Senior Debt or Guarantor Senior Debt that is assumed by the transferee of any such assets, to the extent we or the applicable Restricted Subsidiary are released from any further liability with respect thereto; and

  (b) any securities, notes or other obligations received by us or the applicable Restricted Subsidiary from such transferee that are converted by us or the applicable Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 30 days after receipt; and

(3) upon the consummation of an Asset Sale, we will apply, or cause the applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

  (a) to prepay any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a guarantor and, in the case of any Senior Debt, Guarantor Senior Debt or such other Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

  (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in our business and the business of our Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); or

  (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

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   On the 366th day after an Asset Sale or such earlier date, if any, as our
Board of Directors or the Board of Directors of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by us or the applicable Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all holders of the notes on a pro rata basis, the maximum amount of notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by us or any of our Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

   We may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

   In the event of the transfer of substantially all (but not all) of our and our Restricted Subsidiaries' property and assets as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets", which transaction does not constitute a Change of Control, the successor corporation will be deemed to have sold our and our Restricted Subsidiaries' properties and assets not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of our and our Restricted Subsidiaries' properties and assets deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

   Notwithstanding the first two paragraphs of this covenant, we and our Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

(1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by us or any of our Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

   The provisions of this covenant shall not apply to transactions undertaken pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immediately following such Inversion Transaction, we apply to S&P and Moody's to have our debt rating and outlook updated and such updated debt rating and outlook is no less favorable to us than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, our Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, we are able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant.

   Each Net Proceeds Offer will be mailed to the record holders of the notes as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and will comply with the procedures set forth in the indenture. So long as the notes are listed on the Luxembourg Stock

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Exchange and the rules of that stock exchange so require, we will cause a copy of the notice of the Net Proceeds Offer to be published in a daily newspaper with general circulation in Luxembourg, which we expect to be the Luxemburger Wort. Upon receiving notice of the Net Proceeds Offer, holders of the notes may elect to tender their notes in whole or in part in integral multiples of
(Euro)1,000 in exchange for cash. To the extent holders of the notes properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis based on amounts tendered. A Net Proceeds Offer must remain open for a period of 20 business days or such longer period as may be required by law.

   We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of our Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to us or to any of our other Restricted Subsidiaries; or

(3) transfer any of its property or assets to us or to any of our other Restricted Subsidiaries, in each case except for such encumbrances or restrictions existing under or by reason of:

  (a) applicable law;

  (b) the notes or the indenture;

  (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any of our Restricted Subsidiaries;

  (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

  (f) the Credit Agreement or an agreement governing other Senior Debt or Guarantor Senior Debt permitted to be incurred under the Indenture; provided that, with respect to any agreement governing such other Senior Debt or Guarantor Senior Debt, the provisions relating to such encumbrance or restriction are no less favorable to us in any material respect as determined by our Board of Directors in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date;

  (g) restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien;

  (h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the indenture to any Person pending the closing of such sale;

  (i) restrictions imposed by agreements governing Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to clauses (14) and (19) of the definition of "Permitted Indebtedness";

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  (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (k) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

  (l) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

  (m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b) and (d) through (l) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreements are no less favorable to us in any material respect as determined by our Board of Directors in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b) and (d) through (l) above.

Limitation on Preferred Stock of Restricted Subsidiaries

   We will not permit any of our Restricted Subsidiaries that are not guarantors to issue any Preferred Stock (other than to us or to any of our Wholly Owned Restricted Subsidiaries) or permit any Person (other than us or any of our Wholly Owned Restricted Subsidiaries) to own any Preferred Stock of any of our Restricted Subsidiaries that is not a guarantor.

Limitation on Liens

   We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any of our Restricted Subsidiaries' property or assets whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes or the guarantees, the notes or the guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the notes or guarantees, as the case may be, are equally and ratably secured, except for:

  (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

  (c) Liens securing the notes and the guarantees;

  (d) Liens of ours or a Wholly Owned Restricted Subsidiary of ours on assets of any of our Restricted Subsidiaries and Liens on our assets in favor of a Wholly Owned Restricted Subsidiary that is a guarantor;

  (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the indenture and that has been incurred without violation of the indenture; provided, however, that such Liens: (i) are no less favorable to the holders of the notes and are not more favorable to the lienholders, in each case in any material respect, with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any categories of our or any of our Restricted Subsidiaries' property or assets not securing the Indebtedness so Refinanced; and

  (f) Permitted Liens.

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Prohibition on Incurrence of Senior Subordinated Debt

   We will not, and will not permit any Restricted Subsidiary that is a guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or such guarantor's guarantee, as the case may be, and subordinate in right of payment to any of our or such guarantor's other Indebtedness, as the case may be.

Merger, Consolidation and Sale of Assets

   We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any of our Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

  (a) we will be the surviving or continuing corporation; or

  (b) the Person (if other than us) formed by such consolidation or into which we are merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our and our Restricted Subsidiaries' properties and assets substantially as an entirety (the "Surviving Entity"):

    (x) will be a corporation organized and validly existing under the laws of any country that is a member of the European Union as currently constituted or the United States or any State thereof or the District of Columbia; and

    (y) will expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the indenture and the registration rights agreement on our part to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), we or such Surviving Entity, as the case may be, (a) will have a Consolidated Net Worth equal to or greater than our Consolidated Net Worth immediately prior to such transaction and (b) will be able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) we or the Surviving Entity shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

   For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

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   The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, in which we are not the continuing corporation, the successor Person formed by such consolidation or into which we are merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture and the notes with the same effect as if such surviving entity had been named as such.

   Each guarantor (other than any guarantor whose guarantee is to be released in accordance with the terms of its guarantee and the indenture in connection with any transaction complying with the provisions of the "Limitation on Asset Sales" covenant) will not, and we will not cause or permit any guarantor to, consolidate with or merge with or into any Person other than us or any other guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the guarantor on its guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, we could satisfy the provisions of clause (2) of the first paragraph of this covenant.

   Any merger or consolidation of a guarantor with and into us (in which we are the surviving entity) or another guarantor that is our Wholly Owned Restricted Subsidiary need only comply with clause (4) of the first paragraph of this covenant.

   The provisions of this covenant shall not apply to transactions undertaken pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immediately following such Inversion Transaction, our debt ratings and outlook by S&P and Moody's are no less favorable to us than prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, our Consolidated Fixed Charge Coverage Ratio is at least equal to our Consolidated Fixed Charge Coverage Ratio prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, we are able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant.

Limitations on Transactions with Affiliates

   (a) We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of our Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not our Affiliate or an Affiliate of such Restricted Subsidiary.

   All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by our Board of Directors or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If we or any of our Restricted Subsidiaries enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a

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common plan) that involves an aggregate fair market value of more than $10.0 million, we or such Restricted Subsidiary, as the case may be, shall, prior to the consummation of the Affiliate Transaction, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to us or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

   (b) The restrictions set forth in the first paragraph of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, our or any of our Restricted Subsidiaries' officers, directors, employees or consultants as determined in good faith by our Board of Directors or senior management;

(2) transactions exclusively between or among us and any of our Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the indenture;

(3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date;

(4) Restricted Payments or Permitted Investments permitted by the indenture;

(5) transactions between us or any of our subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the indenture; and

(6) transactions undertaken pursuant to an Inversion Transaction; provided that
    (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immediately following such Inversion Transaction, we apply to S&P and Moody's to have our debt rating and outlook updated and such updated debt rating and outlook is be no less favorable to us than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, our Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, we are able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant.

Additional Subsidiary Guarantees

   If any existing or future Domestic Restricted Subsidiary shall, after the Issue Date, guarantee any of our or a gurantor's Indebtedness, then we will cause such Domestic Restricted Subsidiary to:

(1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of our obligations under the notes and the indenture on the terms set forth in the indenture; and

(2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary. Thereafter, such Domestic Restricted Subsidiary will be a guarantor for all purposes of the indenture until such Domestic Subsidiary is released from its guarantee as provided in the indenture.

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Conduct of Business

   We will not, and will not permit any of our Restricted Subsidiaries to, engage in any businesses that are not the same, similar or reasonably related to the businesses in which we and our Restricted Subsidiaries are engaged on the Issue Date.

Reports to Holders

   Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish the holders of notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of us and our consolidated subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of ours, if any) and, with respect to the annual information only, a report thereon by our certified independent accounts; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

   In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

   For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, reports filed with the SEC or required to be provided to the holders of the notes pursuant to the indenture may be obtained, free of charge, at the office of the Luxembourg paying agent.

Events of Default

   The following events are defined in the Indenture as "Events of Default":

(1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of the indenture;

(2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase, whether or not such payment shall be prohibited by the subordination provisions of the indenture;

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger,

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   Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of ours or any Restricted Subsidiary of ours, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by us or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $10.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against us or any of our Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) some events of bankruptcy affecting us or any of our Significant Subsidiaries; or

(7) any guarantee of a Significant Subsidiary ceases to be in full force and effect or any guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any guarantee of a Significant Subsidiary is found to be invalid or any guarantor that is a Significant Subsidiaries denies its liability under its guarantee (other than by reason of release of a guarantor in accordance with the terms of the Indenture).

   If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to us) shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to us, the representative under the Credit Agreement and the trustee specifying the applicable Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

(1) shall become immediately due and payable; or

(2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five business days after receipt by us and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to us occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes.

   The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an

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   opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

   The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

   Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the notes, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

   Under the indenture, we are required to provide an officers' certificate to the trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

   We may, at our option and at any time, elect to have our Obligations and the Obligations of the guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1) the rights of holders of the notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

(2) our Obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the trustee and our Obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

   In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such Obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, rated AAA or better by S&P and Aaa by Moody's, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

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(2) in the case of Legal Defeasance, we must have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

  (a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument (including without limitation the Credit Agreement) to which we or any of our subsidiaries are a party or by which we or any of our subsidiaries are bound;

(6) we must have delivered to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or creditors of others;

(7) we must have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8) we must have delivered to the trustee an opinion of counsel to the effect that:

  (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture; and

  (b) assuming no intervening bankruptcy of us between the date of deposit and the 124th day following the date of deposit and that no holder of the notes is our insider, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

(9) certain other customary conditions precedent are satisfied.

   Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

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Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture, as to all outstanding notes when:

(1) either:

  (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

  (b) all notes not theretofore delivered to the trustee for cancellation have become due and payable, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums payable under the indenture by us; and

(3) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification of the Indenture

   From time to time, we, the guarantors and the trustee, without the consent of the holders of the notes, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the trustee, adversely affect the rights of any of the holders of the notes in any material respect. In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder affected thereby, no amendment may:

(1) reduce the amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4) make any notes payable in money other than that stated in the notes;

(5) make any change in provisions of the indenture protecting the right of each holder of the notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

(6) after our obligation to purchase notes arises thereunder, amend, change or modify in any material respect our obligation to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

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(7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any guarantee in a manner which adversely affects the holders of the notes; or

(8) release any guarantor that is a Significant Subsidiary from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture.

Governing Law

   The indenture provides that it, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

   The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

   The indenture and the provisions of the Trust Indenture Act contain some limitations on the rights of the trustee, should it become a creditor of ours, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

Definitions

   Set forth below is a summary of some of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used in this section for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Restricted Subsidiary of ours or at the time it merges or consolidates with or into us or any of our Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of ours or such acquisition, merger or consolidation.

   "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

   "Asset Acquisition" means (1) an Investment by us or any Restricted Subsidiary of ours in any other Person pursuant to which such Person shall become a Restricted Subsidiary of ours or any Restricted Subsidiary of ours, or shall be merged with or into us or any Restricted Subsidiary of ours, or (2) the acquisition by us or any Restricted Subsidiary of ours of the assets of any Person (other than a Restricted Subsidiary of ours) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

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   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by us or any of our Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than us or a Wholly Owned Restricted Subsidiary of ours of: (1) any Capital Stock of any Restricted Subsidiary of ours; or (2) any other property or assets of ours or any Restricted Subsidiary of ours other than in the ordinary course of business; provided, however, that Asset Sales or other dispositions shall not include:

(a) a transaction or series of related transactions for which we or our Restricted Subsidiaries receive aggregate consideration of less than $2.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of our assets as permitted under "Certain Covenants-- Merger, Consolidation and Sale of Assets";

(c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(d) sales of accounts receivable and related assets, including contract rights, of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof;

(e) sales of accounts receivable and related assets, including contract rights, to the Factor pursuant to the Factoring Agreement;

(f) disposals or replacements of obsolete equipment in the ordinary course of business;

(g) sales pursuant to the GE Agreement;

(h) any Restricted Payment permitted by the "Limitation on Restricted Payments" covenant or that constitutes a Permitted Investment; and

(i) any transfer of up to 6.4% of the Capital Stock of Potain S.A. ("Potain") to comply with the judgment or order of any court or to settle any judicial proceeding in whole or in part.

   "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

   "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

   "Borrowing Base Amount" means, as of any date, an amount equal to the sum of:

(1) 80% of the aggregate book value of all accounts receivable of ours and our Restricted Subsidiaries; and

(2) 50% of the aggregate book value of all inventory owned by us and our Restricted Subsidiaries,

all calculated on a consolidated basis and in accordance with GAAP.

   "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

   "Capital Stock" means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

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(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

   "Cash Equivalents" means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

(4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7) Foreign Cash Equivalents.

   "Change of Control" means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, whether or not otherwise in compliance with the provisions of the indenture;

(2) the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of our company, whether or not otherwise in compliance with the provisions of the Indenture;

(3) any Person or Group (other than entities formed for the purpose of holding, directly or indirectly, our Capital Stock) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock; or

(4) the replacement of a majority of our Board of Directors over a two-year period from the directors who constituted our Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of our Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

   "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

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   "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

  (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses (other than in connection with an Inversion Transaction) or taxes attributable to sales or dispositions outside the ordinary course of business);

  (b) Consolidated Interest Expense; and

  (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

   "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

   Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

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(2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs;
    (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains or losses;

(3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

(5) the net income of any Person, other than a Restricted Subsidiary of ours, except to the extent of cash dividends or distributions paid to us or to a Restricted Subsidiary of ours by such Person;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans; and

(9) income or loss attributable solely to fluctuations in currency values and related tax effects.

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   "Consolidated Net Worth" of any Person means the consolidated stockholders'
equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

   "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash charges for any future period).

   "Credit Agreement" means the Credit Agreement to be dated as of May 9, 2001, among us, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of ours as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect us or any Restricted Subsidiary of ours against fluctuations in currency values.

   "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

   "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt that, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by us.

   "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

   "Domestic Restricted Subsidiary" means any Restricted Subsidiary of ours incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia.

   "Factor" means, collectively, one or more purchasers of receivables under the Factoring Agreement.

   "Factoring Agreement" means one or more receivables purchase agreements or similar agreements entered into by us or any of our Restricted Subsidiaries with the Factor, as the same may be amended, modified, supplemented and/or replaced from time to time so long as any such replacement agreement is on terms no less favorable to us or any of our Restricted Subsidiaries in any material respect than those terms set forth in the Factoring Agreement as in effect on the Issue Date.

   "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by our Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution of our Board of Directors delivered to the Trustee.

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   "Foreign Cash Equivalents" means certificates of deposit or bankers acceptances of any bank organized under the laws of Canada or any country that is a member of the European Union, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition.

   "Foreign Restricted Subsidiary" means any Restricted Subsidiary of ours that is not a Domestic Restricted Subsidiary.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

   "GE Agreement" means the agreement, dated March 10, 1998, between us and General Electric Capital Corporation, as Lessor, as the same may be amended, modified, supplemented and/or replaced from time to time, providing for the sale of equipment by us to the Lessor and subsequent leaseback by the Lessor to us or to some of our subsidiaries in an aggregate outstanding principal amount not to exceed $20.0 million at any time.

   "guarantor" means: (1) each of Manitowoc Crane Companies, Inc.; Manitowoc Marine Group, LLC; Manitowoc Foodservice Companies, Inc.; North Central Crane & Excavator Sales Corp.; Environmental Rehab, Inc.; Manitowoc Crane & Shovel Sales Corp.; Manitowoc Western Company, Inc.; Manitowoc Re-Manufacturing, Inc.; Manitowoc Cranes, Inc.; Manitowoc Boom Trucks, Inc.; West-Manitowoc, Inc.; Femco Machine Company, Inc.; Manitowoc CP, Inc.; Manitowoc MEC, Inc.; KMT Refrigeration, Inc.; Harford Duracool, LLC; Diversified Refrigeration, Inc.; SerVend International, Inc.; SerVend Sales Corp.; Manitowoc Beverage Systems, Inc.; Manitowoc Ice, Inc.; Manitowoc Equipment Works, Inc.; Manitowoc FP, Inc.; KMT Sales Corp.; Multiplex Company, Inc.; Marinette Marine Corporation; and Potain Corporation and (2) each of our Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the indenture as a guarantor; provided that any Person constituting a guarantor as described above shall cease to constitute a guarantor when its respective guarantee is released in accordance with the terms of the indenture.

   "Guarantor Senior Debt" means, with respect to any guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the guarantee of such guarantor. "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(x) all monetary obligations (including guarantees) of every nature of such guarantor under the Credit Agreement, including obligations (including guarantees) to pay principal , premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

(y) all Interest Swap Obligations and guarantees thereof; and

(z) all obligations under Currency Agreements and guarantees thereof;

in each case whether outstanding on the Issue Date or thereafter incurred.

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   Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

(1) any Indebtedness of such guarantor to us or to a subsidiary of ours;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of ours or any subsidiary of ours (including, without limitation, amounts owed for compensation);

(3) Indebtedness owed to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Capital Stock;

(5) any liability for federal, state, local or other taxes owed or owing by such guarantor;

(6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee must have received an officers' certificate of ours to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture;

(7) Indebtedness that, when incurred and without respect to any election under
    Section 1111(b) of Title 11, United States Bankruptcy Code, is without recourse to such guarantor; and

(8) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of such guarantor.

   "Indebtedness" means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8) all Obligations under Currency Agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

   For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

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   "Independent Financial Advisor" means a firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in us; and (2) that, in the judgment of our Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

   "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

   "Inversion Transaction" means a transaction or series of related transactions undertaken to facilitate the global movement of cash assets among affiliated group members in a tax efficient manner pursuant to which (i) a U.S. parent company ("Former Parent") becomes a wholly owned subsidiary of a newly organized offshore/foreign entity or entities (in either case, or together, a "New Parent"); (ii) all of the issued and outstanding capital stock of Former Parent is converted into an equivalent number of shares of capital stock of a New Parent; (iii) the foreign subsidiaries of Former Parent would then be owned by New Parent, either directly or through a foreign subsidiary of New Parent, and would be sister companies of Former Parent, and the domestic subsidiaries would be held through Former Parent as a U.S. subsidiary of New Parent.

   "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by us and our Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of ours or such Restricted Subsidiary, as the case may be, and the acquisition of up to 6.4% of the Capital Stock of Potain. If we or any Restricted Subsidiary of ours sells or otherwise disposes of any Common Stock of any direct or indirect Wholly Owned Restricted Subsidiary of ours such that, after giving effect to any such sale or disposition, we no longer own, directly or indirectly 100% of the outstanding Common Stock of such Restricted Subsidiary, we (other than, in the case of Potain, up to 6.4% of the Capital Stock of Potain) shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

   "Issue Date" means May 9, 2001.

   "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

   "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

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(4) appropriate amounts to be provided by us or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by us or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

   "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Indebtedness" means, without duplication, each of the following:

(1) Indebtedness under the notes issued in the Offering in an aggregate principal amount not to exceed (Euro)175.0 million and the related guarantees;

(2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of

   (a) $475.0 million (i) less the amount of all mandatory principal payments actually made by us or any Restricted Subsidiary with the Net Cash Proceeds from Asset Sales in respect of the term loans thereunder, excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement; and (ii) reduced by any mandatory permanent repayments of revolving loans made by us thereunder, which are accompanied by a corresponding permanent commitment reduction, with the Net Cash Proceeds from Asset Sales, excluding any such payments and commitment reductions to the extent refinanced at the time of payment under a replaced Credit Agreement; and

   (b) the Borrowing Base Amount plus $30.0 million;

(3) other Indebtedness of ours and our Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(4) Interest Swap Obligations of ours or any of our Restricted Subsidiaries covering Indebtedness of ours or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect us and our Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred without violation of with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed, at the time of the incurrence thereof, the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of us and our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Indebtedness of a Restricted Subsidiary of ours to us, to a guarantor or to another Wholly Owned Restricted Subsidiary of ours for so long as such Indebtedness is held by us, such guarantor, such Wholly Owned Restricted Subsidiary or the holders of a Lien permitted under the indenture, in each case subject to no Lien held by a Person other than us, a guarantor, such Wholly Owned Restricted Subsidiary or holders of a Lien permitted under the indenture; provided that if as of any date any Person other than us, a guarantor, a Wholly Owned Restricted Subsidiary of ours or the holders of a Lien permitted under the indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (6);

(7) Indebtedness of ours to a Wholly Owned Restricted Subsidiary of ours for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of ours or the holders of a Lien permitted under the

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    indenture, in each case subject to no Lien other than a Lien permitted under the indenture; provided that (a) any Indebtedness of ours to any Wholly Owned Restricted Subsidiary of ours that is not guarantor is unsecured and subordinated, pursuant to a written agreement, to our obligations under the indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of ours or the holders of a Lien permitted under the indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by us pursuant to this clause (7);

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within four business days of incurrence;

(9) Indebtedness of ours or any of our Restricted Subsidiaries represented by letters of credit for the account of us or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(10) Indebtedness represented by guarantees by us or our Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with the "Additional Subsidiaries Guarantees" covenant to the extent applicable;

(11) Indebtedness of ours or any of our Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(12) Indebtedness of ours or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

(13) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of ours and our Restricted Subsidiaries incurred in the ordinary course of business not to exceed $15.0 million at any one time outstanding;

(14) Indebtedness of our Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $20.0 million under lines of credit to any such Foreign Restricted Subsidiary from Persons other than us or any of our subsidiaries, the proceeds of which Indebtedness are used for such Foreign Restricted Subsidiary's working capital and other general corporate purposes;

(15) Indebtedness that may be deemed to exist pursuant to the Factoring Agreement and Indebtedness by a Securitization Entity in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to us or any of our Restricted Subsidiaries; provided that any amounts incurred under this clause (15) in excess of $50.0 million will reduce the amounts available for borrowing under clause (2) above in an equal amount;

(16) Indebtedness of ours evidenced by commercial paper issued by us; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (2) of this definition and this clause (16) does not exceed the maximum amount of Indebtedness permitted under clause (2) of this definition;

(17) Refinancing Indebtedness;

(18) Indebtedness of ours or any of our Restricted Subsidiaries consisting of obligations to repurchase equipment incurred in the ordinary course of business, to the extent such obligations do not exceed the fair market value of such equipment; and

(19) additional Indebtedness of ours and our Restricted Subsidiaries in an aggregate principal amount not to exceed $30.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

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   For purposes of determining any particular amount of Indebtedness under
"Limitation on Incurrence of Additional Indebtedness" covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, we shall, in our sole discretion, classify or later reclassify such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

   "Permitted Investments" means:

(1) Investments by us or any Restricted Subsidiary of ours in any Person that is or will become immediately after such Investment a Wholly Owned Domestic Restricted Subsidiary of ours or that will merge or consolidate into us or a Wholly Owned Domestic Restricted Subsidiary of ours and other Investments to the extent constituting intercompany Indebtedness permitted under clause
    (6) or (7) of the definition of "Permitted Indebtedness";

(2) Investments in us by any Restricted Subsidiary of ours; provided that any Indebtedness evidencing such Investment, to the extent held by a Restricted Subsidiary that is not a guarantor, is unsecured and subordinated, pursuant to a written agreement, to our obligations under the notes and the indenture;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of ours and our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any one time outstanding;

(5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of ours or our Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

(6) additional Investments not to exceed $15.0 million at any one time outstanding;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(8) Investments made by us or our Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

(9) Investments represented by guarantees that are otherwise permitted under the indenture;

(10) Investments the payment for which is our Qualified Capital Stock;

(11) any Investment by us or a Wholly Owned Subsidiary of ours in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

(12) Investments by us consisting of obligations of one or more officers, directors or other employees of ours or any of our subsidiaries in connection with such officers', directors' or employees' acquisition of shares of our capital stock so long as no cash is paid by us or any of our Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations; and

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(13) Investments in joint ventures not to exceed $15.0 million at any one time outstanding.

   "Permitted Liens" means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which we or our Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of ours or any of our Restricted Subsidiaries;

(6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of ours or any of our Restricted Subsidiaries, including rights of offset and set-off;

(9) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(10) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (13) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of ours or any Restricted Subsidiary of ours other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of such refinancing;

(11) Liens securing Indebtedness under Currency Agreements;

(12) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

   (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours; and

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   (b) such Liens do not extend to or cover any property or assets of ours or of any of our Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of ours or a Restricted Subsidiary of ours and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours;

(13) Liens on assets of a Restricted Subsidiary of ours that is not a guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the indenture;

(14) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction and Liens in favor of the Factor solely on those accounts receivable and the rights ancillary thereto of ours and our Restricted Subsidiaries that are purchased by the Factor pursuant to the Factoring Agreement from time to time;

(15) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of us and our Restricted Subsidiaries;

(16) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(19) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

(20) additional Liens not to exceed $5.0 million at any one time; and

(21) the escrow of up to 6.4% of the Capital Stock of Potain to comply with the judgment or order of any court or to settle any judicial proceeding in whole or in part.

   "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

   "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

   "Purchase Money Indebtedness" means Indebtedness of ours and our Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

   "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from us or any subsidiary of ours in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

   "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by us, any of our Restricted Subsidiaries or a Securitization Entity pursuant to which we or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or us or any of our Restricted Subsidiaries that subsequently transfers to a Securitization Entity (in the case of a transfer by us or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any

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accounts receivable (whether now existing or arising or acquired in the future)
of ours or any of our Restricted Subsidiaries that arose in the ordinary course of business of us and our Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means any Refinancing by us or any Restricted Subsidiary of ours of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15)
or (19) of the definition of Permitted Indebtedness), in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by us in connection with such Refinancing); or

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of ours, then such Refinancing Indebtedness shall be Indebtedness solely of ours and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

   "Restricted Subsidiary" of any Person means any subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to us or a Restricted Subsidiary of any property, whether owned by us or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

   "Securitization Entity" means a Wholly Owned Subsidiary of ours (or another Person in which we or any subsidiary of ours makes an Investment and to which we or any subsidiary of ours transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by our Board of Directors as provided below as a Securitization Entity; and

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

  (a) is guaranteed by us or any Restricted Subsidiary of ours (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

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  (b) is recourse to or obligates us or any Restricted Subsidiary of ours
      (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

  (c) subjects any asset of ours or any Restricted Subsidiary of ours (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets), retained or acquired by us or any Restricted Subsidiary of ours;

(2) with which neither we nor any Restricted Subsidiary of ours has any material contract, agreement, arrangement or understanding other than on terms no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of ours, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(3) to which neither we nor any Restricted Subsidiary of ours has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by our Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

   "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of ours, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1) all monetary obligations (including guarantees thereof) of every nature of ours under the Credit Agreement, including, without limitation, obligations (including guarantees) to pay principal, premium (if any) and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

(2) all Interest Swap Obligations (including guarantees thereof); and

(3) all obligations under Currency Agreements (including guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter incurred.

   Notwithstanding the foregoing, "Senior Debt" shall not include:

(1) any Indebtedness of ours to a subsidiary of ours;

(2) any Indebtedness to, or guaranteed on behalf of, any director, officer or employee of (x) ours or (y) any subsidiary of ours (including amounts owed for compensation);

(3) Indebtedness to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Capital Stock;

(5) any liability for federal, state, local or other taxes owed or owing by us;

(6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Covenants--Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no

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   such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee shall have received an officers' certificate of ours to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

(7) Indebtedness that, when incurred and without respect to any election under
    Section 1111(b) of Title 11, United States Bankruptcy Code, is without recourse to us; and

(8) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of ours.

   "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by us or any subsidiary of ours that are reasonably customary in an accounts receivable securitization transaction.

   "subsidiary" with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

   "Supplemental Indenture" means a supplemental indenture in the form to be attached to the indenture, executed and delivered to the trustee, pursuant to which each New Parent (i) will become a guarantor of the notes by executing a guarantee in the form also to be attached to the indenture, and (ii) becomes subject to the covenants contained in the indenture as described in such supplemental indenture.

   "Unrestricted Subsidiary" of any Person means:

(1) any subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any subsidiary of an Unrestricted Subsidiary.

   The Board of Directors may designate any subsidiary, including any newly acquired or newly formed subsidiary, to be an Unrestricted subsidiary unless such subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, ours or any other subsidiary of ours that is not a subsidiary of the subsidiary to be so designated; provided that:

(1) we certify to the trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

(2) each subsidiary to be so designated and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of ours or any of our Restricted Subsidiaries.

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, we are is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

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(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

   "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

   "Wholly Owned Subsidiary" of any Person means any subsidiary of such Person of which all the outstanding voting securities (other than (i) in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law and (ii) in the case of Potain, up to 6.4% of the Capital Stock of Potain) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Registration Rights

   We, the guarantors and the initial purchaser entered into a registration rights agreement pursuant to which each of us and the guarantors agreed that they would: (1) within 75 days after the issue date of the old notes, file an exchange offer registration statement with respect to a registered offer to exchange the old notes for the new notes, and (2) cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the issue date of the old notes. We will offer the new notes and the related guarantees in exchange for surrender of the old notes. We will keep the exchange offer open for not less than 30 days after the date notice of the exchange offer is mailed to holders of the old notes. For each of the old notes surrendered to us pursuant to the exchange offer, the holder of the old note who surrendered such note will receive a new note having a principal amount equal to that of the surrendered note. Interest on each new note will accrue
(A) from the later of the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or
(B) if no interest has been paid on such old note, from the issue date of the old notes.

   If (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer, (2) we do not consummate the exchange offer within 180 days of the issue date of the old notes, (3) some holders of unregistered new notes so request, (4) because of any change in law or in currently prevailing interpretations of the staff of the SEC, a holder of the old notes is not permitted to participate in the exchange offer or (5) in the case of any holder of the old notes that participates in the exchange offer, such holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of such holder as an affiliate of ours or within the meaning of the Securities Act, then we will promptly deliver to the holders of the notes and the trustee written notice of these circumstances. We will then, at our sole expense, as promptly as practicable, file a shelf registration statement covering resales of the notes and use our best efforts to keep effective the shelf registration statement until the earlier of two years after the issue date of the old notes and such time as all of the applicable notes have been sold thereunder. If we file a shelf registration statement, then

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we will provide to each holder of the old notes copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the old notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder of the old notes that sells old notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification rights and obligations.

   If we fail to meet the targets listed above, then additional interest will become payable in respect of the notes as follows:

    (1) if (A) we fail to file the exchange offer registration statement on or prior to the date specified for such filing or the shelf registration statement on or prior to 75 days after we deliver a shelf registration statement notice or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and we do not file the shelf registration statement on or prior to the date required by the registration rights agreement, then commencing on the day after either such required filing date, additional interest will accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such additional interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

    (2) if (A) neither the exchange offer registration statement is declared effective by the SEC on or prior to the specified date nor the shelf registration statement is declared effective by the SEC on or prior to 150 days after we deliver a shelf registration statement notice or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreement, then commencing on the day after such required effective date, additional interest will accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such additional interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

    (3) if (A) we have not exchanged new notes for all old notes validly tendered in accordance with the terms of the exchange offer on or prior to the 180th day after the issue date of the old notes or (B) if applicable, the shelf registration statement has been declared effective and the shelf registration statement ceases to be effective at any time prior to the second anniversary of the issue date of the old notes, then additional interest will accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days commencing on the 181st day after the issue date of the old notes, in the case of (A) above, or the day the shelf registration statement ceases to be effective, in the case of (B) above, such additional interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the additional interest rate on the old notes may not accrue under more than one of the clauses above at any one time and at no time will the aggregate amount of additional interest accruing exceed in the aggregate 2.0% per annum; provided, further, however, that (a) upon the filing of the exchange offer registration statement or a shelf registration statement in the case of clause (1) above, (b) upon the effectiveness of the exchange offer registration statement or a shelf registration statement in the case of clause (2) above, or (c) upon the exchange of new notes for all old notes tendered in the case of clause (3) (A) above, or upon the effectiveness of the shelf registration statement which had ceased to remain effective in the case of clause (3) (B) above, additional interest on the old notes as a result of that clause will cease to accrue.

   Any amounts of additional interest due will be payable in cash on the same original interest payment dates as the old notes.

   We will apply to list the new notes on the Luxembourg Stock Exchange in accordance with its rules once the exchange offer is completed. All notices regarding the new notes will, if and so long as the new notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, be published in a daily newspaper having general circulation in Luxembourg, which we expect to be the Luxemburger Wort. So long as the new notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, copies of all documentation in connection with the exchange offer will be available and all actions necessary in connection with the exchange offer can be carried out during normal business hours on any weekday at the office of the Luxembourg listing agent for the new notes. We will advise the Luxembourg Stock Exchange when the exchange offer opens and closes and will provide the Luxembourg Stock Exchange with a supplementary prospectus providing the new code, deposit date, exchange amount and principal amount of the notes and new notes outstanding.

Description of Book-Entry System

   The new notes to be issued in the exchange offer will be represented by one or more global notes, which will be deposited with a common depositary for Euroclear and Clearstream Luxembourg, or its nominee. Thereafter, book-entry interests in the new notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream Luxembourg and their participants. All holders of new notes who exchanged their old notes in the exchange offer will hold their interests through the global notes regardless of whether they purchased their interests pursuant to Rule 144A or Regulation S.

   Book-entry interests will not be held in definitive form. Instead, Euroclear or Clearstream Luxembourg will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by the participant. The laws of some jurisdictions, including some states of the United States, may require that some purchasers of securities take physical delivery of the securities in definitive form. These limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the new notes are in global form, holders of book-entry interests will not be considered the owners or holders of new notes for any purpose.

   So long as the new notes are held in global form, the common depositary or its nominee will be considered the sole holders of global notes for all purposes under the indenture. In addition, participants must rely on the procedures of Euroclear and Clearstream Luxembourg and indirect participants must rely on the procedures of the participants through which they own book-entry interests to exercise any rights of holders of the new notes under the indenture.

   None of us, the trustee or the registrars will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.

Definitive Registered Notes

   Under the terms of the indenture, owners of book-entry interests will receive definitive registered notes:

  . if either Euroclear or Clearstream Luxembourg notifies us that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by us within 120 days;

  . if Euroclear or Clearstream Luxembourg so request following an event of default under the indenture;

  . in whole (but not in part) at any time if we in our sole discretion determine that the global notes should be exchanged for definitive registered notes; or

  . the owner of a book-entry interest requests such exchange in writing delivered through either Euroclear or Clearstream Luxembourg following an event of default under the indenture.

   In such an event, the registrar will issue definitive registered notes registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear or Clearstream Luxembourg, as applicable, in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of book-entry interests.

Redemption of Global Notes

   In the event any global note, or any portion thereof, is redeemed, the depositary will redeem an equal amount of the book-entry interests in such global note from the amount received by it in respect of the redemption of such global note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by the common depositary in connection with the redemption of such global note, or any portion thereof. We understand that under existing practices of Euroclear and Clearstream Luxembourg, if fewer than all of the notes are to be redeemed at any time, Euroclear and Clearstream Luxembourg will credit their respective participants' accounts on a proportionate basis with adjustments to prevent fractions or by lot or on such other basis as they deem fair and appropriate; provided, however, that no book-entry interest of less than
(Euro)1,000 principal amount may be redeemed in part.

Payments on Global Notes

   Payments of any amounts owing in respect of a global note, including principal, premium, if any, and interest and additional interest, if any, will be made by us in euros to the relevant paying agents. The relevant paying agents will, in turn, make such payments to the common depositary for Euroclear and Clearstream Luxembourg which will distribute such payments to participants in accordance with its procedures.

   Under the terms of the indenture, we and the trustee will treat the registered holder of a global notes (e.g., the common depositary or its nominee) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of us, the trustee or any agent of us or the trustee has or will have any responsibility or liability for:

  . any aspect of the records of Euroclear, Clearstream Luxembourg or any participant or indirect participant relating to or payments made on account of a book-entry interest or for maintaining, supervising or reviewing any of the records of Euroclear, Clearstream Luxembourg or any participant or indirect participant relating to or payments made on account of a book-entry interest; or

  . Euroclear, Clearstream Luxembourg or any participant or indirect participant.

   Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

Action by Owners of Book-Entry Interests

   Euroclear and Clearstream Luxembourg have advised us that they will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described above, only at the direction of one or more participants to whose account the book-entry interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. The common depositary will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the global notes. However, if there is an event of default under the notes, each of Euroclear and Clearstream Luxembourg reserve the right to exchange the global notes for definitive registered notes in certificated form, and to distribute such notes to its participants.

Information Concerning Euroclear and Clearstream Luxembourg

   We understand as follows with respect to Euroclear and Clearstream
Luxembourg:

   Euroclear and Clearstream Luxembourg each hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream Luxembourg provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Luxembourg interface with domestic securities markets. Euroclear and Clearstream Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream Luxembourg participant, either directly or indirectly.

Global Clearance and Settlement Under the Book-Entry System

 Initial Settlement

   Initial settlement for the notes will be made in euros. Book-entry interests owned through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-entry interests will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

 Secondary Market Trading

   The book-entry interests will trade through participants of Euroclear or Clearstream Luxembourg, and will settle in same-day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any book-entry interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following general discussion summarizes the material U.S. federal income tax aspects of the exchange offer to holders of old notes. The discussion is for general information purposes only, is limited to U.S. federal income tax consequences of the exchange offer, and does not consider the aspects of the ownership and dispositions of the old notes or the new notes. A discussion of the U.S. federal income tax consequences of holding and disposing of the notes is contained in the offering memorandum with respect to the old notes.

   This discussion does not consider the impact, if any, of the holder's personal circumstances on the tax consequences of the exchange offer to such holder. The discussion also does not address the U.S. federal income tax consequences of holders subject to special treatment under U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the outstanding notes as part of a straddle, a hedge against currency risk, a conversion transaction, or other risk reduction transactions, or persons that have a functional currency other than the U.S. dollar and investors in pass-through entities. In addition, this discussion does not describe any state, local or foreign tax consequences from the exchange offer.

   This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This discussion does not foreclose the possibility of a contrary decision by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

   Holders of old notes should consult their own tax advisors regarding the application of U.S. federal income tax laws, as well as the tax laws of any state, local, or foreign jurisdiction, to the exchange offer (and to holding and disposing of the securities) in light of their particular circumstances.

   The exchange of old notes for the new notes under the terms of the exchange offer should not constitute a taxable exchange. As a result:

  . A holder should not recognize taxable gain or loss as a result of exchanging old notes for the new notes under the terms of the exchange offer;

  . The holder's holding period of the new notes should include the holding period of the old notes exchanged for the new notes; and

  . A holder's adjusted tax basis in the new notes should be the same as the adjusted tax basis, immediately before the exchange, of the old notes exchanged for the new notes.

                              PLAN OF DISTRIBUTION

   If you are a broker-dealer and hold old notes for your own account as a result of market-making activities or other trading activities and you receive new notes in exchange for old notes in the exchange offer, then you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We acknowledge and, unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of new notes. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 180th day following the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   Neither we nor any of the guarantors will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of these new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.

   We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes other than commissions or concessions of any broker-dealers and will indemnify the holders of the new notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the SEC, indemnification against liabilities arising under federal securities laws is against public policy and may be unenforceable.

                                 LEGAL MATTERS

   The validity of the new notes will be passed upon for us by Foley & Lardner, Milwaukee, Wisconsin.

                                    EXPERTS

   The financial statements of Manitowoc as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Potain as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 included in this prospectus, have been so included in reliance on the report of Ernst & Young Audit, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. and at regional SEC offices in Chicago, Illinois and New York, New York. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at http://www.sec.gov.

   We are "incorporating by reference" specified documents that we file with the SEC, which means:

  .  incorporated documents are considered part of this prospectus;

  . we are disclosing important information to you by referring you to those documents; and

  . information we file with the SEC will automatically update and supersede information contained in this prospectus.

   We incorporate by reference the documents we list below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the expiration date of the exchange offer:

  .  Our Annual Report on Form 10-K for the year ended December 31, 2000.

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

  . Our Current Reports on Form 8-K dated March 26, 2001, April 16, 2001, April 17, 2001, April 20, 2001 and May 9, 2001.

   You may request a copy of any of these filings, at no cost, by writing to Maurice D. Jones, General Counsel and Secretary, The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066, or by calling Mr. Jones at (920) 684-4410. So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange shall require, copies of those filings will be available, at no cost, during normal business hours on any weekday at the office of the Luxembourg listing agent for the notes.

                          GENERAL LISTING INFORMATION

   We will apply to list the new notes on the Luxembourg Stock Exchange in accordance with its rules once the exchange offer has been completed. Prior to the listing, a legal notice relating to the issuance of the new notes and our articles of incorporation and those of the guarantors will be deposited with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where these documents are available for inspection and where copies of these documents may be obtained free of charge on request.

   As long as the notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, copies of our articles of incorporation and those of the guarantors and the indenture and the registration rights agreement relating to the new notes may be inspected, and our most recent audited annual consolidated financial statements and unaudited quarterly consolidated financial statements may be obtained, on any business day free of charge, at the office of the paying agent in Luxembourg.

   Our board of directors approved the issuance of the new notes on March 4, 2001.

   Except as disclosed in this prospectus, neither we nor the guarantors are involved in, or have any knowledge of a threat of, any litigation, administrative proceeding or arbitration which, in our judgment, is or may be material in the context of the issuance of the notes.

   Except as disclosed in this prospectus, there has been no material adverse change in our consolidated financial position since December 31, 2000.

   The new notes have been accepted for clearance through Euroclear and Clearstream Luxembourg with a Common Code of 013207810 and an International Securities Identification Number of US563571AB45.

                        INFORMATION ABOUT THE GUARANTORS

   All of the guarantors are our direct or indirect wholly owned subsidiaries. The address of the guarantors is c/o The Manitowoc Company, Inc., 500 South 16th Street, Manitowoc, Wisconsin 54221.

   We are a holding company for our subsidiaries, including the guarantors, with no material operations of our own and only limited assets. Separate financial statements of the guarantors are not included in this prospectus because the guarantors are jointly and severally liable with respect to our obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the guarantors and us are substantially equivalent to our net assets, earnings and equity on a consolidated basis. In addition, we do not prepare non-consolidated financial statements. Financial reports for the guarantors and us are available, free of charge, at the office of the paying agent in Luxembourg.

   The only guarantors that constitute at least 10% of our net assets or at least 10% of our consolidated net profit or loss are Manitowoc Foodservice Companies, Inc., a holding company for our food service businesses, and Manitowoc Crane Companies, Inc., a manufacturer of lattice-boom crawler cranes. As of December 31, 2000, Manitowoc Foodservice held 24.6%, and Manitowoc Cranes held 10.7%, of our assets on a pro forma basis. As of December 31, 2000, Manitowoc Foodservice had $213.0 million of shareholder's equity and Manitowoc Cranes had $41.9 million of shareholder's equity.

                         INDEX TO FINANCIAL STATEMENTS

THE MANITOWOC COMPANY, INC.

Consolidated Financial Statements
Report of Independent Accountants.........................................   F-2
Consolidated Statements of Earnings for the Years Ended December 31, 2000,
 1999 and 1998............................................................   F-3
Consolidated Balance Sheets as of December 31, 2000 and 1999..............   F-4
Consolidated Statements of Cash Flow for the Years Ended December 31,
 2000, 1999 and 1998......................................................   F-5
Consolidated Statements of Stockholders' Equity and Comprehensive Income
 for the Years Ended December 31, 2000, 1999 and 1998.....................   F-6
Notes to Consolidated Financial Statements................................   F-7

Unaudited Consolidated Financial Statements
Consolidated Statements of Earnings for the Three Months Ended March 31,
 2001 and 2000 (unaudited)................................................  F-24
Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000
 (unaudited)..............................................................  F-25
Consolidated Statements of Cash Flows for the Three Months Ended March 31,
 2001 and 2000 (unaudited)................................................  F-26
Consolidated Statements of Comprehensive Income for the Three Months Ended
 March 31, 2001 and 2000 (unaudited)......................................  F-27
Notes to Consolidated Financial Statements (unaudited)....................  F-28

INDEX TO FINANCIAL STATEMENT SCHEDULE

Report of Independent Accountants on Financial Statement Schedule.........  F-32
Schedule II--Valuation and Qualifying Accounts............................  F-33

   All other schedules are omitted because they are not applicable, not required or because the required information is included in the consolidated financial statements or notes thereto.

POTAIN SA

Consolidated Financial Statements
Report of Independent Auditors............................................  F-34
Consolidated Statements of Income for the Years Ended December 31, 2000
 and 1999.................................................................  F-35
Consolidated Balance Sheets as of December 31, 2000 and 1999..............  F-36
Consolidated Statements of Cash Flow for the Years Ended December 31, 2000
 and 1999.................................................................  F-37
Notes to Consolidated Financial Statements................................  F-38


Unaudited Consolidated Financial Statements
Consolidated Statement of Income for the Three Months Ended March 31,
 2001 (unaudited)........................................................ F-55
Consolidated Balance Sheet as of March 31, 2001 (unaudited).............. F-56
Consolidated Statement of Cash Flow for the Three Months Ended March 31,
 2001 (unaudited)........................................................ F-57
Notes to Consolidated Financial Statements (unaudited)................... F-58

                          THE MANITOWOC COMPANY, INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of The Manitowoc Company, Inc. and Subsidiaries

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows present fairly, in all material respects, the financial position of The Manitowoc Company, Inc. and its Subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000, 1999 and 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
January 26, 2001, except for information in Note 15, for which the date is March 4, 2001.

                          THE MANITOWOC COMPANY, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (Thousands of dollars, except per share data)

                                                     For the Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
Earnings
 Net sales....................................... $873,272  $824,339  $703,920
                                                  --------  --------  --------
 Costs and expenses:
  Cost of sales..................................  637,538   590,627   508,299
  Engineering, selling and administrative
   expenses......................................  114,901   107,369    98,120
  Amortization...................................    8,181     7,392     4,881
                                                  --------  --------  --------
    Total costs and expenses.....................  760,620   705,388   611,300
                                                  --------  --------  --------
 Earnings from operations........................  112,652   118,951    92,620
 Interest expense................................  (14,508)  (10,790)   (9,741)
 Other expense--net..............................   (2,024)   (2,155)   (1,467)
                                                  --------  --------  --------
 Earnings before taxes on income.................   96,120   106,006    81,412
 Provision for taxes on income...................   35,852    39,222    30,032
                                                  --------  --------  --------
 Net earnings.................................... $ 60,268  $ 66,784  $ 51,380
                                                  ========  ========  ========
Per Share Data
 Basic........................................... $   2.42  $   2.57  $   1.98
 Diluted......................................... $   2.40  $   2.55  $   1.97



   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS
                   (Thousands of dollars, except share data)

                                                             As of December 31,
                                                             -------------------
                                                               2000       1999
                                                             ---------  --------
ASSETS
Current Assets:
  Cash and cash equivalents................................. $  13,983  $ 10,097
  Marketable securities.....................................     2,044     1,923
  Accounts receivable, less allowances of $3,037 and
   $1,803...................................................    88,231    62,802
  Inventories...............................................    91,178    91,437
  Other current assets......................................     7,479     2,211
  Future income tax benefits................................    20,592    22,528
                                                             ---------  --------
    Total current assets....................................   223,507   190,998
                                                             ---------  --------
Intangible assets--net......................................   308,751   232,729
Property, plant and equipment--net..........................    99,940    92,023
Other non-current assets....................................    10,332    14,490
                                                             ---------  --------
    Total assets............................................ $ 642,530  $530,240
                                                             =========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses..................... $ 144,713  $141,909
  Short-term borrowings.....................................    81,000    32,300
  Current portion of long-term debt.........................       270       489
  Product warranties........................................    13,507    14,610
                                                             ---------  --------
    Total current liabilities...............................   239,490   189,308
                                                             ---------  --------
Non-Current Liabilities:
  Long-term debt, less current portion......................   137,668    79,223
  Postretirement benefit obligation.........................    20,341    19,912
  Other non-current liabilities.............................    11,262     9,621
                                                             ---------  --------
    Total non-current liabilities...........................   169,271   108,756
                                                             ---------  --------
Commitments and contingencies...............................       --        --

Stockholders' Equity:
  Common stock (36,746,482 shares issued)...................       367       367
  Additional paid-in capital................................    31,602    31,476
  Accumulated other comprehensive loss......................    (2,569)
(814)
  Retained earnings.........................................   334,433   281,672
  Treasury stock, at cost (12,487,019 and 10,658,113 shares
   in 2000 and 1999, respectively)..........................  (130,064)
(80,525)
                                                             ---------  --------
    Total stockholders equity...............................   233,769   232,176
                                                             ---------  --------
    Total liabilities and stockholders' equity.............. $ 642,530  $530,240
                                                             =========  ========

   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Thousands of dollars)

                                               For the Years Ended December
                                                            31,
                                               -------------------------------
                                                 2000       1999       1998
                                               ---------  ---------  ---------
Cash Flows From Operations
 Net earnings................................. $  60,268  $  66,784  $  51,380
 Adjustments to reconcile net earnings to cash
  provided by operating activities:
  Depreciation................................     9,872      9,321      9,729
  Amortization of goodwill....................     8,181      7,392      4,881
  Amortization of deferred financing fees.....       672        637        420
  Deferred income taxes.......................     7,148       (592)    (5,748)
  Loss on sale of property, plant and
   equipment..................................       274        557        928
 Changes in operating assets and liabilities,
  excluding effects of business acquisitions:
  Accounts receivable.........................    (6,568)    14,057     (6,120)
  Inventories.................................     6,402     (4,169)   (18,662)
  Other current assets........................       (17)     3,389     (2,535)
  Non-current assets..........................       777     (2,935)       483
  Current liabilities.........................   (25,452)     9,914     24,291
  Non-current liabilities.....................     1,490       (984)    (2,233)
                                               ---------  ---------  ---------
    Net cash provided by operations...........    63,047    103,371     56,814
                                               =========  =========  =========
Cash Flows From Investing
 Business acquisitions--net of cash acquired..   (98,982)   (62,104)   (48,175)
 Capital expenditures.........................   (13,415)   (13,714)   (11,678)
 Proceeds from sale of property, plant and
  equipment...................................     3,481      6,491      1,329
 Purchase of marketable securities--net.......      (121)       (89)       (94)
                                               ---------  ---------  ---------
    Net cash used for investing...............  (109,037)   (69,416)   (58,618)
                                               =========  =========  =========
Cash Flows From Financing
 Dividends paid...............................    (7,507)    (7,799)    (7,781)
 Proceeds from long-term debt.................       --         --      75,000
 Payments on long-term debt...................    (1,093)   (11,090)   (65,957)
 Proceeds (payments) from revolver
  borrowings--net.............................    83,319    (16,200)      (600)
 Proceeds from issuance of commercial paper--
  net.........................................    24,700        --         --
 Debt acquisition costs.......................       --        (574)      (521)
 Treasury stock purchases.....................   (49,752)       --         --
 Exercises of stock options...................       339      1,241        355
                                               ---------  ---------  ---------
Net cash provided by (used for) financing.....    50,006    (34,422)       496
                                               ---------  ---------  ---------
Effect of exchange rate changes on cash.......      (130)       (18)         2
                                               ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents..................................     3,886       (485)    (1,306)
Balance at beginning of year..................    10,097     10,582     11,888
                                               ---------  ---------  ---------
Balance at end of year........................ $  13,983  $  10,097  $  10,582
                                               =========  =========  =========
Supplemental Cash Flow Information
 Interest paid................................ $  11,837  $  10,137  $   8,490
                                               ---------  ---------  ---------
 Income taxes paid............................ $  36,632  $  41,327  $  37,108
                                               =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                           CONSOLIDATED STATEMENTS OF
                 STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
            (Thousands of dollars, except shares and per share data)

                                             For the Years Ended December 31,
                                             ----------------------------------
                                                2000        1999        1998
                                             ----------  ----------  ----------
Common Stock--Shares Outstanding
 Balance at beginning of year............... 26,088,369  17,304,578  17,269,175
 Treasury stock purchases................... (1,882,900)        --          --
 Three-for-two stock split..................        --    8,652,289         --
 Stock options exercised....................     68,919     144,177      39,694
 Stock swaps for stock options exercised....    (14,925)    (12,675)     (4,291)
                                             ----------  ----------  ----------
 Balance at end of year..................... 24,259,463  26,088,369  17,304,578
                                             ----------  ----------  ----------
Common Stock--Par Value
 Balance at beginning of year............... $      367  $      245  $      245
 Three-for-two stock split..................        --          122         --
                                             ----------  ----------  ----------
 Balance at end of year..................... $      367  $      367  $      245
                                             ----------  ----------  ----------
Additional Paid-In Capital
 Balance at beginning of year............... $   31,476  $   31,029  $   30,980
 Three-for-two stock split..................        --         (122)        --
 Stock options exercised....................        126         569          49
                                             ----------  ----------  ----------
 Balance at end of year..................... $   31,602  $   31,476  $   31,029
                                             ----------  ----------  ----------
Accumulated Other Comprehensive Loss
 Balance at beginning of year............... $     (814) $     (212) $     (192)
 Other comprehensive loss...................     (1,755)       (602)        (20)
                                             ----------  ----------  ----------
 Balance at end of year..................... $   (2,569) $     (814) $     (212)
                                             ----------  ----------  ----------
Retained Earnings
 Balance at beginning of year............... $  281,672  $  222,687  $  179,088
 Net earnings...............................     60,268      66,784      51,380
 Cash dividends*............................     (7,507)     (7,799)     (7,781)
                                             ----------  ----------  ----------
 Balance at end of year..................... $  334,433  $  281,672  $  222,687
                                             ----------  ----------  ----------
Treasury Stock
 Balance at beginning of year............... $  (80,525) $  (81,197) $  (81,503)
 Treasury stock purchases...................    (49,752)        --          --
 Stock options exercised....................        675       1,088         448
 Stock swaps for stock options exercised....       (462)       (416)       (142)
                                             ----------  ----------  ----------
 Balance at end of year..................... $ (130,064) $  (80,525) $  (81,197)
                                             ----------  ----------  ----------
Comprehensive Income
 Net earnings............................... $   60,268  $   66,784  $   51,380
 Other comprehensive loss:
 Foreign currency translation adjustment....     (1,755)       (602)        (20)
                                             ----------  ----------  ----------
 Comprehensive income....................... $   58,513  $   66,182  $   51,360
                                             ==========  ==========  ==========

--------
* Cash dividends per share after giving effect to the three-for-two stock split in 1999 were $.30 per share.

   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (Thousands of dollars, except share and per share data or where otherwise indicated)

1. Summary of Significant Accounting Policies

   Principles of Consolidation--The consolidated financial statements include the accounts of The Manitowoc Company, Inc. (the "company") and its wholly and partially owned domestic and non-U.S. subsidiaries. All significant intercompany balances and transactions have been eliminated.

   Use of Estimates--The financial statements of the company have been prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures for the years presented. They also affect the disclosures of contingencies. Actual results could differ from those estimates.

   Cash Equivalents--All short-term investments purchased with an original maturity of three months or less are considered cash equivalents.

   Marketable Securities--Marketable securities at December 31, 2000 and 1999 included $2.0 million and $1.9 million, respectively, of securities which are available for sale. The difference between fair market value and cost for these investments was not significant in either year.

   Inventories--Inventories are stated at the lower of cost or market as described in Note 4. Finished goods and work-in-process include material, labor and manufacturing overhead costs.

   Advance payments from customers are netted against inventories to the extent of related accumulated costs. Advance payments netted against inventories at December 31, 2000 and 1999 were $539 and $202, respectively. Advance payments received in excess of related costs on uncompleted contracts are classified with accrued expenses.

   Intangible Assets--Intangible assets consist primarily of costs in excess of net assets of businesses acquired (goodwill). Intangible assets are amortized using the straight-line method over their estimated beneficial lives, not to exceed 40 years. Subsequent to an acquisition, the company annually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangibles may warrant revision or that the remaining balance of intangibles may not be recoverable. When factors indicate that intangibles should be evaluated for possible impairment, the company uses an estimate of the related business' undiscounted net cash flows over the remaining life of the intangibles in measuring whether the intangibles are recoverable. Intangible assets at December 31, 2000 and 1999 of $308,751 and $232,729, respectively, are net of accumulated amortization of $29,368 and $20,515, respectively.

   Property, Plant and Equipment--Property, plant and equipment is depreciated over the estimated useful lives of the assets primarily using the straight-line depreciation method. Expenditures for maintenance, repairs and renewals of relatively minor items are charged to expense as incurred. Renewals of significant items that substantially extend the capacity or useful life of an asset are capitalized. The cost and accumulated depreciation for property, plant and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in income.

   Property, plant and equipment is depreciated over the following estimated useful lives:

                                                    Years
                                                    -----
            Buildings and improvements.............  40
            Drydocks and dock fronts............... 15-27
            Machinery, equipment and tooling....... 4-15
            Furniture and fixtures.................  10
            Computer hardware and software.........  3-5

                          THE MANITOWOC COMPANY, INC.

   Fair Value of Financial Instruments--The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents, accounts receivable, accounts payable, and short-term borrowings approximate fair value due to the immediate short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value since either the underlying instrument bears interest at a variable rate that reprices frequently or the interest rate approximates the market rate at December 31, 2000.

   The fair value of interest rate swaps is the amount at which they could be settled, based on estimates obtained from financial institutions.

   Warranties--Estimated warranty costs are provided at the time of sale of the warranted products, based on historical warranty experience for the related product.

   Environmental Liabilities--The company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as information develops or circumstances change. Costs of long-term expenditures for environmental remediation obligations are not discounted to their present value.

   Postretirement Benefits--The expected cost of postretirement benefits are recorded during the years that the employees render service. The obligation for these benefits and the related periodic costs are measured using actuarial techniques and assumptions, including an appropriate discount rate. Actuarial gains and losses are deferred and amortized over future periods.

   Foreign Currency Translation--The financial statements of the company's non-U.S. subsidiaries are translated using the current exchange rate for assets and liabilities and the weighted average exchange rate for the year for statement of earnings items. Resulting translation adjustments are recorded directly to a separate component of stockholders' equity referred to as other comprehensive income.

   Derivative Financial Instruments--Derivative financial instruments are used by the company to manage risks associated with interest rate market volatility. Interest rate swap agreements are used to modify the company's exposure to interest rate movements on floating rate debt and reduce borrowing costs. For interest rate swap agreements, net interest payments or receipts are recorded as adjustments to interest expense on a current basis. These activities are subject to established policies which, among other matters, prohibit the use of derivative financial instruments for trading or speculative purposes. In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, as amended by SFAS 137 and 138, is effective January 1, 2001 for the company. It requires all derivative instruments to be recorded on the balance sheet as assets or liabilities, at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or comprehensive income, depending on whether a derivative is designated and qualifies as part of a hedge transaction and if so, the type of hedge transaction. Management anticipates that, due to the nature of its risk management activities, the adoption of SFAS 133 will not have a significant effect on the company's earnings or its financial position.

   Revenue Recognition--Revenues and expenses in all business segments are generally recognized upon shipment or completion of service provided, reflecting the time that title and risk and reward of ownership generally are transferred to the customer. Revenues and costs on contracts for long-term projects, however, are recognized according to the percentage-of-completion method, commencing when work has progressed to a state where estimates are reasonably accurate. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to income resulting from such revisions are recorded in the accounting period in which the revisions are made. Estimated losses on such contracts are recognized in full when they are identified.

                          THE MANITOWOC COMPANY, INC.

   The cost of shipping and handling is included in cost of sales.

   During the fourth quarter of 2000, the company adopted Emerging Issues Task Force (EITF) Issue 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." Net sales amounts have been restated for 1999 and 1998 to reclassify certain Crane segment costs from net sales to cost of sales. The impact of this reclassification was to increase net sales and cost of sales by $3,863, $4,279, and $3,684 in the first, second and third quarters of 2000, respectively, and increase net sales and cost of sales by $18,848 and $9,098 for the years ended December 31, 1999 and 1998, respectively, from amounts previously reported.

   Research and Development--Research and development costs are charged to expense as incurred and amounted to $6,747, $6,876 and $4,704 in 2000, 1999 and 1998, respectively.

   Income Taxes--The company utilizes the liability method to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the company's financial statements. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

   Earnings Per Share--Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year/period. Diluted earnings per share is computed similar to basic earnings per share except that the weighted average shares outstanding is increased to include the number of additional shares that would have been outstanding if stock options were exercised and the proceeds from such exercise were used to acquire shares of common stock at the average market price during the year/period.

   Comprehensive Income--Comprehensive income includes, in addition to net income, other items that are reported as direct adjustments to stockholders' equity. Presently, the company's foreign currency translation item is the only item which requires inclusion in the Consolidated Statements of Stockholders' Equity and Comprehensive Income.

   Reclassifications-- Certain prior year amounts have been reclassified to conform to the current year's presentation.

2. Property, Plant and Equipment

   Property, plant and equipment at December 31 is summarized as follows:

                                                             2000       1999
                                                           ---------  ---------
   Land................................................... $   3,888  $   3,440
   Buildings and improvements.............................    75,430     65,651
   Drydocks and dock fronts...............................    21,389     21,675
   Machinery, equipment, and tooling......................   116,950    105,124
   Furniture and fixtures.................................     4,628      3,623
   Computer hardware and software.........................    11,710      8,795
   Construction in progress...............................     3,876      6,044
                                                           ---------  ---------
     Total cost...........................................   237,871    214,352
   Less accumulated depreciation..........................  (137,931)  (122,329)
                                                           ---------  ---------
   Property, plant and equipment--net..................... $  99,940  $  92,023
                                                           =========  =========

                          THE MANITOWOC COMPANY, INC.

3. Inventories

   The components of inventories at December 31 are summarized as follows:

                                                               2000      1999
                                                             --------  --------
   Raw materials............................................ $ 33,935  $ 39,134
   Work-in-process..........................................   32,914    30,218
   Finished goods...........................................   45,880    42,352
                                                             --------  --------
   Total inventories at FIFO cost...........................  112,729   111,704
   Excess of FIFO cost over LIFO value......................  (21,551)  (20,267)
                                                             --------  --------
     Total inventories...................................... $ 91,178  $ 91,437
                                                             ========  ========

   Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method for 57% of total inventory for 2000 and 1999. The remainder of the inventories are costed using the last-in, first-out (LIFO) method.

4. Accounts Payable and Accrued Expenses

   Accounts payable and accrued expenses at December 31 are summarized as follows:

                                                                2000     1999
                                                              -------- --------
   Trade accounts payable.................................... $ 64,269 $ 59,609
   Employee related expenses.................................   13,964    8,473
   Profit sharing and incentives.............................   23,280   26,974
   Income taxes payable......................................      --     6,877
   Customer progress payments................................      877    3,518
   Accrued product liability.................................    8,432    8,219
   Miscellaneous accrued expenses............................   33,891   28,239
                                                              -------- --------
     Total................................................... $144,713 $141,909
                                                              ======== ========

5. Debt

   Debt at December 31 is summarized as follows:

                                                                2000     1999
                                                              -------- --------
   Notes payable............................................. $ 75,000 $ 75,000
   Industrial revenue bonds..................................    3,619    4,712
   Revolver borrowings.......................................  115,600   32,300
   Commercial paper..........................................   24,719      --
                                                              -------- --------
                                                               218,938  112,012
   Less current portion......................................   81,270   32,789
                                                              -------- --------
                                                              $137,668 $ 79,223
                                                              ======== ========

   On April 6, 1999, the company amended and restated its existing Credit Agreement (Agreement) with a group of banks in order to increase the amount of funds available and extend the maturity date to April 6, 2004. Currently, the Agreement provides for maximum borrowings of $300 million under revolving line-of-credit and a letter-of-credit subfacility. There were $115.6 million and $32.3 million of borrowings outstanding under the revolving line-of-credit portion of the Agreement at December 31, 2000 and 1999, respectively.

                          THE MANITOWOC COMPANY, INC.

   The Agreement includes covenants, the most restrictive of which require the maintenance of various debt and net worth ratios. An annual commitment fee, calculated based upon the company's consolidated leverage ratio, as defined by the Agreement, is due on the unused portion of the facility quarterly. The commitment fee in effect at the end of both 2000 and 1999 on the unused portion of the available credit was 0.15%. Borrowings under the Agreement bear interest at a rate equal to the sum of the base rate, or a Eurodollar rate, at the option of the company, plus an applicable percentage based on the company's consolidated leverage ratio, as defined by the Agreement. The base rate is equal to the greater of the federal funds rate in effect on such day plus 0.5%, or the prime rate in effect on such day. Borrowings under the Agreement are not collateralized. The weighted average interest rate for the borrowings outstanding under the Agreement at December 31, 2000 and 1999 was 7.2% and 7.6%, respectively.

   In January 2000, the company initiated a program under which it may borrow up to $25 million through the issuances of commercial paper to be used for general purposes. Borrowings through the program are not collateralized and are fully and unconditionally guaranteed by the company. The company is required to maintain an available unused balance under its Credit Agreement sufficient to support outstanding amounts of commercial paper. There were $24.7 million of commercial paper borowings outstanding at December 31, 2000 with an average maturity of 27 days and an average interest rate of 7.0%.

   On April 2, 1998, the company privately placed $50 million of Series A Senior Notes with Prudential Insurance Company. On October 31, 1998, the company issued, also with Prudential Insurance Company, $25 million in principal amount of Senior Shelf Notes (collectively referred to as the "Notes"). The company used the proceeds from the sale of the Notes to pay down existing borrowings under a term loan and finance an acquisition.

   The Notes are not collateralized and bear interest at a fixed weighted average rate of 6.53%. The Notes mature in 12 years after issuance and require equal principal payments annually beginning in 2006. The agreement between the company and Prudential Insurance Company pursuant to which the Notes were issued includes covenants, the most restrictive of which require the company to maintain certain debt ratios and levels of net worth. These covenants are no more restrictive than the covenants made by the company in connection with the aforementioned Credit Agreement.

   The company enters into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate debt. At December 31, 2000, the company had outstanding one interest rate swap agreement with a financial institution, having a total notional principal amount of $12.5 million and expiring October 2002. The effect of this agreement on the company's interest rates during 2000 was not significant. Interest expense has been adjusted for the net receivable or payable under this agreement. The fair value of this interest rate swap agreement was nominal at December 31, 2000. The company is exposed to credit losses in the event of non-performance by the financial institution. However, management does not anticipate such non-performance.

   Industrial revenue bonds relate to the company's obligations on two properties located in Tennessee and Indiana. These obligations are due in monthly or annual installments including principal and interest at rates of 2.7% and 10.0% at December 31, 2000. These obligations mature at various dates through 2004.

                          THE MANITOWOC COMPANY, INC.

   The aggregate scheduled maturities of debt and industrial revenue bond obligations as well as projected paydown of the revolving line-of-credit in subsequent years are as follows:

            2001................................ $ 81,270
            2002................................   59,518
            2003................................      250
            2004................................    2,900
            2005................................      --
            Thereafter..........................   75,000
                                                 --------
                                                 $218,938
                                                 ========

   On May 28, 1999, the company entered into an accounts receivable sales arrangement with a bank. The company sold $148.0 million and $67.2 million in accounts receivable to the bank under this arrangement during 2000 and 1999, respectively. The company had a $23.1 and $8.4 million net factoring liability of uncollected accounts receivable due to the bank at December 31, 2000 and 1999, respectively. The cash flow impact of this arrangement is reported as cash flows from operations in the 2000 and 1999 Consolidated Statements of Cash Flows. Under this arrangement, the company is required to repurchase from the bank the first $0.5 million and amounts greater than $1.0 million of the aggregate uncollected receivables during a twelve month period.

6. Income Taxes

   Components of earnings before income taxes are as follows:

                                                        For the Years Ended
                                                            December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      ------- --------  -------
   Earnings (loss) before income taxes:
     Domestic........................................ $94,220 $106,234  $81,081
     Foreign.........................................   1,900     (228)     331
                                                      ------- --------  -------
       Total......................................... $96,120 $106,006  $81,412
                                                      ======= ========  =======

   The provision for taxes on income is as follows:

                                                         For the Years Ended
                                                            December 31,
                                                       ------------------------
                                                        2000    1999     1998
                                                       ------- -------  -------
   Current:
     Federal.......................................... $24,418 $36,715  $32,251
     State............................................   3,081   3,291    3,424
     Foreign..........................................     252    (192)     105
                                                       ------- -------  -------
       Total current..................................  27,751  39,814   35,780
   Deferred--federal and state........................   8,101    (592)  (5,748)
                                                       ------- -------  -------
   Provision for taxes on income...................... $35,852 $39,222  $30,032
                                                       ======= =======  =======

                          THE MANITOWOC COMPANY, INC.

   The Federal statutory income tax rate is reconciled to the company's effective income tax rate as follows:

                                                               For the Years
                                                               Ended December
                                                                    31,
                                                               ----------------
                                                               2000  1999  1998
                                                               ----  ----  ----
   Federal income tax at statutory rate....................... 35.0% 35.0% 35.0%
   State income taxes, net of federal income tax benefit......  2.3   2.2   2.6
   Non-deductible goodwill amortization.......................  1.7   1.4   1.1
   Tax-exempt FSC income...................................... (0.9) (1.2) (1.1)
   Other items................................................ (0.8) (0.4) (0.7)
                                                               ----  ----  ----
   Provision for taxes on income.............................. 37.3% 37.0% 36.9%
                                                               ====  ====  ====

   The deferred income tax accounts reflect the impact of temporary differences between the basis of assets and liabilities for financial reporting purposes and their related basis as measured by income tax regulations. A summary of the deferred income tax accounts at December 31 is as follows:

                                                              2000      1999
                                                            --------  --------
   Current deferred tax assets:
     Inventories........................................... $  6,037  $  4,365
     Accounts receivable...................................    1,035       925
     Product warranty reserves.............................    4,553     5,339
     Product liability reserves............................    3,245     3,165
     Other employee-related benefits and allowances........    4,474     5,124
     Other.................................................    1,248     3,610
                                                            --------  --------
   Future income tax benefits, current..................... $ 20,592  $ 22,528
                                                            ========  ========

   Non-current deferred tax assets (liabilities):
     Property, plant and equipment......................... $(17,510) $(11,753)
     Postretirement benefits...............................    7,853     7,775
     Deferred employee benefits............................    4,938     4,782
     Severance benefits....................................    1,069     1,106
     Product warranty reserves.............................    1,205     1,130
     Net operating loss carryforwards......................    1,976     1,874
     Other.................................................    1,862       399
                                                            --------  --------
   Net future income tax benefits, non-current............. $  1,393  $  5,313
                                                            ========  ========

   The company does not provide for taxes which would be payable if undistributed earnings of foreign subsidiaries or its foreign affiliate were remitted because the company either considers these earnings to be invested for an indefinite period or anticipates that when such earnings are distributed, the U.S. income taxes payable would be substantially offset by foreign tax credits.

   As of December 31, 2000, the company had repurchased approximately $25.0 million of state net operating loss carryforwards, which are available to reduce future state tax liabilities. The company also has acquired federal net operating losses of $2.0 million available to reduce federal taxable income. These loss carryforwards expire in varying amounts through 2012. The company does not maintain a valuation allowance against deferred tax assets due to the existence of certain tax strategies designed to utilize these net operating loss carryforwards.

                          THE MANITOWOC COMPANY, INC.

7. Earnings Per Share

   The following is a reconciliation of the average shares outstanding used to compute basic and diluted earnings per share.

                                   For the Years Ended December 31,
                         -------------------------------------------------------
                               2000               1999               1998
                         -----------------  -----------------  -----------------
                                     Per                Per                Per
                                    Share              Share              Share
                           Shares   Amount    Shares   Amount    Shares   Amount
                         ---------- ------  ---------- ------  ---------- ------
Basic EPS............... 24,891,387 $ 2.42  25,991,711 $ 2.57  25,932,356 $ 1.98
Effect of dilutive
 securities--stock
 options................    231,408  (0.02)    208,955  (0.02)    192,711
(0.01)
                         ---------- ------  ---------- ------  ---------- ------
Diluted EPS............. 25,122,795 $ 2.40  26,200,666 $ 2.55  26,125,067 $ 1.97
                         ========== ======  ========== ======  ========== ======

8. Stockholders' Equity

   Authorized capitalization consists of 75 million shares of $.01 par value common stock and 3.5 million shares of $.01 par value preferred stock. None of the preferred shares have been issued. Pursuant to a Rights Agreement dated August 5, 1996, each common share carries with it four-ninths of a Right to purchase additional stock. The Rights are not currently exercisable and cannot be separated from the shares unless certain specified events occur, including the acquisition of 20% or more of the common stock by a person or group, or the commencement of a tender offer for 20% or more of the common stock. In the event a person or group actually acquires 20% or more of the common stock, or if the company is merged with an acquiring person, subject to approval by the board of directors, each full Right permits the holder to purchase one share of common stock for $100. The Rights expire on September 18, 2006 and may be redeemed by the company for $.01 per Right (in cash or stock) under certain circumstances.

   On February 17, 1999, the company's board of directors authorized a three-for-two stock split of the company's shares in the form of a 50 percent stock dividend payable on April 1, 1999 to shareholders of record on March 1, 1999. As a result of the stock split, 8,652,289 shares were issued. All references in the financial statements to average number of shares outstanding, earnings per share amounts, and market prices per share of common stock have been restated to reflect this split.

   Currently, the company has the authorization to repurchase up to 2.5 million shares of common stock at management's discretion. As of December 31, 2000 the company repurchased approximately 1.9 million shares at a cost of $49,752 pursuant to this authorization.

9. Stock Options

   The company maintains two stock option plans, The Manitowoc Company, Inc. Stock Plan and The Manitowoc Company, Inc. Non-Employee Director Stock Plan, for the granting of stock options as an incentive to certain employees and to non-employee members of the board of directors. Under these Plans, stock options to acquire up to 1.125 million (employees) and 0.125 million (non-employee directors) shares of common stock, in the aggregate, may be granted under a time-vesting formula at an exercise price equal to the market price of the common stock at the date of grant. The options become exercisable in equal 25% increments beginning on the second anniversary of the grant date over a four year period and expire ten years subsequent to the grant date. Stock option transactions under these Plans for the years ended December 31, 2000, 1999 and 1998 are summarized as follows:

                          THE MANITOWOC COMPANY, INC.

                                     For the Years Ended December 31,

---------------------------------------------------------
                                 2000               1999               1998
                          ------------------- ------------------
------------------
                                     Weighted           Weighted
Weighted
                                     Average            Average
Average
                                     Exercise           Exercise
Exercise
                           Shares     Price    Shares    Price    Shares
Price
                          ---------  -------- --------  -------- --------
--------
Options outstanding,
 beginning of year......    611,881   $21.94   610,006   $18.63   608,181
$13.66
Options granted.........    936,900    21.20   221,557    25.58   209,400
30.54
Options exercised.......    (68,919)   11.97  (144,177)   11.50   (59,541)
8.33
Options forfeited.......   (162,733)   23.08   (75,505)   25.84  (148,034)
19.19
                          ---------   ------  --------   ------  --------
------
Options outstanding, end
 of year................  1,317,129    21.80   611,881    21.94   610,006
18.63
                          =========   ======  ========   ======  ========
======
Options exercisable, end
 of year................    120,906   $19.53    47,444   $15.58    54,134   $
9.02
                          =========   ======  ========   ======  ========
======

   The outstanding stock options at December 31, 2000, have a range of exercise prices of $7.78 to $33.06 per option. The following shows the options outstanding and exercisable by range of exercise prices at December 31, 2000:

                                       Weighted
                                        Average
                                       Remaining  Weighted             Weighted
                                      Contractual Average              Average
                                         Life     Exercise             Exercise
Range of Exercise prices  Outstanding   (Years)    Price   Exercisable  Price
------------------------  ----------- ----------- -------- ----------- --------
$7.78-$9.93..............     46,505      4.3      $ 9.33     34,353    $ 9.12
$18.78-$25.58............  1,158,723      9.0       21.44     53,704     19.44
$30.54-$33.06............    111,901      6.9       30.61     32,849     30.54
                           ---------      ---      ------    -------    ------
                           1,317,129      8.7      $21.80    120,906    $19.53
                           =========      ===      ======    =======    ======

   The weighted average fair value at date of grant for options granted during 2000, 1999 and 1998 was $8.92, $9.56 and $11.77 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                               2000  1999  1998
                                                               ----  ----  ----
   Expected life (years)......................................    7     7     7
   Risk-free interest rate....................................  5.5%  5.0%  5.8%
   Expected volatility........................................ 34.0% 30.9% 31.9%
   Expected dividend yield....................................  1.0%  1.3%  1.5%

   The company applies Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized in the Consolidated Statements of Earnings. Had compensation cost been determined under an alternative method suggested by SFAS No. 123, "Accounting for Stock-Based Compensation," net income would have decreased $1,336, $877, and $547 in 2000, 1999, and 1998, respectively; and diluted earnings per share would have been $2.35, $2.52 and $1.95 in 2000, 1999, and 1998, respectively.

10. Acquisitions

 2000

   On November 20, 2000, the company, purchased all of the issued and outstanding shares of MMC Acquisition Company, the parent of Marinette Marine Corporation. Marinette Marine, located in Marinette, Wisconsin, operates one of the largest shipyards on the U.S. Great Lakes. Marinette Marine is currently under contract to build a series of ocean-going buoy tenders for the United States Coast Guard. Marinette Marine

                          THE MANITOWOC COMPANY, INC.

presently employs approximately 800 people and features complete in-house capabilities for all shipbuilding disciplines.

   The aggregate consideration paid by the company for Marinette Marine was $66,092, which is net of $18,640 of cash acquired and includes direct acquisition costs of $531 and assumed liabilities of $17,431. The purchase price for this acquisition is subject to a post-closing working capital adjustment to be settled in 2001.

   The acquisition of Marinette Marine has been recorded using the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed. The preliminary estimate of the excess of the cost over the fair value of the net assets acquired is $45,297 and is being amortized over a weighted average life of 38 years.

   On April 7, 2000, the company, through a wholly-owned subsidiary, acquired substantially all of the net business assets of Harford Duracool, LLC (Harford). Harford is a leading manufacturer of walk-in refrigerators and freezers and maintains a 67,000-square-foot manufacturing facility in Aberdeen, Maryland. Its primary distribution channels are foodservice equipment dealers and commercial refrigeration distributors and its products range in size from 200 to 60,000 cubic feet. Harford also manufactures a line of modular, temperature-controlled structures for other niche markets.

   The aggregate consideration paid by the company for the assets of Harford was $21,228 which includes direct acquisition costs of $534, assumed liabilities of $1,448 and the payment of a post-closing working capital adjustment in September 2000 of $267.

   The acquisition of Harford has been recorded using the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed. The excess of the cost over the fair value of the net assets acquired is $14,959 and is being amortized over a weighted average life of 35 years.

   On March 31, 2000, the company acquired all of the issued and outstanding shares of Multiplex Company, Inc. (Multiplex). Multiplex is headquartered in St. Louis, Missouri, where its production facility is located and has operations in Frankfurt, Germany and Glasgow, UK. Multiplex manufactures soft-drink and beer dispensing equipment as well as water purification systems and supplies leading quick-service restaurants, convenience stores, and movie theatres. In addition, Multiplex designs and builds custom applications to meet the needs of customers with requirements that cannot be met by conventional dispensing equipment.

   The aggregate consideration paid by the company for the shares of Multiplex was $20,509, which is net of cash acquired of $3,698 and includes direct acquisition costs of $386, and assumed liabilities of $5,305.

   The acquisition of Multiplex has been recorded using the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed. The excess of the cost over the fair value of the net assets acquired is $12,687 and is being amortized over a weighted average life of 37 years.

   During 2000, the company also completed the acquisitions of certain assets of Pioneer Holdings LLC, the outstanding shares of Beverage Equipment Supply Company and the remaining shares of Hangzhou Manitowoc Wanhua Refrigeration Company, the company's Chinese joint venture. The total aggregate consideration paid by the company for these acquisitions was $18,168, which is net of cash received and includes direct acquisition costs of $159 and assumed liabilities of $2,831.

                          THE MANITOWOC COMPANY, INC.

   The following unaudited proforma financial information for the years December 31, 2000 and 1999 assumes the 2000 acquisitions occurred as of January 1 of each year.

                                                              2000      1999
                                                            -------- ----------
   Net sales............................................... $970,843 $1,005,381
   Net earnings............................................   60,859     72,702
   Basic earnings per share................................ $   2.45 $     2.80
   Diluted earnings per share..............................     2.42       2.77

 1999

   On April 9, 1999, the company acquired all of the issued and outstanding shares of Kyees Aluminum, Inc., a leading supplier of cooling components for the major suppliers of fountain soft-drink beverage dispensers. The aggregate consideration paid by the company was $28,471 which is net of cash acquired of $1,010 and includes direct acquisition costs of $319, assumed liabilities of $2,151, and the payment of a post-closing net worth adjustment during the third quarter of 1999 of $1,263. Kyees' aluminum cold plates are a key component used to chill soft-drink beverages in dispensing equipment. Located in La Mirada, California, Kyees is a technology leader in manufacturing cold plate equipment, in both quality and engineering design.

   The acquisition of Kyees has been recorded using the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed. The excess of the cost over the fair value of the net assets acquired of $24,073 is being amortized over a weighted average life of 38 years.

   On January 11, 1999, the company acquired all of the issued and outstanding shares of Purchasing Support Group LLC (PSG), a four-member beverage service organization. The new operation, renamed Manitowoc Beverage Systems, Inc.
(MBS), provides full-service parts, components, and dispenser systems support to bottlers in the beverage industry. MBS is made up of companies that have been serving soft drink bottling operations throughout the United States since the 1960s with a variety of equipment services for beverage dispensing systems. MBS operates in the Northeast, Atlantic Coast, Southeast, Central and Western United States.

   The aggregate consideration paid by the company for the issued and outstanding shares of the four member companies of PSG was $43,686, which is net of cash acquired of $764 and includes direct acquisition costs of $538 and assumed liabilities of $5,912.

   The acquisition of MBS has been recorded using the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed. The excess of the cost over the fair value of the net assets acquired is $34,019 and is being amortized over a weighted average life of 38 years.

 1998

   On November 3, 1998, the company acquired substantially all of the net assets and business of U.S. Truck Crane, Inc., (USTC), from a subsidiary of UK-based Powerscreen International PLC. Located in York, Pennsylvania, USTC builds three proprietary product lines, including boom trucks, rough terrain forklifts, and other types of material-handling equipment.

   The aggregate consideration paid by the company for the net assets of USTC was $51,478 which includes direct acquisition costs of $478, assumed liabilities of $7,425, and the receipt of a post-closing net worth adjustment in July 1999 of $2,053.

                          THE MANITOWOC COMPANY, INC.

   The acquisition of USTC has been recorded using the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed. The excess of the cost over the fair value of the net assets acquired is $38,039, and is being amortized over a weighted average life of 38 years.

   The results of operations subsequent to the date of each of the aforementioned acquisitions have been included in the Consolidated Statements of Earnings for the years ended December 31, 2000, 1999, and 1998.

11. Contingencies

   The United States Environmental Protection Agency (EPA) has identified the company as a Potentially Responsible Party (PRP) under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), liable for the costs associated with investigating and cleaning up contamination at the Lemberger Landfill Superfund Site (the "Site") near Manitowoc, Wisconsin.

   Approximately 150 PRP's have been identified as having shipped substances to the Site. Eleven of the potentially responsible parties have formed a group (the Lemberger Site Remediation Group, or "LSRG") and have successfully negotiated with the EPA and the Wisconsin Department of Natural Resources to settle the potential liability at the Site and fund the cleanup.

   Recent estimates indicate that the remaining costs to clean up the Site are nominal; however, the ultimate allocations of cost for the Site are not yet final. Although liability is joint and several, the company's percentage share of liability is estimated to be 11% of the total cleanup costs. Prior to December 31, 1996, the company accrued $3,300 in connection with this matter. Expenses charged against this reserve during 2000, 1999 and 1998 were not significant. Remediation work at the Site has been completed, with only long-term pumping and treating of groundwater and Site maintenance remaining. The company's remaining estimated liability for this matter, included in other current and non-current liabilities at December 31, 2000, is $900.

   As of December 31, 2000, 32 product-related lawsuits were pending. All 32 cases are insured with self-insurance retentions of $1,000 for Crane accidents; $1,000 for Foodservice accidents occurring during 1990 to 1996; and $100 for Foodservice accidents occurring during 1997 to 2000. The insurer's contribution is limited to $50,000.

   Product liability reserves included in accounts payable and accrued expenses at December 31, 2000 are $8,432; $2,657 reserved specifically for the 32 cases referenced above, and $5,775 for claims incurred but not reported which were estimated using actuarial methods. The highest current reserve for an insured claim is $950. Based on the company's experience in defending itself against product liability claims, management believes the current reserves are adequate for estimated settlements on aggregate self-insured and insured claims. Any recoveries from insurance carriers are dependent upon the legal sufficiency of claims and the solvency of insurance carriers.

   It is reasonably possible that the estimates for environmental remediation and product liability costs may change in the near future based upon new information which may arise. Presently, there is no reliable means to estimate the amount of any such potential changes.

   The company is also involved in various other legal actions arising in the normal course of business. After taking into consideration legal counsels' evaluation of such actions, in the opinion of management, ultimate resolution is not expected to have a material adverse effect on the consolidated financial statements of the company.

                          THE MANITOWOC COMPANY, INC.

12. Retirement and Health Care Plans

   The company provides retirement benefits through noncontributory deferred profit sharing plans covering substantially all employees. Company contributions to the plans are based upon formulas contained in such plans. The company also has a defined contribution plan in which the company matches 25% of participant contributions up to a maximum of 5% of a participant's compensation. Total costs incurred under these plans were $14,854, $14,271, and $12,909, in 2000, 1999 and 1998, respectively.

   The company also provides certain healthcare and death benefits for eligible retirees and their dependents. The benefits are not funded, but are paid as incurred. Eligibility for coverage is based on meeting certain years of service and retirement qualifications. These benefits may be subject to deductibles, co-payment provisions, and other limitations. The company has reserved the right to modify these benefits.

   The tables that follow contain the components of the periodic postretirement health and other benefits cost for 2000, 1999, and 1998, respectively, and the reconciliation of the change in the accumulated periodic postretirement health benefit obligation, from January 1, 1999, through December 31, 2000. Acquisition related changes presented in the table relate to the acquisition of Marinette Marine in November 2000. Benefit costs for Marinette Marine from November 20, 2000 to December 31, 2000 are not significant.

   The components of the periodic postretirement health benefit cost are as follows:

                                                          2000   1999   1998
                                                         ------ ------ ------
   Service cost--benefits earned during the year........ $  398 $  395 $  296
   Interest cost on accumulated postretirement health
    benefit obligation..................................  1,517  1,325  1,144
   Amortization of actuarial gain.......................    --     --    (127)
                                                         ------ ------ ------
   Net periodic postretirement health and other
    benefit cost........................................ $1,915 $1,720 $1,313
                                                         ====== ====== ======

   The following is a reconciliation of the change in the accumulated periodic postretirement health benefit obligation from January 1, 1999, through December 31, 2000, and a reconciliation of the postretirement benefit obligation to the accrued amount at December 31, 2000 and 1999:

                                                                2000     1999
                                                               -------  -------
   Benefit obligation, beginning of year...................... $19,091  $16,948
     Service cost.............................................     398      395
     Interest cost............................................   1,517    1,325
     Acquisition..............................................     478      --
     Participant contributions................................     796      810
     Actuarial loss...........................................   2,509    1,946
     Benefits paid............................................  (2,589)  (2,333)
                                                               -------  -------
   Benefit obligation, end of year............................ $22,200  $19,091
                                                               -------  -------
   Status of the plan, unfunded............................... $22,200  $19,091
   Unrecognized net (loss) gain...............................  (1,689)     821
                                                               -------  -------
   Accrued benefit, end of year............................... $20,511  $19,912
                                                               =======  =======

   The health care cost trend rate assumed in the determination of the accumulated postretirement benefit obligation is 5%. Increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement health benefit obligation by $3,195 at December 31, 2000, and the

                          THE MANITOWOC COMPANY, INC.

aggregate of the service and interest cost components of net periodic postretirement health benefit cost by $301 for 2000. Decreasing the assumed health care cost trend rate by one percentage point in each year would decrease the accumulated postretirement health benefit obligation by $2,624 at December 31, 2000, and the aggregate of the service and interest cost components of net periodic postretirement health benefit costs by $244 for 2000.

   The discount rate used in determining the accumulated postretirement health benefit obligation is 7.25% for 2000 and 1999.

   Marinette Marine sponsored a defined benefit pension plan in which substantially all of its salaried employees are participants. Benefits under the plan were based upon years of service and average compensation. The funding policy was to contribute to the plan an amount equal to the current service costs taking into consideration the amount deductible for federal income tax purposes.

   A summary of the funded status of the plan at December 31, 2000 follows:

            Benefit obligation................... $11,364
            Fair value of plan assets............  12,052
            Funded status, overfunded............     688
                                                  -------
            Prepaid pension costs................ $ 2,286
                                                  =======

   The assumptions utilized to determine the amounts above were: discount rate 7.75%; expected return on assets 9%; and rate of compensation increase 4%.

   The plan assets are primarily invested in government and corporate bonds and equity mutual funds.

   It is reasonably possible that the estimate for future retirement and health care costs may change in the near future due to changes in the health care environment or changes in interest rates which may arise. Presently, there is no reliable means to estimate the amount of any such potential changes.

13. Leases

   The company leases various property, plant and equipment. Terms of the leases vary, but generally require the company to pay property taxes, insurance premiums, and maintenance costs associated with the leased property. Rental expense attributable to operating leases was $8,533, $4,847, and $2,848 in 2000, 1999, and 1998, respectively. Future minimum rental obligations under noncancelable operating leases, as of December 31, 2000, are payable as follows:

            2001.................................. $9,825
            2002..................................  8,612
            2003..................................  7,655
            2004..................................  6,404
            2005..................................  5,548
            Thereafter............................ 16,124

14. Business Segments

   The company identifies its segments using the "management approach" which designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the company's reportable segments.

                          THE MANITOWOC COMPANY, INC.

   The company has three reportable segments: Foodservice Equipment (Foodservice), Cranes and Related Products (Cranes), and Marine.

   Foodservice products consist primarily of commercial ice-cube machines; ice/beverage dispensers; walk-in and reach-in refrigerators and freezers; refrigerated undercounter and food preparation tables; private label residential refrigerators and freezers; backroom beverage equipment; and distribution services. Foodservice sells its products primarily in the United States, Europe, Southeast Asia, and in the Middle East. Foodservice products serve the lodging, restaurant, health care, convenience store and soft-drink bottling markets which are impacted by demographic changes and business cycles.

   Cranes products consist primarily of lattice-boom crawler cranes; truck-mounted hydraulic cranes; rough-terrain forklifts; and material handling equipment. Cranes also specializes in industrial machinery repair and rebuilding services as well as crane rebuilding and remanufacturing services. Cranes distributes its products primarily in North America (primarily the United States), Europe, Southeast Asia, and the Middle East. Cranes' operations serve the construction, energy and mining industries and are mainly impacted by the level of activities related to heavy construction, energy-related and infrastructure projects around the world.

   Marine provides ship-repair maintenance, conversion and construction services to foreign and domestic vessels operating on the Great Lakes. Marine is also a leading provider of Great Lakes and ocean-going mid-sized commercial, research and military vessels. Marine serves the Great Lakes maritime market consisting of both U.S. and Canadian fleets, inland waterway operators, and oceangoing vessels that transit the Great Lakes and St. Lawrence Seaway.

   The accounting policies of the segments are the same as those described in the summary of significant accounting policies except that certain expenses are not allocated to the segments. These unallocated expenses are corporate overhead, intangible asset amortization, interest expense and income taxes. The company evaluates segment performance based upon profit or loss before the aforementioned expenses.

   The company is organized primarily on the basis of products and is broken down into 19 business units. Eleven of the business units have been aggregated into the Foodservice Segment; four of the business units have been aggregated into the Cranes Segment; and four business units make up the Marine Segment.

                          THE MANITOWOC COMPANY, INC.

   Financial information relating to the company's reportable segments for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                     2000      1999      1998
                                                   --------  --------  --------
   Net Sales:
   Foodservice equipment.......................... $425,080  $379,625  $319,457
   Cranes and related products....................  376,250   389,510   339,051
   Marine.........................................   71,942    55,204    45,412
                                                   --------  --------  --------
     Total........................................ $873,272  $824,339  $703,920
                                                   ========  ========  ========
   Operating Income:
   Foodservice equipment.......................... $ 67,536  $ 70,233  $ 57,856
   Cranes and related products....................   65,791    68,501    52,201
   Marine.........................................    9,339     7,712     7,311
   General corporate..............................  (11,961)  (10,782)  (10,138)
                                                   --------  --------  --------
     Total........................................  130,705   135,664   107,230
   Amortization...................................   (8,181)   (7,392)   (4,881)
   Depreciation...................................   (9,872)   (9,321)   (9,729)
                                                   --------  --------  --------
     Total........................................ $112,652  $118,951  $ 92,620
                                                   ========  ========  ========
   Capital Expenditures:
   Foodservice equipment.......................... $  8,883  $  8,974  $  7,415
   Cranes and related products....................    2,883     3,536     2,945
   Marine.........................................    1,481     1,165     1,174
   General corporate..............................      168        39       144
                                                   --------  --------  --------
     Total........................................ $ 13,415  $ 13,714  $ 11,678
                                                   ========  ========  ========
   Total Assets:
   Foodservice equipment.......................... $359,196  $314,982  $254,506
   Cranes and related products....................  171,867   165,974   178,470
   Marine.........................................   75,757    10,162     7,023
   General corporate..............................   35,710    39,122    41,015
                                                   --------  --------  --------
     Total........................................ $642,530  $530,240  $481,014
                                                   ========  ========  ========

   Sales and long-lived asset information by geographic area as of and for the years ended December 31 are as follows:

                                             Sales            Long-Lived Assets
                                   -------------------------- -----------------
                                     2000     1999     1998     2000     1999
                                   -------- -------- -------- -------- --------
United States..................... $793,843 $737,616 $625,227 $410,596 $331,758
Other North America...............   25,132   25,213   16,881      --       --
Europe............................   17,375   32,246   36,917    5,468    5,479
Asia..............................   17,393   11,174   12,920    2,959    2,005
Middle East.......................    5,479    2,113    5,610      --       --
Central & South America...........    4,873    4,073    1,949      --       --
Africa............................    3,277    5,890    1,774      --       --
South Pacific & Caribbean.........    5,900    6,014    2,642      --       --
                                   -------- -------- -------- -------- --------
  Total........................... $873,272 $824,339 $703,920 $419,023 $339,242
                                   ======== ======== ======== ======== ========

                          THE MANITOWOC COMPANY, INC.

   Foreign revenue is based upon the location of the customer. Revenue from no single foreign country was material to the consolidated sales of the company.

15. Subsequent Event

   On March 4, 2001, Manitowoc submitted a binding offer to acquire the Potain cranes subsidiary of Groupe Legris Industries SA. The purchase price of the acquisition will be approximately $300 million (2.15 billion French francs), plus net cash at December 31, 2000, subject to an adjustment for net earnings of Potain for the period from January 1, 2001 to the closing date. The transaction is anticipated to be financed by a new pre-arranged banking facility, which is expected to include both senior and subordinated debt. The subordinated debt will be guaranteed by the company, including its 100% owned domestic subsidiaries (the "Guarantors"); such guarantees will be full and unconditional and joint and several. Non-domestic subsidiaries which will not be Guarantors are minor. There will be no significant restrictions on the ability of the company or any of the guarantor subsidiaries to obtain funds from its subsidiaries by dividend or loan. Completion of the transaction is contingent upon certain events, including receipt of applicable regulatory approvals, completion of notification and consultation process with the applicable works' council (labor union) and final acceptance of the offer by the seller. The transaction is currently expected to be finalized by the end of the second quarter of 2001.

   Potain, headquartered in Lyon, France, is a world leader in the design, manufacture, and supply of tower cranes for the building and construction industry. Potain reported sales of approximately $275 million for the year ended December 31, 2000.

                          THE MANITOWOC COMPANY, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                   (Thousands of dollars, except share data)

                               For the Three Months
                                  Ended March 31,
                             ---------------------------
                                2001        2000
                             ----------  ----------
                                  (Unaudited)
Earnings
Net sales................... $  229,351  $  205,853
Costs and expenses:
  Cost of sales.............    173,321     150,136
  Engineering, selling and
   administrative expenses..     36,001      28,974
                             ----------  ----------
    Total costs and
     expenses...............    209,322     179,110
                             ----------  ----------
Earnings from operations....     20,029      26,743
Other income (expense):
  Interest expense..........     (4,096)     (2,511)
  Other expenses, net.......       (115)       (371)
                             ----------  ----------
    Total...................     (4,211)     (2,882)
                             ----------  ----------
Earnings before taxes on
 income.....................     15,818      23,861
Provision for taxes on
 income.....................      5,948       8,948
                             ----------  ----------
Net earnings................ $    9,870  $   14,913
                             ==========  ==========
Per Share Data
Net earnings per share--
 basic...................... $     0.41  $     0.58
Net earnings per share--
 diluted.................... $     0.40  $     0.57
Dividends per share......... $    0.075  $    0.075
Weighted average shares
 outstanding--basic......... 24,262,313  25,850,072
Weighted average shares
 outstanding--diluted....... 24,543,198  25,997,317


   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                   (Thousands of dollars, except share data)

                                                        March 31,  December 31,
                                                          2001         2000
                                                       ----------- ------------
                                                       (Unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents...........................  $   8,186   $  13,983
  Marketable securities...............................      2,071       2,044
  Accounts receivable.................................     71,730      88,231
  Inventories.........................................    101,818      91,178
  Other current assets................................     10,827       7,479
  Future income tax benefits..........................     22,756      20,592
                                                        ---------   ---------
    Total current assets..............................    217,388     223,507
Intangible assets--net................................    307,516     308,751
Other non-current assets..............................     14,581      10,332
Property, plant and equipment--net....................    102,297      99,940
                                                        ---------   ---------
    Total assets......................................  $ 641,782   $ 642,530
                                                        =========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses...............  $ 145,996   $ 144,713
  Current portion of long-term debt...................        270         270
  Short term borrowings...............................     68,671      81,000
  Product warranties..................................     12,537      13,507
                                                        ---------   ---------
    Total current liabilities.........................    227,474     239,490
Non-Current Liabilities:
  Long-term debt, less current portion................    140,337     137,668
  Postretirement health benefit obligations...........     20,481      20,341
  Other non-current liabilities.......................     11,524      11,262
                                                        ---------   ---------
    Total non-current liabilities.....................    172,342     169,271
Stockholders' Equity:
  Common stock (36,746,482 shares issued).............        367         367
  Additional paid-in capital..........................     31,586      31,602
  Accumulated other comprehensive loss................     (2,451)     (2,569)
  Retained earnings...................................    342,513     334,433
  Treasury stock, at cost (12,480,442 and 12,487,019
   shares)............................................   (130,049)   (130,064)
                                                        ---------   ---------
    Total stockholders' equity........................    241,966     233,769
                                                        ---------   ---------
    Total liabilities and stockholder's equity........  $ 641,782   $ 642,530
                                                        =========   =========

   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                             (Thousands of dollars)

                                                              For the Three
                                                              Months Ended
                                                                March 31,
                                                            ------------------
                                                              2001      2000
                                                            --------  --------
Cash Flows from Operations
  Net earnings............................................. $  9,870  $ 14,913
  Non-cash adjustments to income:
    Depreciation...........................................    2,893     2,523
    Amortization of goodwill...............................    2,315     1,902
    Amortization of deferred financing fees................       45       169
    Loss on sale of property, plant and equipment..........       64        79
    Changes in operating assets and liabilities excluding
     the effects of business acquisitions:
     Accounts receivable...................................   16,501   (14,807)
     Inventories...........................................  (10,640)   (3,170)
     Other current assets..................................   (3,349)     (677)
     Non-current assets....................................   (7,125)      807
     Current liabilities...................................      143      (768)
     Non-current liabilities...............................      360       141
                                                            --------  --------
      Net cash provided by operations......................   11,077     1,112
                                                            --------  --------
Cash Flows from Investing
  Purchase of temporary investments--net...................      (27)      (30)
  Business acquisitions--net of cash acquired..............      --    (30,694)
  Proceeds from sale of property, plant, and equipment.....       22        22
  Capital expenditures.....................................   (5,336)   (4,853)
                                                            --------  --------
      Net cash used for investing..........................   (5,341)  (35,555)
                                                            --------  --------
Cash Flows from Financing
Dividends paid.............................................   (1,791)   (1,957)
Treasury stock purchased...................................      --    (22,638)
Proceeds (payments) on long-term borrowings................    2,669       (11)
Proceeds (payments) on short-term borrowings--net..........  (12,329)   67,201
                                                            --------  --------
      Net cash (used for) provided by financing............  (11,451)   42,595
Effect of exchange rate changes on cash....................      (82)      (10)
                                                            --------  --------
  Net increase (decrease) in cash and cash equivalents.....   (5,797)    8,142
Balance at beginning of period.............................   13,983    10,097
                                                            --------  --------
Balance at end of period................................... $  8,186  $ 18,239
                                                            ========  ========
Supplemental Cash Flow Information
  Interest paid............................................ $  3,786  $  1,920
  Income taxes paid........................................ $  2,632  $  4,022

   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                             (Thousands of dollars)

                                                                 For the Three
                                                                  Months Ended
                                                                   March 31,
                                                                 ---------------
                                                                  2001    2000
                                                                 ------  -------
Net earnings.................................................... $9,870  $14,913
Other comprehensive income (loss):
  Hedging activities--net of income taxes (see Note 8)..........   (211)     --
  Foreign currency translation adjustments......................    329
(184)
                                                                 ------  -------
Total other comprehensive income (loss).........................    118
(184)
                                                                 ------  -------
Comprehensive income............................................ $9,988  $14,729
                                                                 ======  =======




   The accompanying notes are an integral part of these financial statements.

                          THE MANITOWOC COMPANY, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

               For the Three Months Ended March 31, 2001 and 2000
   (Thousands of dollars, except share and per share data or where otherwise indicated)

1. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the results of operations, cash flows and comprehensive income for the three months ended March 31, 2001 and 2000 and the financial position at March 31, 2001. The interim results are not necessarily indicative of results for a full year and do not contain information included in the company's annual consolidated financial statements and notes for the year ended December 31, 2000. The consolidated balance sheet as of December 31, 2000 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. It is suggested that these financial statements be read in conjunction with financial statements and the notes thereto included in the company's latest annual report.

   All dollar amounts are in thousands throughout these notes, except where otherwise indicated.

2. The components of inventories at March 31, 2001 and December 31, 2000 are summarized as follows:

                                                           March    December 31,
                                                          31, 2001      2000
                                                          --------  ------------
   Components:
     Raw materials....................................... $ 34,881    $ 33,935
     Work-in-process.....................................   38,316      32,914
     Finished goods......................................   50,487      45,880
                                                          --------    --------
     Total inventories at FIFO costs.....................  123,684     112,729
     Excess of FIFO costs over LIFO value................  (21,866)    (21,551)
                                                          --------    --------
     Total inventories................................... $101,818    $ 91,178
                                                          ========    ========

   Inventories are carried at lower of cost or market using the first-in, first-out (FIFO) method for 50% and 57% of total inventories at March 31, 2001 and December 31, 2000, respectively. The remainder of the inventories are costed using the lower of the last-in, first-out (LIFO) method.

3. The United States Environmental Protection Agency ("EPA") has identified the company as a potentially responsible party ("PRP") under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), liable for the costs associated with investigating and cleaning up contamination at the Lemberger Landfill Superfund Site (the "Site") near Manitowoc, Wisconsin.

   Approximately 150 PRP's have been identified as having shipped substances to the Site. Eleven of the potentially responsible parties have formed a group (the Lemberger Site Remediation Group, or LSRG) and have successfully negotiated with the EPA and the Wisconsin Department of Natural Resources to settle the potential liability at the Site and fund the cleanup.

   Recent estimates indicate that the remaining costs to clean up the Site are nominal. However, the ultimate allocations of cost for the Site are not yet final. Although liability is joint and several, the company's percentage share of liability is estimated to be 11% of the total cleanup costs. Prior to December 31, 1996, the company accrued $3.3 million in connection with this matter. Expenses charged against this reserve for the quarters ended March 31, 2001 and 2000 were not significant. Remediation work at the Site has been completed, with only long-term pumping and treating of ground water and Site maintenance remaining. The remaining estimated liability for this matter, included in other current and noncurrent liabilities at March 31, 2001, is $0.9 million.

                          THE MANITOWOC COMPANY, INC.

  As of March 31, 2001, various product-related lawsuits were pending. All of these cases are insured with self-insurance retentions of $1.0 million for Crane accidents; $1.0 million for Foodservice accidents occurring during 1990 to 1996; and $0.1 million for Foodservice accidents occurring during 1997 to 2001. The insurer's contribution is limited to $50.0 million.

  Product liability reserves included in accounts payable and accrued expenses at March 31, 2001 were $8.5 million; $2.7 million is reserved specifically for the cases referenced above and $5.8 million is reserved specifically for claims incurred but not reported which were estimated using actuarial methods. The highest current reserve for an insured claim is $0.9 million. Based on the company's experience in defending itself against product liability claims, management believes the current reserves are adequate for estimated settlements on aggregate self-insured and insured claims. Any recoveries from insurance carriers are dependent upon the legal sufficiency of claims and the solvency of insurance carriers.

  It is reasonably possible that the estimates for environmental remediation and product liability costs may change in the near future based upon new information that may arise. Presently, there is no reliable means to estimate the amount of any such potential changes.

  The company is also involved in various other legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, in the opinion of management, ultimate resolution is not expected to have a material adverse effect on the consolidated financial statements of the company.

4. The company currently has the board of directors' authorization to repurchase up to 2.5 million shares of common stock at management's discretion. As of March 31, 2001, the company had purchased approximately
   1.9 million shares at a cost of $49.8 million pursuant to this authorization. There were no common stock repurchases made during the first quarter of 2001.

  In February 2001, the board of directors adopted a resolution to pay cash dividends annually rather than quarterly. Thus, in October 2001, and at its regular fall meeting each year thereafter, the board of directors will determine the amount and timing of the annual dividend for that year.

5. The following is a reconciliation of the weighted average shares outstanding used to compute basic and diluted earnings per share.

                                        Quarter Ended        Quarter Ended
                                        March 31, 2001       March 31, 2000
                                     -------------------- --------------------
                                                Per Share            Per  hare
                                       Shares    Amount     Share     Amount
                                     ---------- --------- ---------- ---------
   Basic EPS........................ 24,262,313  $ 0.41   25,850,072  $ 0.58
   Effect of Dilutive Securities--
    Stock Options...................    280,885   (0.01)     147,245   (0.01)
                                     ----------  ------   ----------  ------
   Diluted EPS...................... 24,543,198  $ 0.40   25,997,317  $ 0.57
                                     ==========  ======   ==========  ======

6. On May 9, 2000, The Manitowoc Company, Inc. ("Manitowoc") acquired from Legris Industries SA ("Legris") all of the outstanding capital stock of Potain SA, pursuant to a Share Purchase Agreement, dated May 9, 2001, among Manitowoc, Manitowoc France SAS and Legris (the "Acquisition"). The total purchase price for the Acquisition was FRF 2.3 billion (U.S. $307.1 million, based upon exchange rates as of May 7, 2001). The purchase price paid by Manitowoc was determined on the basis of arm's length negotiations between the parties. There is no material relationship between Legris and Manitowoc or any of its affiliates, directors or officers or any of their associates.

  This acquisition was financed through the company's $475 million credit facility and the issuance of the company's 10 3/8% Senior Subordinated Notes due 2011 in the aggregate principal amount of (euro) 175

                          THE MANITOWOC COMPANY, INC.

  million (U.S. $156 million, based upon exchange rates as of May 7, 2001). See Management's Discussion and Analysis of Financial Condition and Results of Operations for a summary of the terms of the credit facility and the 10 3/8% Senior Subordinated Notes due 2011, both of which were completed on May 9, 2001.

   Founded in 1928, Potain is considered a technology leader in the tower crane market with a long history of product innovations and patents. The company manufactures a variety of tower cranes, including top slewing, luffing jib, topless, and self-erecting units, plus special models for dams and other large building projects. The company employs approximately 2,200 people and has sold more than 88,000 cranes worldwide. Potain operates eight manufacturing facilities for tower cranes and related products in France, Germany, Italy, Portugal and China, and is active in more than 50 countries through distribution subsidiaries or agents.

   On April 24, 2001, the assets of Kern Electric were acquired by the Manitowoc Marine Group. The final acquisition price was $0.4 million. Kern Electric, located in Toledo, Ohio, will be managed and operated from the company's Toledo Shiprepair location and will be recognized as the "Manitowoc Electrical Service Division" within the Marine Group. Kern adds electrical capabilities for both the company's marine and industrial operations, provides an expanded customer base, fills a service void, and will allow us additional opportunities for turnkey, automation, and capital projects.

7. The company determines its segments based upon the internal organization that is used by management to make operating decisions and assess performance. Based upon this approach, the company has three reportable segments: Foodservice Equipment (Foodservice), Cranes and Related Products (Cranes), and Marine Operations (Marine).

   Information about reportable segments and a reconciliation of total segment sales and profits to the consolidated totals for the quarters ending March 31, 2001 and 2000 are summarized in "Management's Discussion and Analysis of Financial Condition and Results of Operations." As of March 31, 2001 and December 31, 2000, the total assets by segment were as follows:

                                                            March   December 31,
                                                           31, 2001     2000
                                                           -------- ------------
     Foodservice.......................................... $372,115   $359,196
     Cranes...............................................  156,868    171,867
     Marine...............................................   77,277     75,757
     General corporate....................................   35,522     35,710
                                                           --------   --------
     Total................................................ $641,782   $642,530
                                                           ========   ========

8. As of January 1, 2001 the company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires all derivative instruments to be recorded on the balance sheet as assets or liabilities, at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or comprehensive income, depending on whether a derivative is designated and qualifies as part of a hedge transaction and if so, the type of hedge transaction.

   The company enters into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate debt. As of March 31, 2001 the company had outstanding one interest rate swap agreement with a financial institution, having a total notional principal amount of $12.5 million and expiring October 2002. The interest rate swap is designated as cash flow hedge instrument based upon the

                          THE MANITOWOC COMPANY, INC.

  criteria established by SFAS No. 133. For a derivative designated as a cash flow hedge, the effective portion of the derivative's gain or loss due to a change in fair value is initially recorded as a component of other comprehensive income and subsequently reclassified into earnings when the hedged exposure affects earnings. During the period ended March 31, 2001, the cash flow hedge was deemed to be fully effective.

  The cumulative effect of adopting SFAS No. 133 as of January 1, 2001 was insignificant. The impact of SFAS No. 133 during the quarter ended March 31, 2001 resulted in a net loss, recognized in comprehensive income, of approximately $0.2 million.

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
The Manitowoc Company, Inc. and Subsidiaries

Our audits of the consolidated financial statements referred to in our report dated January 26, 2001, except for information in Note 15, for which the date is March 4, 2001, on page F-2 also included an audit of the information as of and for each of the three years ended December 31, 2000 set forth in the Financial Statement Schedule included herein. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricwaterhouseCoopers LLP
Milwaukee, Wisconsin
January 26, 2001

                          THE MAINTOWOC COMPANY, INC.

                 Schedule II--Valuation and Qualifying Accounts
                                 (in thousands)

                                          Balance  Charged             Balance
                                            at     to Costs            At End
                                         Beginning   and    Deductions   of
              Description                of Period Expenses    (1)     Period
              -----------                --------- -------- ---------- -------
Allowance for losses--trade accounts
 receivable
December 31, 1998.......................  $1,882    $  482   $  (708)  $1,656
                                          ======    ======   =======   ======
December 31, 1999.......................  $1,656    $2,221   $(2,074)  $1,803
                                          ======    ======   =======   ======
December 31, 2000.......................  $1,803    $2,120   $  (886)  $3,037
                                          ======    ======   =======   ======

--------
(1) Deductions represent bad debts written-off, net of recoveries.

                                   POTAIN SA

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Potain SA

   We have audited the accompanying consolidated balance sheets of Potain Group as of December 31, 2000 and 1999, and the related consolidated statements of income and cash flows for the years then ended, which have been prepared on the basis of accounting principles generally accepted in France. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Potain Group at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in France which differ in certain respects from those generally accepted in the United States (see Note IV to the financial statements).

                                          Ernst & Young Audit

                                          Daniel Mary-Dauphin

April 19, 2001

                                   POTAIN SA

                       CONSOLIDATED STATEMENTS OF INCOME
                           December 31, 2000 and 1999

                             Note 12/31/2000 12/31/1999
                             ---- ---------- ----------
(in thousands Euros)
Operating revenues
Sales......................    1    286,974    239,644
Other operating revenues...    2     33,018     29,870
Operating expenses
Raw material, supplies and
 services..................        (185,935)  (160,748)
Payroll expenses...........    3    (69,276)   (64,204)
Other operating expenses...    4    (32,504)   (30,119)
                                   --------   --------
Current operating income...          32,277     14,443
                                   ========   ========
Non recurring operating
 income (expenses).........    5       (553)      (343)
                                   --------   --------
Operating income...........          31,724     14,100
                                   --------   --------
Interest expense, net......    6        868     (1,408)
Amortization of goodwill,
 net.......................            (429)      (391)
Other income and (expense),
 net.......................    7       (564)         0
                                   --------   --------
Income before taxes........          31,599     12,301
                                   ========   ========
Income taxes, current and
 deferred..................    8    (11,559)    (4,433)
                                   --------   --------
Net income before minority
 interests of fully
 consolidated entities.....          20,040      7,868
                                   ========   ========
Minority interests.........   14         24      1,592
Results of entities
 accounted for by the
 equity method.............               0         (4)
                                   --------   --------
Net income.................          20,016      6,272
                                   ========   ========
Number of shares at
 December 31...............         909,945    909,945
Net income per share (in
 euros)....................            22.0        6.9

                                   POTAIN SA

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

                                                      Note 12/31/2000 12/31/1999
                                                      ---- ---------- ----------
(in thousands Euros)
ASSETS
Intangible assets....................................         7,241      6,850
Goodwill.............................................         2,616      2,075
Property, plant and equipment........................        62,421     59,902
Financial assets.....................................         3,197      3,941
                                                            -------    -------
    Total Fixed Assets...............................   9    75,475     72,768
                                                            =======    =======
Inventories..........................................  10    60,070     48,722
Accounts receivable..................................  11    81,743     76,577
Other receivables....................................        36,788      9,977
Cash.................................................  12    16,637     14,949
                                                            -------    -------
    Total Current Assets.............................       195,238    150,225
                                                            =======    =======
Deferred tax assets..................................  13     2,147      7,546
                                                            -------    -------
    Total Assets.....................................       272,860    230,539
                                                            =======    =======
LIABILITIES
Share capital........................................        13,649     13,649
Additional paid-in capital...........................        12,495     12,495
Retained earnings....................................        93,869     84,833
Net income for the year..............................        20,016      6,272
Translation adjustment...............................          (857)       834
                                                            -------    -------
  Shareholders' Equity...............................       139,172    118,083
                                                            =======    =======
Minority interests...................................            93      5,624
                                                            -------    -------
  Shareholders' Equity & Minority Interests..........  14   139,265    123,707
                                                            =======    =======
  Reserves for losses and contingencies..............  15    12,535      7,260
Borrowings...........................................  16    23,316     12,940
Accounts payable.....................................  17    84,311     70,843
Other liabilities....................................         7,070      8,522
                                                            -------    -------
    Total Liabilities................................       114,697     92,305
                                                            =======    =======
Deferred tax liabilities.............................  13     6,363      7,267
                                                            -------    -------
    Total Liabilities & Shareholders' Equity.........       272,860    230,539
                                                            =======    =======

                                   POTAIN SA

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                           December 31, 2000 and 1999

                                                         Note 12/31/00 12/31/99
                                                         ---- -------- --------
(in thousands Euros)
Cash Flows from Operations..............................  18   31,088   19,648
Change in working capital...............................       (5,160)   1,748
Cash Flows from Operating Activities....................       25,928   21,396
  (Increase)/decrease in fixed assets (excluding rented
   equipment)...........................................       (8,035)  (6,309)
  (Increase)/decrease in rented equipment...............       (5,495)  (4,927)
  Investing activities..................................        4,722      227
                                                               ------  -------
    Total Cash Used in Investing Activities.............       (8,808) (11,009)
                                                               ======  =======
Financing Activities....................................         (489)     (17)
  Exchange rate fluctuation.............................         (679)    (514)
(Increase) Decrease in Net Indebtedness.................       15,952    9,856

                                   POTAIN SA

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2000 AND 1999

I--KEY EVENTS

1--Purchase of the minority interests of Zhangjiagang Potain

   An agreement was negotiated in 1999 and finalized in early 2000 under which Potain acquired the minority interest in its joint venture in China. All items affecting earnings, including planned restructuring expense, appear in 1999 financial statements.

2--Acquisition of the Liftlux business

   The group created Liftlux Potain GmbH as of July 1st, 2000, in connection with the acquisition of the Liftlux assets. This company was included in the consolidation in 2000.

3--Application of the new French regulation for the consolidated financial statements

   Potain group accounting principles were changed in 2000 in order to include the effects of the new R99-02 regulation. The effective application of this new regulation induced:

  . the full consolidation of B.P.G.R. S.A.R.L., previously accounted for by the equity method,

  . the full consolidation of Solum Grundstuck Vermietung GmbH and Axiome de Re, entities being considered as controlled by Potain SA, previously not included in consolidation,

  . the accounting for part of pensions and similar benefits for France and Portugal employees, which were previously considered as fully covered by the insurance premiums paid and expensed when paid,

  . the accounting for deferred tax (a) considering deferred tax assets on all existing tax losses, (b) considering deferred tax on a purchase accounting and (c) netting the deferred tax assets and liabilities positions of each subsidiary, with (d) adequate valuation allowance when necessary of the net assets.

   As a consequence of the above modifications, the movements in equity between December 31, 1999 and December 31, 2000 include:

  . the first consolidation of Axiome de Re, increasing net equity by an amount of 676 K(Euro)

  . the partial accounting for the first year of pensions and similar benefits, increasing net equity by 390 K(Euro)

   The income statement of year 2000 is impacted by the December 31, 1999 effect of the new deferred tax accounting method. It represents a deferred tax benefit of K(Euro).547.

II--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1--General principles

   The consolidated financial statements as of December 31, 2000 are prepared in accordance with accounting principles generally accepted in France, as stated in the R99-02 regulation issued by the "Comite de Reglementation Comptable", the regulatory authority for accounting in France, and comply with:

  .  the Law dated January 3, 1985

  .  the ministerial decree dated February 17, 1986

  . methodology of the C.R.C. (June 22, 1999 decision enacting the 99.02 regulation of the C.R.C.)

                                   POTAIN SA

2--Consolidation principles

   The consolidated financial statements include the financial statements of all significant companies directly or indirectly controlled by Potain SA. All companies included in the scope of consolidation are fully consolidated, with the exception of B.P.G.R. in 1999, which was consolidated by the equity method. The financial year of all consolidated companies ends on December 31.

   A full list of consolidated companies appears in Note 21 to consolidated financial statements.

   A full list of non-consolidated entities is presented in Note 6 hereafter.

3--Foreign currency translation

   The financial statements of foreign subsidiaries are translated into euros at year-end exchange rates for their assets and liabilities and at weighted average exchange rates for the year for their income statement. Resulting translation adjustments are recorded to shareholders' equity.

4--Intangible assets & goodwill

   Internally generated goodwill, start-up costs and research and development costs are expensed as incurred.

   Significant software costs are amortized using the straight-line method over the estimated useful life of the software, which may not exceed three years.

   Patents, trademarks and licenses are amortized over 20 years.

   Goodwill on first consolidation consists of costs in excess of net assets of acquired businesses. It is amortized on a straight-line basis over 15 years.

5--Property, plant and equipment

   Property, plant and equipment are stated at historical acquisition or production cost. Maintenance and repair costs, other than those intended to extend the life of an asset, are expensed when incurred. Leased equipment is recorded as an asset when the terms of the lease are those of a capital lease.

   Depreciation is calculated on a straight-line basis over the following estimated useful lives:

      Buildings and improvements................................. 20 to 25 years
      Machinery and equipment.................................... 5 to 10 years
      Leased cranes.............................................. 6 to 8 years
      Others..................................................... 3 to 10 years

6--Financial assets

   Financial assets mainly include investments in non-consolidated entities and housing contribution loans.

   The housing contribution loans are non-interest bearing loans over 20 years. They are recorded at discounted value, assuming a 2% interest rate per year.

   Subsidiaries with low materiality (less than 0.6 million (Euro) sales or total balance sheet) are not included in the consolidation.

                                   POTAIN SA

   Investments in non-consolidated companies are stated at cost and written down when economic value falls below cost.

   The list of non-consolidated entities as of December 31, 2000 is as follows:

                                                                 Net
                                                                share
      Non-consolidated entities                    % ownership  value    Equity
      -------------------------                    ----------- -------- --------
      Potain Ireland..............................     51,0%      0     KEUR 10

      Potain Inc (Philippines)....................     70,0%   KEUR 249 KEUR 698

      Potain Pty (Australia)......................    100,0%    KEUR 2  KEUR 596

      SCI Les Aulnettes (France)..................    100,0%   KEUR 155 KEUR 20

7--Inventories and work in progress

   Inventories of all group companies are stated at lower of cost or market. Cost is defined as acquisition or production cost and is computed using the weighted average cost method. Production costs include direct and indirect production costs and an allocation of overheads assuming normal levels of activity. Intercompany margins are eliminated. Intercompany goods in transit are included both in inventories and purchases of the receiving company. Allowances to write down inventories to their net realizable value and for surplus inventories are recorded in the year in which they become known.

8--Receivables

   Receivables are stated at their nominal value and provisions are recorded when appropriate to cover any risk of non-recovery.

9--Other accounts receivables and other liabilities

   The Potain group is owned by Legris Industries. In connection therewith, the management of excess cash or cash requirements is done at Legris level through a cash pooling agreement. The cash lended to the cash pooling is recorded as other accounts receivable respectively for 4,159 K(Euro) and 28,539 k(Euro) as of December 31, 1999 and 2000. The cash borrowed from the cash pooling is recorded as other liabilities respectively for 3,842 K(Euro) and 3,582 k(Euro) as of December 31, 1999 and 2000.

10--Social contributions

   Potain SA benefits since 1997 from the "De Robien" social law, which enables the company to pay reduced social contributions over the seven-year period ending June 30, 2003, provided that Potain SA keeps a minimum headcount level. Related benefits are recorded on the respective years and represented respectively (Euro)2,871 and (Euro)2,865 for 1999 and 2000.

11--Transactions in foreign currencies

   Monetary assets and liabilities denominated in foreign currencies that are not hedged are translated at year-end exchange rates. Hedged foreign currency transactions are translated at the hedging rate. Differences arising from translation, together with gains and losses realized on transactions carried out during the year, are included in income statement. The potential differences arising from fair value of the hedging positions related to the backlog orders are considered as off-balance sheet commitments.

                                   POTAIN SA

12--Taxation

   Tax charged to earnings corresponds to the tax due from each taxable consolidated entity after correction of deferred taxes. The company uses the deferral method to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the company's financial statements. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between financial statements carrying amounts and the tax basis of assets and liabilities.

   The deferred tax liability on the restatement of the "Foreign Investment reserve" is recorded at its discounted value assuming a 5% rate.

   Where taxable entities show a loss, the deferred tax assets recorded for loss carry forwards were limited until December 31, 1999 to the losses over two financial years. This is no longer applicable beginning in 2000, under the new enacted 99-02 French GAAP. Deferred tax assets on loss carry forwards and deemed deferred depreciation are fully depreciated if their application to future earnings is uncertain.

13--Pensions and similar benefits

   Commitments to employees relating to retirement, or seniority bonuses, or other deferred benefits, are partly accrued for since 2000 in accordance with generally accepted accounting principles in France. The overall impact of this change of method on shareholders' equity on the opening balance sheet is not significant, amounting to (Euro)0.39 million, and does not require the presentation of pro forma accounts.

   The accrual recorded in the consolidated financial statements, K(Euro)4,989, does not take into account the preferred method for computation of the full commitment. The schedule below shows the assumptions used for valuation of the liability:

      Assumptions                                As computed under IAS 19
      -----------                                ------------------------
      Retirement age...................... 60 for executive and 63 for employees
      Type of departure...................               Voluntary
      Discount rate.......................        4.9% (incl. inflation)
      Inflation rate......................                   2%
      Social contributions................                  47%
      Salary increase.....................       Depends on age & category
      Turnover............................       Depends on age & category
      Commitment..........................             K(Euro) 9,123

   Out of the K(Euro)9,123, K(Euro)1,073 were paid to an external insurance company.

                                   POTAIN SA

III--NOTES TO FINANCIAL STATEMENTS

(in thousands Euros)

1--SALES

      By business                                                 2000    1999
      -----------                                                ------- -------
      Cranes.................................................... 286,974 239,644
                                                                 ------- -------
        Total................................................... 286,974 239,644
                                                                 ======= =======

      By geographic area                                          2000    1999
      ------------------                                         ------- -------
      France....................................................  83,021  70,097
      Europe (excl France and Eastern Europe)................... 159,812 138,283
      Asia--Pacific.............................................  16,485  11,864
      America...................................................  13,260   8,322
      Near and middle East......................................   5,236   4,210
      Africa....................................................   4,130   2,190
      Eastern Europe............................................   5,028   4,680
                                                                 ------- -------
        Total................................................... 286,974 239,644
                                                                 ======= =======

2--OTHER OPERATING REVENUES

                                                                  2000    1999
                                                                 ------- -------
      Change in inventory.......................................   1,113   4,652
      Capitalized production....................................  14,476  10,589
      Operating subsidies.......................................     103     151
      Reversals of accruals, expense transfers..................   4,327   5,097
      Other revenues (1)........................................  13,000   9,392
                                                                 ------- -------
        Total...................................................  33,018  29,870
                                                                 ======= =======
--------
      (1)including sale of capitalized rented cranes              11,277   8,015

3--PAYROLL EXPENSES

                                                                2000     1999
                                                               -------  -------
      Wages and salaries...................................... (52,938) (48,190)
      Social security contributions........................... (16,338) (16,014)
                                                               -------  -------
        Total................................................. (69,276) (64,204)
                                                               =======  =======

      Headcounts                                average 2000 12/31/00  12/31/99
      ----------                                ------------ --------  --------
      Cranes..................................     2,464       2,285     2,558
                                                   -----     -------   -------
        Total.................................     2,464       2,285     2,558
                                                   =====     =======   =======
--------
      (1)out of which Potain China headcounts:       397         231       616

4--OTHER OPERATING EXPENSES

                                                               2000      1999
                                                             --------  --------
        Total.................................               (32,504)  (30,119)
                                                             =======   =======
--------
      (1)out of which, net book value of sold
       rented cranes                                          (7,058)   (6,353)

                                   POTAIN SA

5--NON RECURRING OPERATING INCOME (EXPENSES)

                                                                2000     1999
                                                               -------  ------
      Non recurring operating expenses.......................   (5,166) (5,545)
      Non recurring operating income.........................    4,613   5,202
      Non recurring operating items..........................     (553)   (343)

6--INTEREST EXPENSE, NET

                                                                2000     1999
                                                               -------  ------
      Interest expense, net of interest income...............     (514) (1,303)
      Net gains on disposal of short term investments........        7       0
        Subtotal.............................................     (507) (1,303)
      Foreign exchange gains (losses)........................      716    (325)
      Amortizations and provisions...........................     (404)   (212)
      Reversal of reserves and expense transfers.............      152     222
      Other financial income (expense).......................      912     210
                                                               -------  ------
        Subtotal.............................................    1,375    (105)
                                                               =======  ======
          Interest expense, net..............................      868  (1,408)

7--OTHER INCOME AND (EXPENSE) NET

                                                                2000     1999
                                                               -------  ------
      Non operating expenses.................................   (2,664)      0
      Non operating income...................................    2,100       0
                                                               -------  ------
        Non operating items..................................     (564)      0
                                                               =======  ======

8--INCOME TAXES

8a--Detail

                                                                2000     1999
                                                               -------  ------
      Current income tax.....................................  (11,221) (5,380)
      Deferred income tax....................................     (338)    947
                                                               -------  ------
        Total................................................  (11,559) (4,433)
                                                               =======  ======
      The total income tax charge can be analyzed as follows:
        Tax on operating income..............................  (11,559) (4,433)
        Decrease/(increase) in tax linked to non operating
         items...............................................
                                                               -------  ------
          Total..............................................  (11,559) (4,433)
                                                               =======  ======

                                   POTAIN SA

8b--Tax rationalization

                                                                     2000
                                                                    -------  ---
      Income before income taxes...................................  31,559
      Corporate income tax rate....................................    36.3%
      Theoretical tax charge....................................... (11,456)
      Impact of permanent differences
        --Potain China net loss....................................    (671)
        --Goodwill amortization....................................    (161)
        --Tax credit on previously not recognized tax losses.......   1,658
        --Changes in income tax rate...............................    (144)
        --Change in consolidation principles.......................  (1,175)
        --Other....................................................     390
                                                                    -------  ---
      Effective tax charge......................................... (11,559)
                                                                    =======  ===

9--FIXED ASSETS

9a--Fixed assets, at cost and net

                                                               2000      1999
                                                             --------  --------
      At cost:
      Intangible assets.....................................   12,403    10,204
      Goodwill..............................................    6,686     5,716
      Property, plant & equipment...........................  159,846   153,509
      Financial assets......................................    3,774     3,070
      Investments accounted for by the equity method........        0     1,194
                                                             --------  --------
        Total fixed assets at cost..........................  182,709   173,693
                                                             ========  ========
      Amortization/depreciation
      Intangible assets.....................................   (5,163)   (3,353)
      Goodwill..............................................   (4,070)   (3,641)
      Property, plant & equipment...........................  (97,424)  (93,607)
      Financial assets......................................     (577)     (323)
      Investments accounted for by the equity method........        0         0
                                                             --------  --------
        Total fixed assets depreciation/amortization........ (107,234) (100,925)
                                                             ========  ========
      Net book value
      Intangible assets.....................................    7,241     6,850
      Goodwill..............................................    2,616     2,075
      Property, plant & equipment...........................   62,421    59,902
      Financial assets......................................    3,197     2,747
      Investments accounted for by the equity method........        0     1,194
                                                             --------  --------
        Fixed assets, net...................................   75,475    72,768
                                                             ========  ========

9b--Movements in fixed assets

                                                      Gross     Dep.      Net
                                                     -------  --------  -------
      Value as of December 31, 1999................. 173,693  (100,925)  72,768
      Acquisitions..................................  26,037   (13,189)  12,848
      Disposals..................................... (24,300)    7,091  (17,209)
      Other.........................................   7,279      (211)   7,068
                                                     -------  --------  -------
        Value as of December 31, 2000............... 182,709  (107,234)  75,475
                                                     =======  ========  =======

                                   POTAIN SA

9c--Assets acquired under capital leases

                                                                  2000    1999
                                                                 ------  ------
      At cost................................................... 12,861  10,879
      Depreciation.............................................. (5,546) (5,115)
      Net assets acquired under capital lease...................  7,315   5,764
                                                                 ------  ------
      Obligations under capital lease...........................  6,298   6,269
                                                                 ------  ------

9d--Goodwill

      Goodwill at December 31, 1999.................................. 2,075
      Exchange rate difference on amortization
      Acquisitions...................................................   970
      Amortization...................................................  (429)
                                                                      -----  ---
      Goodwill at December 31, 2000.................................. 2,616
                                                                      =====  ===

Goodwill breakdown by companies

                                             12/31/99
Net book
                               Gross value Accumulated  Depreciation Translat.
  value
                               at 12/31/00 amortization For the year adjustment
at 12/31/00
                               ----------- ------------ ------------ ----------
-----------
      Potain Industria Spa....    5,716       (3,641)       (391)
  1,684
      Liftux Potain...........      970                      (38)
    932
                                  -----       ------        ----        ---
  -----
        Total.................    6,686       (3,641)       (429)        0
  2,616
                                  =====       ======        ====        ===
  =====

10--INVENTORIES

                                                                  2000    1999
                                                                 ------  ------
      Raw materials and other supplies.......................... 23,166  15,642
      Work in Process........................................... 21,338  16,879
      Semi-finished and finished goods.......................... 12,167  14,491
      Resale goods..............................................  8,414   6,230
      Inventories--gross value.................................. 65,085  53,242
      Provision for decline in value............................ (5,015) (4,520)
                                                                 ------  ------
        Inventories--net book value............................. 60,070  48,722
                                                                 ======  ======

11--ACCOUNTS RECEIVABLES

                                                                2000      1999
                                                               ------    ------
      Prepayments.............................................    211       397
      Accounts receivables from customers..................... 82,966(1) 79,109
      Other receivables.......................................  2,392       907
      Gross trade accounts receivable......................... 85,569    80,413
      Provision for depreciation.............................. (3,826)   (3,836)
                                                               ------    ------
        Net trade accounts receivables........................ 81,743    76,577
                                                               ======    ======

--------
(1) out of which receivables over 1 year : 0.5 Me

                                   POTAIN SA

12--CASH AND SHORT-TERM INVESTMENTS

                                   2000    1999
                                  ------  ------
      Short term investments at
       cost.....................  11,544       0
      Depreciation..............       0       0
      Short-term investment,
       net......................  11,544       0
      Cash......................   5,093  14,949
      Other.....................       0       0
      Cash......................   5,093  14,949
                                  ------  ------
        Total...................  16,637  14,949
                                  ======  ======

13--DEFERRED TAXES BALANCE AT YEAR-END

13a--Movements in deferred tax balances

                                   2000    1999
                                  ------  ------
      Net opening deferred tax
       assets/liabilities.......     279    (705)
      Net deferred taxes........    (338)    947
      Impact of deferred taxes
       on pensions & similar
       benefits.................    (222)
      Impact of changes in
       consolidation area.......  (3,979)
      Other changes.............      44      37
                                  ------  ------
        Net closing deferred tax
         assets/liabilities.....  (4,216)    279
                                  ======  ======

13b--Deferred tax analysis by sources of deferred tax
(Presented before netting by company)

                                                                2000
                                                       ------------------------
                                                        Gross    Dep.     Net
                                                       -------  ------  -------
      Deferred tax assets arising from
        --Book to tax adjustments.....................   2,730       0    2,730
        --Restatements of local books.................   3,942    (694)   3,248
        --Tax losses and tax credits..................   6,201  (5,276)     925
                                                        12,873  (5,970)   6,903

      Deferred tax liabilities arising from
        --Book to tax adjustments.....................  (5,556)      0   (5,556)
        --Restatements of local books.................  (5,563)      0   (5,563)
                                                       (11,119)      0  (11,119)
                                                       -------  ------  -------
          Total net...................................   1,754  (5,970)  (4,216)
                                                       =======  ======  =======

                                   POTAIN SA

14--SHAREHOLDERS' EQUITY

                                   Capital and Retained  Net
                                    premiums   earnings Income  Other  Total
                                   ----------- -------- ------  ----- -------
   Shareholders' equity at
    December 31, 1999.............   115,843             7,864        123,707
     Dividend distribution........                        (497)          (497)
     Capital increase.............
     Capital reduction............
   Net income for the year........                      20,040         20,040
     Translation adjustment.......       472                              472
     Acquisition of Potain China
      minority interests..........    (5,550)                          (5,550)
     Other........................     1,092    7,367   (7,367)         1,092
                                     -------    -----   ------   ---  -------
   Shareholders' equity at
    December 31, 2000.............   111,857    7,367   20,040     0  139,264
                                     =======    =====   ======   ===  =======
   Number of shares
     1999.........................   909,945
     2000.........................   909,945

15--RESERVE FOR LOSSES AND CONTINGENCIES

                                                                     2000  1999
                                                                    ------ -----
      Reserve for contingencies
      Claims and litigations.......................................    520   438
      Warranty costs(1)............................................  2,582 2,440
      Technical updates(2).........................................  1,083   475
      Technical and industrial risks...............................    518   517
      Miscellaneous................................................    860   433
        Total......................................................  5,563 4,303
      Reserve for losses
      Pensions and other benefits(3)...............................  4,989   624
      Restructuring................................................  1,006 1,719
      Initial assembly costs.......................................    121   171
      Miscellaneous................................................    857   433
      Total........................................................  6,972 2,957
                                                                    ------ -----
        Total...................................................... 12,535 7,260
                                                                    ====== =====

--------
(1) Contractual warranty on sold cranes
(2) Covers the estimated cost of parts replacement initiated by the group
(3) Change in accounting method for pensions and similar benefits accruals Corresponding value at December 31, 1999: 4,2 millions Euros

                                   POTAIN SA

16--BORROWINGS

                                                                2000    1999
                                                               ------  ------
16a--Breakdown by nature

      Bank borrowings......................................... 16,831   6,542
      Subordinated debts......................................      0      65
      Other...................................................  5,486   6,333
                                                               ------  ------
        Total................................................. 23,317  12,940
                                                               ======  ======

16b--Breakdown by maturity
      Less than 1 year........................................  9,170   5,362
      From 1 to 5 years.......................................  8,215   4,427
      More than 5 years.......................................  5,931   3,151
                                                               ------  ------
        Total*................................................ 23,316  12,940
                                                               ======  ======
      *of which obligations under capital lease...............  6,298   6,269

16c--Financial instruments

   As of December 31, 2000, there is no interest rate hedging.

17--ACCOUNTS PAYABLE

                                                                2000    1999
                                                               ------  ------
      Prepayments received....................................  1,509   1,276
      Trade accounts payable.................................. 51,543  46,086
      Tax and social contributions payable.................... 20,273  18,113
      Debt related to fixed assets............................    299     676
      Corporate income tax payable............................  7,358   3,431
      Other liabilities.......................................  3,328   1,262
                                                               ------  ------
        Total accounts payable................................ 84,311  70,843
                                                               ======  ======

18--CASH FLOWS FROM OPERATIONS

                                                                2000    1999
                                                               ------  ------
      Consolidated net income................................. 20,039   7,864
      Income from companies accounted for by the equity
       method.................................................      0
      Depreciation, amortization and operating provisions..... 18,032  16,489
      Reversals of operating provisions....................... (4,326) (4,988)
      Allowance for financial provisions......................    404     212
      Reversals of financial provisions.......................   (152)   (222)
      Allowance for non recurring provisions..................    179   1,004
      Reversals of exceptional provisions..................... (3,918)   (246)
      Gains on disposal of fixed assets.......................     58    (408)
      Amortization of goodwill, net...........................    429     381
      Net movement in deferred taxes..........................    338    (947)
                                                               ------  ------
        Total cash flows from operations...................... 31,088  19,648
                                                               ======  ======

                                   POTAIN SA

19--IMPACT OF CHANGES IN CONSOLIDATION SCOPE

                                                                2000
                                                               -------
      Fixed assets............................................   6,897
      Current assets*.........................................  19,711
      Deferred tax assets.....................................
                                                               -------
        Total assets..........................................  26,608
                                                               =======
      Equity..................................................   7,646
      Reserves................................................   5,990
      Liabilities*............................................   8,993
      Deferred tax liabilities................................   3,979
                                                               -------
        Total liabilities.....................................  26,608
                                                               =======
      *of which, net borrowings............................... (10,984)

20--OFF-BALANCE SHEET COMMITMENTS

                                                                2000     1999
                                                               -------  ------
      Given commitments
      Guaranties given to banks (incl. Discounted bills)......  11,217  14,244
      Future lease payments...................................       0       0
      Buy-back commitments....................................  14,253  11,682
      Other...................................................       0       0
                                                               -------  ------
        Total.................................................  25,470  25,926
                                                               =======  ======
      Received commitments
      Discounted bills........................................   1,358     631
      Discounted bills secured by collateral/Sabatini law,
       Italy(1)...............................................   2,616   2,709
      Backlog orders received.................................  52,537  55,796
      Buy-back commitments....................................  14,253  11,682
      Other(2)................................................  11,766  13,643
                                                               -------  ------
        Total.................................................  82,530  84,461
                                                               =======  ======
      Debts secured by collateral
      Mortgages and pledges...................................       0       0
      Obligations under capital lease.........................   6,298   6,269
                                                               -------  ------
        Total.................................................   6,298   6,269
                                                               =======  ======

     --------
     (1) guaranted by pledge on material
     (2) export guarantees, other guarantees, equipment lodged as collateral for payment guarantees given, excluding discounted bills

                                   POTAIN SA

21--CONSOLIDATION AREA

                                                              %          %
                                                          ownership  ownership
                                                              at         at
Entities                     City           Country       31/12/2000 31/12/1999
--------                 ------------- ------------------ ---------- ----------
Potain.................. Ecully        France               Mother     Mother
B.P.G.R................. Ecully        France              100.00%    100.00%
Sam Sologat............. Bretigny      France               99.80%     99.80%
Sci Les Sthenes du
 Plateau................ Ecully        France              100.00%    100.00%
Cadillon GmbH........... Moerfelden    Allemagne           100.00%    100.00%
Potain GmbH............. Moerfelden    Allemagne           100.00%    100.00%
Potain Technik Gmbh..... Arneburg      Allemagne           100.00%    100.00%
Potain Belgium.......... Malines       Belgique            100.00%    100.00%
Potain UK............... West-Drayton  Grande-Bretagne     100.00%    100.00%
Potain Hungaria......... Budapest      Hongrie             100.00%    100.00%
Potain Industrie Spa.... Niellatanaro  Italie               99.98%     99.98%
Potain Spa.............. Parabiago     Italie               99.97%     99.97%
Potain Italia........... Cuggiono      Italie               99.97%     99.97%
Potain International.... Cuggiono      Italie               99.97%     99.97%
Potain Polska........... Varsovie      Pologne             100.00%    100.00%
Noe Pereira............. Fanzeres      Portugal             99.64%     99.64%
Potain Portugal......... Ermesinde     Portugal             99.56%     99.56%
Potain S.R.O............ Netvorice     Republique tcheque  100.00%    100.00%
Potain Corporation...... Miami         Etats-Unis          100.00%    100.00%
Potain Ltda............. Sao-Paulo     Bresil               99.91%     99.91%
Zhangjiagang Potain..... Zhangjiagang  Chine               100.00%     62.77%
Potain Pte Ltd.......... Singapour     Singapour           100.00%    100.00%
Liftlux Potain Gmbh..... DILLINGEN     Allemagne           100.00%
Solum................... Dusseldorf    Allemagne           100.00%
Axiome de Re............ Senningerberg Luxembourg          100.00%

                                   POTAIN SA

IV--PROFIT AND LOSS PRESENTATION

   Under French accounting principles, profit and loss statement can be presented either by nature or by destination. Below is a presentation of profit and loss statement by destination under French GAAP.

(in thousands Euros)                                    12/31/2000 (12/31/1999
--------------------                                    ---------- -----------
Sales..................................................   286,974    239,644
Cost of sales..........................................  (206,503)  (182,032)
Gross profit...........................................    80,471     57,612
Engineering, selling & administrative expenses.........   (48,747)   (43,512)
Operating profit.......................................    31,724     14,100
Interest expense, net..................................       868     (1,408)
Goodwill amortization..................................      (429)      (391)
Other income and (expense), net........................      (564)         0
Income before taxes....................................    31,599     12,301
Income tax.............................................   (11,559)    (4,433)
Net income before minority interests of fully
 consolidated entities.................................    20,040      7,868
Minority interests.....................................        24      1,592
Results of entities accounted for by the equity
 method................................................         0         (4)
Net income.............................................    20,016      6,272

   The cost of sales includes the following:

  . logistic expenses such as inventory warehousing and transportation costs,

  . manufacturing costs including direct and indirect standard costs, variances with actual costs and allowances for inventory depreciation,

  . margin on sale of capitalized cranes.

   Engineering, selling & administrative expenses include all operating expenses not included in cost of sales.

V--COMPARISON BETWEEN FRENCH AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
  PRINCIPLES

   The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in France ("French GAAP") which differ in certain respects from accounting principles generally accepted in the United States ("U.S. GAAP"). The significant differences applicable to the Group are summarized below.

Revenue recognition on sales with guaranteed buyback commitments

   Under French GAAP, revenue related to sales with guaranteed buyback commitments are recognized and a liability is established at the time of sale for the difference, if any, between the amount of the buyback commitment and the estimated fair value of the equipment at the foreseeable buyback commitment date.

   Under U.S. GAAP, revenue related to such sales is recorded in accordance with EITF 95-1, "Revenue Recognition on Sales with Guaranteed Minimum Resale Value" which states that a manufacturer is precluded from recognizing a sale of equipment if the manufacturer guarantees the resale value of the equipment to the

                                   POTAIN SA
purchaser. Rather, the manufacturer should account for the transaction as a lease, using the principles of lease accounting in Statement 13.

Revenue recognition on sales with guarantees

   The Company enters into sales agreements with financing companies who in turn lease equipment to third parties. Under some of these agreements, the Company has guaranteed the third party lease payments to the financing companies. Under other such agreements, the Company has agreed to absorb a portion of the losses resulting from default by the third parties.

   Under French GAAP, revenue related to such transactions is recorded upon delivery of the equipment and a liability, if necessary, is established for any anticipated future losses related to the guarantees. The guarantees are considered to be off-balance sheet commitments.

   Under U.S. GAAP, revenue related to such transactions in which the Company retains substantial risks of ownership in the property is recorded as if the transaction was a lease.

Deferred taxation

   For French GAAP purposes, on January 1, 2000, the Group adopted French accounting standard 99-02 which addresses the accounting for income taxes. This new rule is effective from January 1, 2000. This standard is similar to U.S. GAAP in that deferred taxes are computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realization is more likely than not. The main difference between this standard and U.S. GAAP is that long-term deferred tax liabilities are discounted. For U.S. GAAP purposes, deferred taxes are computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realization is more likely than not.

Consolidation and tax provisions

   Under French GAAP, prior to the issuance of accounting standard 99-02, companies were not required to consolidate majority-owned subsidiaries which operated in a different business activity. Therefore, Axiome, a wholly-owned subsidiary was not consolidated in 1998 and 1999 as a result of which provisions recorded to obtain certain tax benefits were not reversed for consolidation purposes under French GAAP. Starting from January 1, 2000, the application of accounting standard 99-02 requires that all majority-owned subsidiaries for which a company has control be consolidated and as a consequence, such provisions have been reversed.

   Under U.S. GAAP, all majority-owned subsidiaries for which a company has control are consolidated and as a consequence, provisions recorded to obtain certain tax benefits are reversed all over the periods presented with the related deferred tax effect.

Pensions and retirement indemnities

   Under French GAAP, companies have the option of recording pension liabilities in full in the balance sheet, partially in the balance sheet and partially as an off balance sheet commitment, or entirely as an off balance sheet commitment. Under U.S. GAAP, pensions are accounted for in accordance with Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" (FAS 87). Under FAS 87, pension assets or liabilities are recorded in the balance sheet for the difference between the projected benefit obligation and the fair value of any plan assets. Annual pension costs are recorded in the income statement.

                                   POTAIN SA

IBNR Reserves

   For French GAAP purposes, liabilities for amounts due related to deductibles for insurance claims are recorded when the invoices are received from the insuror.

   For U.S. GAAP purposes, such liabilities are recorded when they are incurred. Therefore, an estimate of claims incurred but not yet reported (IBNR) is calculated by an actuary and the estimated amount is recorded in the balance sheet.

Foreign currency hedges

   Under French GAAP, gains and losses on foreign currency hedges can be deferred until the hedged transaction actually occurs.

   Under U.S. GAAP, hedging of foreign currency transactions with forward exchange contracts is only permissible for transactions which are firm commitments. Some of the Group's foreign currency contracts hedge forecasted or budgeted transactions which do not meet the definition of a firm commitment. Gains and losses on these contracts cannot be deferred but must be recognized in net income.

Restructuring costs

   For French GAAP purposes, the Group recorded a restructuring reserve for Potain China in December 1999 because it was considered that management had approved the plan and communicated the plan and related benefits to be received to the employees affected by the plan. However, the plan was not officially approved by the Board and other regulatory authorities until January 2000.

   For U.S. GAAP purposes, restructuring costs are recognized when the following have occurred: management approves and commits the company to the restructuring plan; the benefit arrangement for any employees to be terminated has been communicated to employees in sufficient detail to enable them to determine the type and amount of benefits they will receive if terminated; the plan of termination specifically identifies the number of employees to be terminated, their job classifications or functions and their locations; and the period of time to complete the plan indicates that changes to the plan are not likely. It was considered for U.S. GAAP purposes that Potain China was not committed to the plan until January 2000.

Impairment of assets

   Under French GAAP, there are no specific rules specifying impairment criteria and how impairment should be measured.

   Under U.S. GAAP, long-lived assets and certain identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the estimated future cash flows expected to result from the asset and its eventual disposition is less than the carrying value of the asset, an impairment loss is recognized.

Non-interest bearing notes receivable

   Under French GAAP, non-interest bearing notes receivable are recorded at the amounts stipulated in the agreements. No consideration is given to the impact of imputed interest.

   Under U.S. GAAP, non-interest bearing notes receivable exchanged for property, goods or services are recorded at their present value by discounting all future payments on the notes using an imputed rate of interest. Premiums are amortized into income over the life of the notes.

                                   POTAIN SA

Rental agreement

   The Group has a lease agreement for 20 years and for which the lease payments are not uniform throughout the term of the lease.

   For French GAAP purposes, payments under operating leases are recorded as rent expense for the amounts incurred according to the lease agreement.

   Under U.S. GAAP, the total expense to be incurred under the lease is amortized uniformly on a straight-line basis over the term of the lease.

   The following is a summary of the significant adjustments to net income and shareholders' equity which would be required if U.S. GAAP were to be applied instead of French GAAP:

                          Shareholders'          Shareholders'          Adoption
Shareholders'
                             Equity       Net       Equity       Net       of
   Equity
                          December 31,  income   December 31,  income   Standard
December 31,
In thousands of Euros         1998       1999        1999       2000     99-02
    2000
---------------------     ------------- -------  ------------- -------  --------
-------------
Amount in accordance
 with French GAAP.......     111,005      6,272     118,083     20,016   1,106
   139,172
Revenue recognition.....      (1,746)      (897)     (2,643)    (1,790)
    (4,433)
Deferred taxation.......       1,428       (994)        434       (697)
      (263)
Consolidation...........         811        (95)        716               (716)
Pensions & retirement
 indemnities............      (2,266)      (184)     (2,450)       183    (612)
    (2,879)
IBNR reserve............        (115)         2        (113)        (6)
      (119)
Foreign currency hedge..                    (82)        (82)        82
Restructuring--China....                    902         902       (902)
Impairment of assets....                                          (181)
      (181)
Non-interest bearing
 notes receivable.......        (412)       (15)       (427)        13
      (414)
Rental agreement........                                           (67)
       (67)
Tax effect of the above
 adjustments............       1,731        342       2,073        572     222
     2,867
Amount in accordance
 with U.S. GAAP.........     110,435      5,261     116,493     17,224       0
   133,683
Number of shares........                909,945                909,945
Net income per share
 U.S. GAAP (Euros)......                   5.77                  18.93

VI--SUPPLEMENTAL CASH FLOW INFORMATION

                                                          December 31
                                                    -------------------------
      (in thousands Euros)                           2000     1999     1998
      --------------------                          -------  -------  -------
      Cash.........................................  16,637   14,949    6,838
      Borrowings................................... (23,316) (12,940) (15,693)
      Amounts due from affiliates (included in
       other receivables)..........................  28,538    4,158    3,388
      Amounts due to affiliates (included in other
       liabilities)................................ (3,582)  (3,842)  (2,064)
                                                    -------  -------  -------
      Net indebtedness.............................  18,277    2,325   (7,531)

                                   POTAIN SA

                        CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

(in thousands Euros)
Operating revenues
Sales..................................................................  80,450
Operating expenses
Raw material, supplies and services.................................... (62,400)
Other operating expenses............................................... (13,429)
                                                                        -------
Current operating income...............................................   4,621
                                                                        =======
Interest (expense) income, net.........................................    (218)
Amortization of goodwill, net..........................................    (118)
Other income and (expense), net........................................       0
                                                                        -------
Income before taxes....................................................   4,721
                                                                        =======
Income taxes, current and deferred.....................................  (1,807)
                                                                        -------
Net income.............................................................   2,914
                                                                        =======
Number of shares at March 31........................................... 909,945
Net income per share (in euros)........................................     3.2

                                   POTAIN SA

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001

                                                             Note March 31, 2001
                                                             ---- --------------
(in thousands Euros)
ASSETS
Intangible assets...........................................           7,070
Goodwill....................................................           2,669
Property, plant and equipment...............................          62,530
Other non-current assets....................................           2,630
                                                                     -------
    Total Fixed Assets......................................          74,899
                                                                     =======
Inventories.................................................   3      68,749
Accounts receivable.........................................          81,741
Other current assets........................................          10,804
Cash........................................................          49,561
                                                                     -------
    Total Current Assets....................................         210,855
                                                                     =======
Deferred tax assets.........................................           2,147
                                                                     -------
    Total Assets............................................         287,901
                                                                     =======
LIABILITIES
Share Capital...............................................          13,649
Additional paid-in capital..................................          12,495
Retained earnings...........................................         112,953
Net income for the year.....................................           2,914
                                                                     -------
    Shareholders' Equity....................................         142,011
                                                                     =======
Minority interests..........................................             200
                                                                     -------
    Shareholders' Equity & Minority Interests...............         142,211
                                                                     =======
    Reserves for losses and contingencies
Borrowings..................................................          22,569
Accounts payable............................................          63,059
Other liabilities...........................................   4      53,390
                                                                     -------
    Total Liabilities.......................................         139,018
                                                                     =======
Deferred tax liabilities....................................           6,672
                                                                     -------
    Total Liabilities & Shareholders' Equity................         287,901
                                                                     =======

                                   POTAIN SA

                      CONSOLIDATED STATEMENT OF CASH FLOW
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

(in thousands of Euros)
Cash Flows from Operations..............................................  7,458
Change in working capital...............................................  4,371
Cash Flows from Operating Activities.................................... 11,829
Cash Flows from Investing Activities.................................... (3,473)
Cash Flows from Financing Activities....................................   (480)
(Increase) Decrease in Net Indebtedness.................................  7,876

                                   POTAIN SA

            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

   NOTE 1--In the opinion of management, the accompanying unaudited condensed consolidated financial statements of Potain SA (Potain) contain all adjustments necessary to present fairly the financial position, results of operations and cash flows of Potain for the three months ended March 31, 2001 in conformity with French generally accepted accounting principals. These interim results are not necessarily indicative of results for a full year and do not contain information included in Potain's annual consolidated financial statements and notes for the year ended December 31, 2000. It is suggested that these financial statements be read in conjunction with Potain's financial statements and notes thereto included in Potain's year 2000 audited financial statements.

   NOTE 2--The consolidated financial statements of Potain include the financial statements of all significant companies directly or indirectly controlled by Potain SA. All companies included in the scope of consolidation are fully consolidated.

   NOTE 3--The components of inventories at March 31, 2001 are summarized as follows:

   Components:
   -----------
   Raw materials and other supplies..................................... 26,311
   Work-in-process...................................................... 25,647
   Finished goods....................................................... 21,807
   Resale goods.........................................................    166
                                                                         ------
   Inventories at gross value........................................... 73,931
   Provision for decrease in value...................................... (5,182)
                                                                         ------
   Inventories at net book value........................................ 68,749
                                                                         ======

   Inventories are stated at the lower of cost or market. Cost is defined as acquisition or production cost and is computed using the weighted average cost method.

   NOTE 4--As of March 31, 2001, various product-related lawsuits were pending. All of these cases are insured with a deductible amount of $0.067 million per accident, except in the U.S. and Canada where the deductible is $0.025 million per accident. The insurer's coverage is limited to $13 millions per year for the whole group, except the US and Canada where it is limited to $31 millions in the aggregate for all accidents.

   Product liability reserves included in other current liabilities at March 31, 2001 were $0.9 million (excludes warranty accruals and technical updates). Based upon Potain's experience in defending itself against product liability claims, management believes the current reserves are adequate to cover estimated settlements or losses on the aggregate amount of claims.

   It is reasonably possible that the estimate for product liability claim costs may change in the near future based upon new information that may arise. Presently, there is no reliable means to estimate the amount of any such potential changes.

   Potain is involved in various other legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, in the opinion of management, ultimate resolution is not expected to have a material adverse effect on the consolidated financial statements of Potain.

   NOTE 5--On May 9, 2001, all of the outstanding capital stock of Potain SA was acquired by The Manitowoc Company, Inc. (Manitowoc) from Legris Industries SA (Legris) pursuant to a Share Purchase

                                   POTAIN SA

Agreement, dated May 9, 2001, between Manitowoc and Legris. The total purchase price paid by Manitowoc was FRF 2.3 billion ($307.1 million, based upon exchange rates as of May 7, 2001).

   NOTE 6--Potain determines its business segments based upon the internal organization that is used by management to make operating decisions and assess performance. Based upon this approach, Potain has one business segment which is Cranes.

   NOTE 7--The Group's consolidated financial statements are prepared in accordance with accounting principals generally accepted in France ("French GAAP") which differ in certain respects from accounting principals generally accepted in the United States ("U.S. GAAP"). The significant differences applicable to the Group are summarized in the audited consolidated financial statements. The following is a summary of the significant adjustments to net income and shareholder's equity which would be required if U.S. GAAP were applied instead of French GAAP for the three month period ended March 31, 2001:

                                                            Net    Shareholder's
in thousands of Euros                                     Income      Equity
---------------------                                     -------  -------------
Amount in accordance with French GAAP....................   2,914     142,011
Revenue recognition......................................    (159)     (4,803)
Deferred taxation........................................      36       1,591
Pension and retirement indemnities.......................     (60)     (1,898)
Impairment of assets.....................................      10        (171)
Rental agreement.........................................     --         (138)
Miscellaneous other......................................     --         (301)
                                                          -------     -------
Amount in accordance with U.S. GAAP......................   2,741     136,291
Number of shares......................................... 909,945
Net income per share U.S. GAAP (Euros)...................    3.01

                                     ISSUER

                          The Manitowoc Company, Inc.
                             500 South 16th Street
                           Manitowoc, Wisconsin 54221

                                    ADVISERS

                          Legal Advisors to Manitowoc

                                Foley & Lardner
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                     Independent Accountants for Manitowoc

                           PricewaterhouseCoopers LLP
                           100 East Wisconsin Avenue
                                   Suite 1500
                           Milwaukee, Wisconsin 53202

                        Independent Auditors for Potain

                              Ernst & Young Audit
                               Tour Cristal Parc
                           113, Boulevard Stalingrad
                            69626 Villeurbanne Cedex
                                     France

            Trustee, Registrar, Principal Paying and Transfer Agent

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

       Luxembourg Listing Agent, Transfer Agent and Special Paying Agent

                     The Bank of New York (Luxembourg) S.A.
                              6D, route de Treves
                                    B.P. 263
                              L-2633 Senningerberg
                                   Luxembourg

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO] Manitowoc

                          The Manitowoc Company, Inc.

                               (Euro)175,000,000

                       10 3/8% Senior Subordinated Notes
                                    due 2011

                     -------------------------------------

                                   PROSPECTUS
                     -------------------------------------

                                        , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Pursuant to the Wisconsin Business Corporation Law and the By-laws of The Manitowoc Company, Inc. (the "Company"), directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above. The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

   Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

   The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   The Company has entered into Indemnity Agreements with each of the members of the Company's Board of Directors and each executive officer of the Company. Pursuant to such Indemnity Agreements, the Company is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he or she is a director or executive officer of the Company

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

   (b) Financial Statement Schedules. Schedule II--Valuation and Qualifying Accounts is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended (File No. 1-11978). All other schedules are omitted because they are not applicable or not required, or because the required information is shown either in the consolidated financial statements or in the notes thereto.

Item 22. Undertakings.

   (a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (d) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (e) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          THE MANITOWOC COMPANY, INC.

                                                 /s/ Terry D. Growcock
                                          By: _________________________________
                                                     Terry D. Growcock
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ Terry D. Growcock           President and Chief             July 30,
2001
____________________________________  Executive
         Terry D. Growcock            Officer and Director
                                      (Principal
                                      Executive Officer)

      /s/ Glen E. Tellock            Senior Vice President and       July 30,
2001
____________________________________  Chief
          Glen E. Tellock             Financial Officer
                                      (Principal
                                      Financial Officer and
                                      Principal
                                      Accounting Officer)

                 *                   Director                        July 30,
2001
____________________________________
         Virgis W. Colbert

                 *                   Director                        July 30,
2001
____________________________________
          Daniel W. Duval

                 *                   Director                        July 30,
2001
____________________________________
          James P. McCann

                 *                   Director                        July 30,
2001
____________________________________
          James L. Packard

                 *                   Director                        July 30,
2001
____________________________________
       Gilbert F. Rankin, Jr.

                 *                   Director                        July 30,
2001
____________________________________
          Robert C. Stift

                 *                   Director                        July 30,
2001
____________________________________
          Robert S. Throop


   /s/ Terry D. Growcock
*By: __________________________
       Terry D. Growcock
       Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MARINETTE MARINE CORPORATION

                                                  /s/ Thomas J. Byrne
                                          By: _________________________________
                                                      Thomas J. Byrne
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


      /s/ Thomas J. Byrne            President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Thomas J. Byrne

      /s/ Glen E. Tellock            Vice President and Treasurer    July 30,
2001
____________________________________  and Director (Principal
          Glen E. Tellock             Financial Officer and
                                      Principal Accounting
                                      Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC FOODSERVICE COMPANIES,
                                           INC.


                                                    /s/ James Walden
                                          By:__________________________________
                                                       James Walden
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                         Title                Date
   ---------                         -----                ----


        /s/ James Walden    President (Principal     July 30, 2001
______________________________Executive_Officer)_____
            James Walden

       /s/ Stacey Tidwell   Vice President and       July 30, 2001
______________________________Treasurer_(Principal_____
           Stacey Tidwell     Financial Officer and
                              Principal Accounting
                              Officer)

        /s/ Randy Simons    Director                 July 30, 2001
____________________________________
            Randy Simons

       /s/ John J. Hebel    Director                 July 30, 2001
____________________________________
           John J. Hebel

     /s/ John P. Sande, III Director                 July 30, 2001
____________________________________
         John P. Sande, III

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC CRANE COMPANIES, INC.


                                                    /s/ James Walden
                                          By: _________________________________
                                                       James Walden
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                         Title                Date
   ---------                         -----                ----


        /s/ James Walden    President (Principal     July 30, 2001
______________________________Executive_Officer)_____
            James Walden

       /s/ Stacey Tidwell   Vice President and       July 30, 2001
______________________________Treasurer_(Principal_____
           Stacey Tidwell     Financial Officer and
                              Principal Accounting
                              Officer)

        /s/ Randy Simons    Director                 July 30, 2001
____________________________________
            Randy Simons

       /s/ John J. Hebel    Director                 July 30, 2001
____________________________________
           John J. Hebel

     /s/ John P. Sande, III Director                 July 30, 2001
____________________________________
         John P. Sande, III

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC FP, INC.


                                                    /s/ James Walden
                                          By: _________________________________
                                                       James Walden
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                         Title                Date
   ---------                         -----                ----


        /s/ James Walden    President (Principal     July 30, 2001
______________________________Executive_Officer)_____
            James Walden

       /s/ Stacey Tidwell   Vice President and       July 30, 2001
______________________________Treasurer_(Principal_____
           Stacey Tidwell     Financial Officer and
                              Principal Accounting
                              Officer)

        /s/ Randy Simons    Director                 July 30, 2001
____________________________________
            Randy Simons

       /s/ John J. Hebel    Director                 July 30, 2001
____________________________________
           John J. Hebel

     /s/ John P. Sande, III Director                 July 30, 2001
____________________________________
         John P. Sande, III

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC CP, INC.


                                                    /s/ James Walden
                                          By: _________________________________
                                                       James Walden
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                         Title                Date
   ---------                         -----                ----


        /s/ James Walden    President (Principal     July 30, 2001
______________________________Executive_Officer)_____
            James Walden

       /s/ Stacey Tidwell   Vice President and       July 30, 2001
______________________________Treasurer_(Principal_____
           Stacey Tidwell     Financial Officer and
                              Principal Accounting
                              Officer)

        /s/ Randy Simons    Director                 July 30, 2001
____________________________________
            Randy Simons

       /s/ John J. Hebel    Director                 July 30, 2001
____________________________________
           John J. Hebel

     /s/ John P. Sande, III Director                 July 30, 2001
____________________________________
         John P. Sande, III

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          DIVERSIFIED REFRIGERATION, INC.


                                                  /s/ Timothy J. Kraus
                                          By: _________________________________
                                                     Timothy J. Kraus
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                          Title                  Date
   ---------                          -----                  ----


      /s/ Timothy J. KrausPresident (Principal          July 30, 2001
____________________________Executive_Officer)_______
          Timothy J. Kraus

       /s/ Glen E. TellockTreasurer and Director        July 30, 2001
____________________________(Principal_Financial_______
          Glen E. Tellock   Officer and Principal
                            Accounting Officer)

      /s/ Terry D. GrowcocDirectork                     July 30, 2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. JonesDirector                      July 30, 2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          KMT REFRIGERATION, INC.

                                                 /s/ Timothy J. Kraus
                                          By: _________________________________
                                                     Timothy J. Kraus
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          HARFORD DURACOOL, LLC

                                                 /s/ Timothy J. Kraus
                                          By: _________________________________
                                                     Timothy J. Kraus
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          KMT SALES CORP.

                                                 /s/ Timothy J. Kraus
                                          By: _________________________________
                                                     Timothy J. Kraus
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC BEVERAGE SYSTEMS, INC.

                                                 /s/ Timothy J. Kraus
                                          By: _________________________________
                                                     Timothy J. Kraus
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC EQUIPMENT WORKS, INC.

                                                  /s/ Timothy J. Kraus
                                          By: _________________________________
                                                      Timothy J. Kraus
                                                          President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC ICE, INC.

                                                  /s/ Timothy J. Kraus
                                          By: _________________________________
                                                      Timothy J. Kraus
                                                          President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MULTIPLEX COMPANY, INC.

                                                  /s/ Timothy J. Kraus
                                          By: _________________________________
                                                      Timothy J. Kraus
                                                          President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          SERVEND INTERNATIONAL, INC.

                                                  /s/ Timothy J. Kraus
                                          By: _________________________________
                                                      Timothy J. Kraus
                                                          President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          SERVEND SALES CORP.

                                                  /s/ Timothy J. Kraus
                                          By: _________________________________
                                                      Timothy J. Kraus
                                                          President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ Timothy J. Kraus           President (Principal            July 30,
2001
____________________________________  Executive Officer)
          Timothy J. Kraus

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          FEMCO MACHINE COMPANY, INC.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC BOOM TRUCKS, INC.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC CRANES, INC.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC MEC, INC.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC RE-MANUFACTURING, INC.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          NORTH CENTRAL CRANE & EXCAVATOR
                                          SALES CORP.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          WEST-MANITOWOC, INC.

                                               /s/ Robert A. Giebel, Jr.
                                          By: _________________________________
                                                   Robert A. Giebel, Jr.
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


   /s/ Robert A. Giebel, Jr.         President (Principal            July 30,
2001
____________________________________  Executive Officer)
       Robert A. Giebel, Jr.

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          ENVIRONMENTAL REHAB, INC.

                                                 /s/ Terry D. Growcock
                                          By: _________________________________
                                                     Terry D. Growcock
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ Terry D. Growcock           President and Director          July 30,
2001
____________________________________  (Principal Executive
         Terry D. Growcock            Officer)

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC CRANE & SHOVEL SALES CORP.

                                                 /s/ Terry D. Growcock
                                          By: _________________________________
                                                     Terry D. Growcock
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ Terry D. Growcock           President and Director          July 30,
2001
____________________________________  (Principal Executive
         Terry D. Growcock            Officer)

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC WESTERN COMPANY, INC.

                                                 /s/ Terry D. Growcock
                                          By: _________________________________
                                                     Terry D. Growcock
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ Terry D. Growcock           President and Director          July 30,
2001
____________________________________  (Principal Executive
         Terry D. Growcock            Officer)

      /s/ Glen E. Tellock            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Glen E. Tellock             Officer and Principal
                                      Accounting Officer)

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          MANITOWOC MARINE GROUP, LLC

                                          By: The Manitowoc Company, Inc., as
                                              its sole member and manager

                                                 /s/ Terry D. Growcock
                                          By: _________________________________
                                                     Terry D. Growcock
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Directors of The Manitowoc Company, Inc.:


             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ Terry D. Growcock           Director                        July 30,
2001
____________________________________
         Terry D. Growcock

                 *                   Director                        July 30,
2001
____________________________________
         Virgis W. Colbert

                 *                   Director                        July 30,
2001
____________________________________
          Daniel W. Duval

                 *                   Director                        July 30,
2001
____________________________________
          James P. McCann

                 *                   Director                        July 30,
2001
____________________________________
          James L. Packard

                 *                   Director                        July 30,
2001
____________________________________
       Gilbert F. Rankin, Jr.

                 *                   Director                        July 30,
2001
____________________________________
          Robert C. Stift

                 *                   Director                        July 30,
2001
____________________________________
          Robert S. Throop


   /s/ Terry D. Growcock
*By: __________________________
       Terry D. Growcock
       Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on July 30, 2001.


                                          POTAIN CORPORATION

                                                 /s/ Terry D. Growcock
                                          By: _________________________________
                                                     Terry D. Growcock
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----


     /s/ Terry D. Growcock           President and Director          July 30,
2001
____________________________________  (Principal Executive
         Terry D. Growcock            Officer)

      /s/ Carl J. Laurino            Treasurer and Director          July 30,
2001
____________________________________  (Principal Financial
          Carl J. Laurino             Officer and Principal
                                      Accounting Officer)

      /s/ Glen E. Tellock            Director                        July 30,
2001
____________________________________
          Glen E. Tellock

      /s/ Maurice D. Jones           Director                        July 30,
2001
____________________________________
          Maurice D. Jones

                                 EXHIBIT INDEX


  Exhibit
  Number                           Document Description
  -------                          --------------------

  2.1      Share Purchase Agreement, dated May 9, 2001, by and among The
           Manitowoc Company, Inc., Manitowoc France SAS and Legris Industries
           SA (Incorporated by reference to Exhibit 2 to The Manitowoc Company,
           Inc.'s Current Report on Form 8-K dated as of May 9, 2001 (File No.
           1-11978)). Schedules and exhibits to the Share Purchase Agreement have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.
  3.1      Amended and Restated Articles of Incorporation of The Manitowoc
           Company, Inc., as amended (Incorporated by reference to Exhibit 3(a) to The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1985).
  3.2 Restated By-laws of The Manitowoc Company, Inc. (Incorporated by reference to Exhibit 3.2 to The Manitowoc Company, Inc.'s Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1995).
  3.3 Articles of Incorporation of Manitowoc Boom Trucks, Inc., as amended.*
  3.4      By-laws of Manitowoc Boom Trucks, Inc., as amended.*
  3.5      Articles of Incorporation of Manitowoc Ice, Inc.*
  3.6      By-laws of Manitowoc Ice, Inc.*
  3.7      Articles of Incorporation of Manitowoc Cranes, Inc.*
  3.8      By-laws of Manitowoc Cranes, Inc.*
  3.9      Articles of Incorporation of Manitowoc MEC, Inc., as amended.*
  3.10     By-laws of Manitowoc MEC, Inc., as amended.*
  3.11     Articles of Incorporation of Manitowoc Re-Manufacturing, Inc.*
  3.12     By-Laws of Manitowoc Re-Manufacturing, Inc., as amended.*
  3.13     Articles of Incorporation of Environmental Rehab, Inc.*
  3.14     By-laws of Environmental Rehab, Inc., as amended.*
  3.15     Articles of Incorporation of North Central Crane & Excavator Sales
           Corp.*
  3.16     By-laws of North Central Crane & Excavator Sales Corp., as amended.*
  3.17 Articles of Incorporation of Femco Machine Company, Inc., as amended.*
  3.18     By-laws of Femco Machine Company, Inc., as amended.*
  3.19     Articles of Incorporation of West-Manitowoc, Inc.*
  3.20     By-laws of West-Manitowoc, Inc.*
  3.21 Articles of Incorporation of SerVend International, Inc., as amended.*
  3.22     By-laws of SerVend International, Inc.*
  3.23 Articles of Incorporation of Manitowoc Beverage Systems, Inc., as amended.*
  3.24     By-laws of Manitowoc Beverage Systems, Inc., as amended.*
  3.25 Articles of Incorporation of Manitowoc Crane Companies, Inc., as amended.*
  3.26     By-laws of Manitowoc Crane Companies, Inc., as amended.*

  Exhibit
  Number                           Document Description
  -------                          --------------------

  3.27     Articles of Incorporation of Manitowoc CP, Inc.*
  3.28     By-laws of Manitowoc CP, Inc.*
  3.29 Articles of Incorporation of Manitowoc Equipment Works, Inc., as amended.*
  3.30     By-laws of Manitowoc Equipment Works, Inc.*
  3.31     Articles of Incorporation of Manitowoc FP, Inc.*
  3.32     By-laws of Manitowoc FP, Inc.*
  3.33     Articles of Incorporation of SerVend Sales Corp.*
  3.34     By-laws of SerVend Sales Corp.*
  3.35     Articles of Incorporation of KMT Sales Corp.*
  3.36     By-laws of KMT Sales Corp.*
  3.37 Articles of Incorporation of Manitowoc Foodservice Companies, Inc., as amended.*
  3.38     By-laws of Manitowoc Foodservice Companies, Inc., as amended.*
  3.39     Articles of Incorporation of Multiplex Company, Inc., as amended.*
  3.40     By-laws of Multiplex Company, Inc., as amended.*
  3.41     Articles of Incorporation of Manitowoc Crane & Shovel Sales Corp.*
  3.42     Articles of Incorporation of KMT Refrigeration, Inc.*
  3.43     By-laws of KMT Refrigeration, Inc.*
  3.44     Charter of Diversified Refrigeration, Inc., as amended.*
  3.45     By-laws of Diversified Refrigeration, Inc., as amended.*
  3.46     Articles of Incorporation of Manitowoc Western Company, Inc.*
  3.47     By-laws of Manitowoc Western Company, Inc., as amended.*
  3.48     Articles of Organization of Harford Duracool, LLC, as amended.*
  3.49     Certificate of Incorporation of Potain Corporation, as amended.*
  3.50     By-laws of Potain Corporation.*
  3.51     Amended and Restated Articles of Incorporation of Marinette Marine
           Corporation.*
  3.52     By-laws of Marinette Marine Corporation, as amended.*
  3.53     Articles of Organization of Manitowoc Marine Group, LLC.*
  4.1      Credit Agreement, dated May 9, 2001, among The Manitowoc Company,
           Inc., the lenders party thereto and Bankers Trust Company, as Administrative Agent (Incorporated by reference to Exhibit 4.1 to
           The Manitowoc Company, Inc.'s Current Report on Form 8-K dated as of
           May 9, 2001 (File No. 1-11978)).
  4.2      Indenture, dated May 9, 2001, among The Manitowoc Company, Inc., the
           Guarantors named therein, and The Bank of New York, as Trustee
           (Incorporated by reference to Exhibit 4.2 to The Manitowoc Company,
           Inc.'s Current Report on Form 8-K dated as of May 9, 2001 (File No.
           1-11978)).
  4.3      Form of New 10 3/8% Senior Subordinated Notes due 2011 and related
           Guarantees.*

  Exhibit
  Number                           Document Description
  -------                          --------------------

  4.4      Registration Rights Agreement, dated May 9, 2001, among The
           Manitowoc Company, Inc., the Guarantors named therein and Deutsche
           Bank AG London.*
  5.1      Opinion of Foley & Lardner (including consent of counsel).*
 12.1      Statement re computation of ratios of earnings to fixed charges.*
 23.1      Consent of PricewaterhouseCoopers LLC.*
 23.2      Consent of Ernst & Young Audit.*
 23.3      Consent of Foley & Lardner (filed as part of Exhibit 5.1).*
 24.1      Powers of attorney.*
 25.1      Form T-1 Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939 of The Bank of New York.*
 99.1      Form of Letter of Transmittal.*
 99.2      Form of Letter to Clients.*
 99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees.*

--------

*  Previously filed.